================================================================================

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997
                                                      REGISTRATION NO. 333-09935

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                               AMENDMENT NO. 5
                                      TO
                                  FORM SB-2

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                        MULTIMEDIA ACCESS CORPORATION
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           Delaware                              3661                         75-2528700
  (State or Other Jurisdiction              Primary Standard                (IRS Employer
of Incorporation or Organization)      Classification Code Number      Identification Number)

            2665 VILLA CREEK DRIVE, SUITE 200, DALLAS, TEXAS 75234
                                 972-488-7200

   (Address of principal executive offices and place of business and telephone number)

                                GLENN A. NOREM
                           CHIEF EXECUTIVE OFFICER
                        MULTIMEDIA ACCESS CORPORATION
            2665 VILLA CREEK DRIVE, SUITE 200, DALLAS, TEXAS 75234
                                 972-488-7200
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    Copies to:

    John S. Stoppelman, Esq.                           Jay Kaplowitz, Esq.
 The Stoppelman Law Firm, P.C.        Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP
1749 Old Meadow Road, Suite 610                          101 E. 52nd St.
  McLean, Virginia 22102-4310                        New York, NY 10022-6018
   Telephone: (703) 827-7450                       Telephone: (212) 752-9700
   Telecopier: (703) 827-7455                      Telecopier: (212) 752-9713

   Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]



                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS                            PROPOSED MAXIMUM  PROPOSED MAXIMUM
          OF SECURITIES TO BE            AMOUNT TO BE     OFFERING PRICE      AGGREGATE         AMOUNT OF
               REGISTERED                 REGISTERED       PER SHARE(1)     OFFERING PRICE   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value.........  2,851,977(2)(3)       $4.50        $12,833,877          $ 4,426
Redeemable Common Stock Purchase
Warrants ("Public Warrants")...........  2,851,977(4)(5)       $0.10            285,198          $    98
Common Stock issuable upon exercise of
Public Warrants........................  2,851,977             $4.50         12,833,897          $ 4,426
TOTAL REGISTRATION FEE.................                                                          $ 8,950
Paid...................................                                                          $12,736
                                                                                              -----------
---------------------------------------------------------------------------------------------------------------

----------
(1)  Estimated solely for purposes of calculating the registration fee.

(2) Includes 210,000 Shares which the Representative has the option to purchase to cover over-allotments, if any.

(3)  Includes 1,241,977 shares to be sold by Selling Securityholders.

(4) Includes 210,000 Public Warrants which the Representative has the option to purchase to cover over-allotments, if any.

(5)  Includes 1,241,977 Public Warrants to be sold by Selling Securityholders.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        MULTIMEDIA ACCESS CORPORATION
                        -----------------------------
             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

  FORM SB-2 REGISTRATION STATEMENT ITEM AND HEADING                    LOCATION IN PROSPECTUS
-----------------------------------------------------  -----------------------------------------------------
 1. Front of Registration Statement and Outside
    Front Cover of Prospectus........................  Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back Cover Pages of
    Prospectus.......................................  Inside Front and Outside Back Cover Pages of
                                                       Prospectus
 3. Summary Information and Risk Factors.............  Prospectus Summary; Risk Factors
 4. Use of Proceeds..................................  Use of Proceeds
 5. Determination of Offering Price..................  Underwriting
 6. Dilution.........................................  Dilution
 7. Selling Security Holders ........................  *
 8. Plan of Distribution.............................  Outside Front Cover Page of Prospectus; Underwriting
 9. Legal Proceedings................................  Legal Proceedings
10. Directors, Executive Officers, Promoters and
    Control Persons .................................  Management; Principal Stockholders; Certain
                                                       Transactions
11. Security Ownership of Certain Beneficial Owners
    and Management...................................  Management
12. Description of Securities .......................  Description of Securities; Underwriting
13. Interests of Named Experts and Counsel ..........  Interest of Named Experts and Counsel
14. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities ..  Management
15. Organization Within Last Five Years..............  Prospectus Summary
16. Description of Business .........................  Prospectus Summary; Risk Factors; Management's
                                                       Discussion and Analysis of Financial Condition and
                                                       Results of Operations; Business; Management; Certain
                                                       Transactions; Principal Securityholders;
                                                       Consolidated Financial Statements
17. Management's Discussion and Analysis or Plan of
    Operations ......................................  Management's Discussion and Analysis of Financial
                                                       Condition and Results of Operations
18. Description of Property .........................  Business
19. Certain Relationships and Related Transactions ..  Certain Transactions
20. Market for Common Equity and Related Stockholder
    Matters..........................................  Front Cover Page; Description of Securities
21. Executive Compensation...........................  Management
22. Financial Statements.............................  Consolidated Financial Statements
23. Change in and Disagreements with Accountants on
    Accounting and Financial Disclosure.............   Experts

----------
   * See Explanatory Note

                               EXPLANATORY NOTE

   Two forms of Prospectus are included in this Registration Statement. The first Prospectus will be used in connection with an underwritten offering of securities by the Company (the "Company Prospectus"). The second Prospectus will be used in connection with the sale of securities by certain selling securityholders from time to time in open market transactions (the "Selling Securityholders Prospectus"). The Company Prospectus and the Selling Securityholders Prospectus are substantially identical, except for the alternate pages for the Selling Securityholders Prospectus included herein which are labeled "Alternate Page for Selling Securityholders Prospectus." In addition, what is referred to as "the offering" in the Company Prospectus will be changed to "the Company Offering" throughout the Selling Securityholders Prospectus.

   After this Registration Statement becomes effective, both Prospectuses will be used in their entirety in connection with the offer and sale of the respective securities referenced therein.

                  SUBJECT TO COMPLETION, DATED JANUARY 28, 1997


PROSPECTUS

                        MULTIMEDIA ACCESS CORPORATION
                       1,400,000 SHARES OF COMMON STOCK
             1,400,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

   MultiMedia Access Corporation (the "Company") hereby offers 1,400,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), and 1,400,000 Redeemable Common Stock Purchase Warrants ("Public Warrants"). The shares of Common Stock and the Public Warrants (together, the "Securities") must be purchased on the basis of one Public Warrant for each share of Common Stock purchased and will be separately transferable immediately upon issuance. Each Public Warrant entitles the holder to purchase one (1) share of Common Stock at $_______ per share (100% of the initial public offering price per share of Common Stock), subject to adjustment under certain circumstances, at any time commencing six months from the date of this Prospectus through and including five years from the date of this Prospectus. The Public Warrants are redeemable by the Company, at any time commencing twelve (12) months from the date of this Prospectus, upon notice of not less than thirty (30) days, at a price of $.10 per Public Warrant, provided that the closing price or bid price of the Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth (5th) day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $6.75, subject to adjustment) of the initial public offering price per share of Common Stock. It is currently anticipated that initial the public offering price will be $4.00 to $5.00 per share of Common Stock and $.10 per Public Warrant. See "Description of Securities."

   Prior to this offering, there has been no public market for the Common Stock or Public Warrants and there can be no assurance that any such market will develop. It is anticipated that the Common Stock and the Public Warrants will be quoted on the NASDAQ Small-Cap Market ("NASDAQ") under the symbols "MMAC" and "MMACW" respectively. For a discussion of the factors considered in determining the offering prices of the Common Stock and Public Warrants, see "Underwriting."

   Concurrently with this offering, the Company is registering 1,241,977 shares of Common Stock (the "Selling Securityholder Shares"), 1,241,977 Public Warrants and 1,241,977 shares underlying the Public Warrants to be sold by Selling Securityholders in a debt retirement and debt for equity exchange which securities are the subject of two year "lock-up" agreements. The Company will not receive any of the proceeds of the sale of Common Stock by the Selling Securityholders, but will receive the proceeds of the exercise of the Public Warrants by the Selling Securityholders. See "Concurrent Registration of Securities."
                                   ----------
  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
     RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS
       WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
                           FACTORS" AND "DILUTION."
                                   ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------
================================================================================
                                      Underwriting
                         Price        Discounts and       Proceeds to
                       to Public      Commissions(1)        Company(2)
--------------------------------------------------------------------------------
Per Share....            $4.50          $.45                $4.05
--------------------------------------------------------------------------------
Per Warrant .            $.10           $.01                $.09
--------------------------------------------------------------------------------
Total(3).....         $6,440,000        $644,000          $5,796,000
================================================================================


(1) In addition, the Company has agreed to pay to the Representative a 3% nonaccountable expense allowance and to sell to the Representative, for nominal consideration, warrants to purchase up to 140,000 shares of Common Stock and/or up to 140,000 Public Warrants. The Company has agreed to indemnify the Representative against certain liabilities, including liabilities under the Securities Act. See "Underwriting."

(2) Before deducting expenses, estimated at $693,200, payable by the Company including the Representative's nonaccountable expense allowance. The Selling Securityholders will not bear any of the expenses of this offering.

(3) The Company has granted the Representative an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 210,000 additional shares of Common Stock and/or 210,000 additional Public Warrants on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments. If such option is exercised in full, the Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,406,000, $740,600 and $6,665,400, respectively. See "Underwriting."

   The Common Stock and Public Warrants are being offered, subject to prior sale, when, as and if delivered and accepted by the several Underwriters and subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Common Stock and Public Warrants contained therein, will be made against payment therefor at the offices of Network 1 Financial Securities, Inc. on or about , 1997.

                     NETWORK 1 FINANCIAL SECURITIES, INC.

                  The date of this Prospectus is      , 1997

[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

                             [MARKETING DISPLAY]

                                   SUMMARY

   The following summary is qualified in its entirety by the other information and consolidated financial statements appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated all per share data and information in this Prospectus relating to the number of shares of Common Stock outstanding assumes that the Representatives' over-allotment option will not be exercised. For an explanation of certain technical terms used in this Prospectus, see "Glossary."

                                 THE COMPANY

   MultiMedia Access Corporation (the "Company") develops and markets advanced video communications products for the personal computer ("PC") and workstation marketplaces. Applications include desktop videoconferencing ("DVC"), Internet and Intranet video communications, video-based training, video surveillance, distance learning and high quality workgroup video communications. While the Company sells its core video compression-decompression ("Codec") and video switching technologies to resellers and systems integrators, its primary strategy is to develop and market video communications applications using its technologies.

   The Company, in September 1996, entered into a reseller agreement with Unisys Corporation ("Unisys"), a nationwide systems integrator and reseller, to purchase and resell the Company's Viewpoint VBX(Trademark). The Viewpoint VBX(Trademark) is a PC-based video switch which provides workgroup video communications over existing telephone or network wiring commonly found throughout office buildings. Unlike commercially available competitive products, the Viewpoint VBX(Trademark) connects over 100 users per switch and distributes full-motion video at distances up to 3,500 feet via existing unshielded twisted pair ("UTP") wiring.

   The  Company  entered  into a licensing  agreement  with Boca  Research  Inc.
("Boca"), a major modem and PC peripheral supplier, to manufacture and market the Company's FamilyFone(Trademark) and its ISDN videoconferencing upgrades in January 1996, and delivered its first video surveillance system to Alcatel Network Systems Inc. ("Alcatel"), a major communications systems integration company, in the first quarter of 1996. The Company believes it sells the only currently available standards-based, multi-algorithm video and audio Codec product for WindowsNT and is developing a multi-algorithm Codec for Sun Microsystem ("Sun") workstations.

   According to industry sources, the video communications industry is forecast to be $3.6 billion by 1999 and the emerging desktop segment of that industry is forecast to exceed $1.2 billion by 1999. The PC dominates the desktop computing market with 1995 sales of over 57 million units worldwide and an estimated 100 million new PCs projected to be sold annually by 1999. Industry sources estimate that over 30% of the new PCs sold in 1996 (principally multimedia capable PCs) will be purchased by consumers for use in the home. The Company believes it has developed products which position it to benefit from the growth of these markets and which will have functions, performance and cost to successfully compete in the rapidly-emerging desktop video communications industry.

                                PRODUCT FAMILY

   The Company currently offers a variety of products with differing video quality levels: NTSC TV quality with the Viewpoint VBX(Trademark) video switch, business quality with the Osprey-1000(Trademark) using ISDN lines and consumer quality video with FamilyFone(Trademark) using modems over ordinary telephone lines. The resolution and framerate of the video varies with the bandwith of the communications connection.

   Corporate Intranet Video. The Company's Viewpoint-PRO(Trademark) product enables users to engage in real-time, full-color, full-motion video over their existing computer networks. The Viewpoint-PRO(Trademark) supports point-to-point and up to five site multipoint videoconferences. Unlike many currently available ISDN-based products, the Viewpoint PRO(Trademark) does not require expensive multipoint control units, which can cost as much as $20,000, to complete a multipoint videoconference. Viewpoint PRO(Trademark) also comes equipped with ViewCast(Trademark), a one-to-many broadcasting capability that permits "live" broadcasts or pre-recorded content to be multicast over an existing corporate data network. Viewpoint PRO(Trademark), combined with optional third-party software, offers videoconference participants the ability to share a whiteboard or a PC application. Viewpoint PRO(Trademark) was the first commercial product offering video multicast using both FTP Software Inc.'s and Microsoft Corporation's TCP/IP-Multicast PC software.

   Consumer Video. The Company believes its FamilyFone(Trademark) product provides affordable, good quality video communications capabilities to consumers and small businesses. This product, which operates on standard telephone lines and 28.8 Kbps (kilobits per second) modems, was introduced by Boca as the BocaPRO Video Phone Elite in August 1996 at a suggested retail price of $399. The cost of the product does not include the price of cameras and speakers.

   Video Codecs. The Company develops and markets standards-based video and audio Codec products that enable multimedia applications for PCs and workstations. The Company's Osprey Codecs capture, digitize, compress, transmit, receive, decompress and display full-motion video. The Osprey 1000(Trademark) is compatible with multiple video and audio compression formats for both PCs and workstations that are equipped with the standard PCI-bus and supports the Windows NT, Windows 3.1, Windows95, Solaris and UNIX operating systems. The Company believes the Osprey 1000(Trademark) is the only currently available standards-based, multi-algorithm video and audio Codec product for the Windows NT operating system.

   The Company is currently developing a version of the Osprey Codec for Sun workstations equipped with the S-bus. The Company has also developed SLIC-Video(Trademark), a video capture product that enables Sun workstation users to view uncompressed, high-quality video and to capture full-motion video frames. SLIC-Video(Trademark) is compatible with a wide variety of video applications on existing Sun workstations.

   Video Switching Hub and UTP Video Distribution. The Company's Viewpoint VBX(Trademark) product provides high-quality workgroup video communications with shared gateways to Wide Area Networks ("WANs") and existing video teleconferencing room systems. The Viewpoint VBX(Trademark) operates on a PC-based WindowsNT system and employs a switched architecture to distribute uncompressed, full-motion video within a building or campus using existing UTP wiring. The switching architecture can support hundreds of users and allows point-to-point, multipoint and broadcast modes of operation. The Viewpoint VBX(Trademark) is compatible with standard NTSC cameras, audio components, speakerphones, PC video peripherals and other videoconferencing products produced by third-party manufacturers.

   Internet Video. The Company is currently developing and plans to market three Internet video products and their software players to capitalize on the growing popularity of the World Wide Web (the "Web"). Subscribers to the Web have sought improved Internet access capabilities, which has resulted in increased usage of
28.8 Kbps modems, ISDN adapters and cable modems. Improvements in video and audio compression technology, standards and Internet access have made possible new forms of motion-video content for Internet publishers and their target audiences. The Company's products are being designed to take advantage of these technological developments and target the rapidly- emerging market for Internet video publishing, Internet video broadcasts and Internet video call centers by enhancing Internet web pages with audio and motion-video.

   Video Surveillance. The Company believes that commercial and residential video surveillance products represent another strong business opportunity. The Company delivered its first video surveillance system to Alcatel in the first quarter of 1996. This industrial surveillance system integrates standard alarm and sensory devices and allows a central operator to monitor and inspect hundreds of remote sites over the customer's existing frame relay computer network. The Company intends to enter into relationships and collaborative projects with communication system integrators, security system resellers, distributors and suppliers to capitalize on this market.

   The Company believes that the convergence of multimedia PCs, new standards-based audio and video technologies and increased interest in the Internet and corporate Intranets combined with PC price levels for such capabilities will generate a rapid adoption of video communications products and services. The Company's enabling technologies provide for economical solutions for adapting existing and new PCs with video communication capabilities.

   The Company was incorporated in Delaware in February 1994 and acquired all of the issued and outstanding capital stock of its affiliate, Viewpoint Systems, Inc. ("Viewpoint") in May 1994. Unless otherwise indicated, references in this Prospectus to the Company include its wholly-owned subsidiaries, Viewpoint, Videoware, Inc. ("VideoWare"), and Osprey Technologies, Inc. ("Osprey"), all Delaware corporations. The Company's principal executive offices are located at 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, its telephone number is
(972) 488-7200, its fax number is (972) 488-7299 and its Internet address is www.mmac.com.

                                 THE OFFERING

Securities Offered...................  1,400,000  shares  of  Common  Stock  and
                                       1,400,000 Public Warrants to purchase one
                                       (1) share of Common  Stock at $____ (100%
                                       of the initial public  offering price per
                                       share of  Commmon  Stock).  The shares of
                                       Common Stock and the Public Warrants must
                                       be  purchased  on the basis of one Public
                                       Warrant  for each  share of Common  Stock
                                       purchased    and   will   be   separately
                                       transferable  immediately  upon issuance.
                                       See "Risk Factors -- Warrants Redeemable at Nominal Price" and "Description of Securities."

Common Stock to be Outstanding after
  the Offering(1)....................  7,696,291

Warrants to be Outstanding after the   5,623,549
Offering.............................

Terms of the Public
  Warrants...........................  Each Public Warrant is exercisable at any time  commencing six months from the date
                                       of  this   Prospectus  and  entitles  the
                                       holder  thereof to purchase  one share of
                                       Common  Stock  at a price of  $_____  per
                                       share   (100%  of  the   initial   public
                                       offering   price   per  share  of  Common
                                       Stock),  subject to adjustment in certain
                                       circumstances,  at any  time  until  five
                                       years after the date of this  Prospectus.
                                       The Public Warrants are redeemable by the
                                       Company,  at any time  commencing  twelve
                                       months after the date of this Prospectus,
                                       at a price  of $.10 per  Public  Warrant,
                                       upon not less than 30 days prior  written
                                       notice to the  registered  holders of the
                                       Public   Warrants,   provided   that  the
                                       closing  price or bid price of the Common
                                       Stock  equals  or  exceeds  150%  of  the
                                       initial  public  offering price per share
                                       of Common Stock (currently $6.75, subject
                                       to  adjustment)  for any 20 trading  days
                                       within a period of 30 consecutive trading
                                       days ending on the fifth day prior to the
                                       day on which the Company  gives notice of
                                       redemption.     See    "Description    of
                                       Securities -- Warrants."

Use of Proceeds......................  The  Company   intends  to  use  the  net
                                       proceeds of this  offering for  repayment
                                       of  outstanding   accounts   payable  and
                                       indebtedness  (including  amounts  due to
                                       affiliates of the Company); marketing and
                                       sales     activities;     research    and
                                       development; and the balance for working capital and general corporate purposes.
                                       See "Use of Proceeds."

Risk Factors.........................  The   securities   offered   hereby   are
                                       speculative and involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

Proposed Nasdaq Symbols..............  Common Stock -- MMAC
                                       Public Warrants -- MMACW
----------

(1) Includes 608,283 shares of Common Stock issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt at the offering price of the Common Stock and Public Warrants (based on an assumed offering price of $4.50 per share and $.10 per public warrant). Does not include (i) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants,
    (iii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representative's Warrants, (iv) 909,975 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan,
    (v) 1,090,025 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan, (vi) 861,333 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vii) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (viii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan, (ix) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (x) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, (xi) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants, (xii) 1,400,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants, and (xiii) 608,283 shares of Common Stock reserved for issuance upon exercise of Public Warrants issued on the date of this Prospectus upon conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock reserved for issuance upon the exercise of Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt at the offering price of Common Stock and Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employee Stock Plans," "Description of Securities" and "Underwriting."

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

   The following summary financial data as of December 31, 1994, December 31, 1995 and September 30, 1996 and for each of the periods ended December 31, 1994 and 1995 and September 30, 1995 and 1996 is derived from the Company's consolidated financial statements. The following data should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                                  CUMULATIVE
                                                                                                FROM INCEPTION
                                                                  NINE MONTHS ENDED SEPTEMBER  (NOV. 19, 1992)
                                        YEAR ENDED DECEMBER 31,               30,              TO SEPTEMBER 30,
                                      --------------------------- --------------------------- -----------------
                                           1994          1995          1995          1996            1996
                                      ------------- ------------- ------------- ------------- -----------------
Net sales...........................  $   127,531   $   285,354   $   244,223   $   900,446   $  1,377,407
Cost of goods sold..................       64,363       136,381       112,452       315,437        547,994
Gross profit........................       63,168       148,973       131,771       585,009        829,413
Operating expenses .................    2,740,692     4,720,559     3,072,323     3,322,530     11,451,185
Other expense (principally
interest)...........................      (39,897)     (843,292)     (568,958)     (343,561)    (1,239,735)
Net loss(1).........................   (2,717,421)   (5,414,878)   (3,509,510)   (3,081,082)   (11,861,511)
Net loss per share..................  $     (0.58)  $     (1.06)  $     (0.70)  $     (0.51)
Common and common equivalent shares
outstanding.........................    4,706,646     5,124,411     4,999,543     6,000,010

CONSOLIDATED BALANCE SHEET DATA:

                                        DECEMBER 31,                       SEPTEMBER 30, 1996
                                ---------------------------- ---------------------------------------------
                                     1994          1995
                                ------------- --------------
                                                                                              PRO FORMA
                                                                                                  AS
                                                                 ACTUAL      PRO FORMA(2)   ADJUSTED(2)(3)
                                                             -------------- -------------- ---------------
Working capital (deficit) ....  $  (209,143)  $(3,891,602)   $(4,680,592)   $(4,680,592)   $5,635,336
Total assets..................    1,781,055     1,244,766      1,560,096      3,125,096     7,541,449
Total liabilities.............    3,180,807     4,497,330      6,103,043      7,668,043     1,268,468
Stockholders' equity
(deficit).....................   (1,399,752)   (3,252,564)    (4,542,947)    (4,542,947)    6,272,981

----------

(1) From Viewpoint's inception through its acquisition by the Company on May 11, 1994, Viewpoint elected to be treated as an S Corporation for federal income tax purposes and, accordingly, its taxable income or loss was included in the income tax returns of its shareholders. Viewpoint's status as an S Corporation was terminated on May 11, 1994.


(2) Gives pro forma effect to transactions subsequent to September 30, 1996 but prior to the date of this Prospectus consisting of issuance of Convertible Bridge Debt of $1,565,000. See "Description of Securities" and "Certain Transactions."

(3) Gives effect, on an as adjusted basis, to the sale of the 1,400,000 shares of Common Stock and 1,400,000 Public Warrants offered hereby and the initial application of the estimated net proceeds therefrom. Also gives effect to the conversion of $2,430,300 of Convertible Debt and accrued interest of approximately $367,828 and $2,915,000 of Convertible Bridge Debt to Common Stock. See "Use of Proceeds," "Certain Transactions" and "Description of Securities."

                                 RISK FACTORS

   The securities offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

   Development Stage Company; Limited Operating History; Going Concern Qualification in Independent Auditor's Report. The Company is a development stage company and has commenced limited marketing of its products. Accordingly, the Company has a limited operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expense, delays, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition, as well as risks encountered in the shift from development to commercialization of new products based on innovative technologies. The Company's prospects are dependent upon the successful commercialization of its products. There can be no assurance that the Company will be able to implement its business plan or that unanticipated expenses, problems or difficulties, technical or otherwise, will not result in material delays in its implementation. The Company's independent auditors have included a going concern qualification in their audit report on the Company's consolidated financial statements stating that such financial statements have been prepared assuming that the Company will continue as a going concern and that, among other things, the Company's financial condition and losses from operations since inception raise substantial doubt about the ability of the Company to continue as a going concern. Statement of Financial Accounting Standards No. 107 ("SFAS 107") requires an entity to disclose the fair value of financial instruments for which it is practicable to estimate that value. Management of the Company has determined that it is not practicable to estimate, in accordance with SFAS 107, the fair values at December 31, 1995 of its long and short term debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Note 1 and Note 2 of "Notes to Consolidated Financial Statements."

   Limited Revenue; Significant Losses; Accumulated Deficit. Since inception, the Company has generated limited revenue, including revenues of $127,531, $285,354, and $900,446 and incurred significant losses, including losses of $2,717,421, $5,414,878 and $3,081,082 for the years ended December 31, 1994 and
1995, and the nine months ended September 30, 1996, respectively, and has continued to incur significant additional losses to date. At September 30, 1996, cumulative losses since inception through September 30, 1996 were $11,861,511. Inasmuch as the Company intends to increase its level of activities following consummation of this offering and will be required to make significant expenditures in connection with marketing and product development activities, the Company anticipates that losses will continue for the foreseeable future and until such time as the Company is able to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products. In addition, the Company's future performance will be subject to a number of business factors beyond the Company's control, such as technological changes and developments by others and unfavorable general economic conditions, including downturns in the economy or a decline in the DVC or PC industries or in targeted commercial markets, which would result in a reduction or deferral of capital expenditures by prospective customers. There can be no assurance that the Company will be able to successfully implement its marketing strategy, generate significant revenues or achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."

   Significant Capital Requirements; Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The Company is dependent on the proceeds of this offering to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this offering will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this offering.

In the event that the Company's plans change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds" and "Certain Transactions."

   Technological Factors; Uncertainty of Product Development and Commercialization. The Company has only recently commenced limited commercialization of its products for a limited number of users. Accordingly, there can be no assurance that, upon widespread commercial use, if any, these products will satisfactorily perform all of the functions for which they have been designed or that they will operate satisfactorily. The Company intends to use a portion of the proceeds of this offering in connection with product refinement and enhancement and the development of additional products. Product development, commercialization and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses and technical problems or difficulties, as well as the possible insufficiency of funds to implement development efforts, which could result in abandonment or substantial change in product commercialization. The Company's success will be largely dependent upon its products meeting targeted cost and performance objectives of large-scale production, the Company's ability to adapt its products to satisfy industry standards and the timely introduction of its products into the marketplace, among other things. There can be no assurance that, upon wide-scale commercial introduction, the Company's products and software applications will satisfy current price or performance objectives, that unanticipated technical or other problems which would result in increased costs or material delays in introduction and commercialization will not occur, or that the Company's products will prove to be sufficiently reliable or durable under actual operating conditions or otherwise be commercially viable. Software and other technologies as complex as those incorporated into the Company's systems may contain errors which become apparent subsequent to widespread commercial use. Remedying such errors could delay the Company's plans and cause it to incur additional costs, having a material adverse impact on the Company. See "Business -- Products" and "-- Marketing and Sales."

   Concentration of Revenue; Dependence on Key Customers; Concentration of Credit Risk. A substantial portion of the Company's sales are made to a small number of customers, generally on an open account basis with no collateral required. There can be no assurance that these customers will maintain their volume of business with the Company. A loss of the Company's sales to these customers could have a material adverse effect on the Company's results of operations unless other customers were found to provide the Company with similar revenues. The Company performs ongoing credit evaluation of its customers and maintains reserves for potential credit losses. Although such losses in the aggregate have not exceeded management's expectations, there can be no assurance that potential credit losses will not exceed reserves in the future. In addition, the Company invests its cash and cash equivalents with two financial institutions, one a Texas commercial bank, and the other a major brokerage house. Cash balances at the Texas commercial bank are insured by the Federal Deposit Insurance Corporation up to $100,000 and the brokerage house maintains accounts in several banks throughout the country and in government securities. Should either the Texas commercial bank or the brokerage house cease business operations, there can be no assurance that the Company will not suffer losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Uncertainty of Market Acceptance. The DVC industry is characterized by emerging and evolving markets and an increasing number of market entrants who have introduced or are developing an array of new DVC systems. Each of these entrants is seeking to establish its products as the preferred solution for desktop video applications. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. The Company has not yet commenced significant marketing activities relating to product commercialization and currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. The Company has not conducted and does not intend to conduct formal market or concept feasibility studies for its proposed products. The relatively high cost and less than television broadcast quality video of DVC systems have, to date, limited the market acceptance of DVC systems. Consequently, potential customers may elect to utilize other products which they believe to be more efficient or have other advantages over the Company's products, or may otherwise be reluctant to purchase the Company's products. Achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential consumers as to the perceived benefits and distinctive characteristics of the Company's products. There can be no assurance that the Company will have available funds or other resources necessary to achieve such acceptance. See "Business -- Marketing and Sales."

   Limited Marketing Capabilities and Experience; Dependence Upon Third-Party Resellers. The Company has limited marketing experience and has conducted only limited marketing activities. Although the Company expects to continue to market directly to certain accounts, the Company intends to use a portion of the proceeds of this offering to establish a network of resellers, consisting primarily of value-added resellers ("VARs"), systems integrators and original equipment manufacturers ("OEMs") with established distribution channels to market the Company's products and to educate potential resellers to install and service its systems. The Company's prospects will be significantly affected by its ability to successfully develop relationships with VARs, systems integrators and OEMs and upon the marketing efforts of such resellers. While the Company believes that independent resellers with which it enters into such arrangements will have an economic motivation to market the Company's products, the time and resources devoted to these activities generally will be controlled by such entities and not by the Company. The Company will also be dependent upon such resellers to provide installation and support services. A decline in the financial prospects of particular resellers or any of their customers, or inadequate installation and support services by resellers, could have a material adverse effect on the Company. In addition, such resellers will likely market various product lines, including, in some cases, products directly competitive with the Company's products. The Company has entered into agreements with a limited number of resellers to distribute its products and has recently entered into a licensing agreement with Boca to manufacture and market FamilyFone(Trademark) and related upgrades. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any additional third-party distribution or marketing arrangements or that such arrangements, if finalized, will result in further commercialization of any of the Company's products. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Marketing and Sales."


   Competition. The market for DVC systems is highly competitive and characterized by the frequent introduction of new products based upon innovative technologies. The Company competes with numerous well-established manufacturers and suppliers of videoconferencing, networking, telecommunications and multimedia equipment and products, certain of which dominate the existing video-conferencing market for such products. In addition, the Company is aware of others that are developing, and in some cases have introduced, new DVC systems. Most of the Company's competitors possess substantially greater financial, marketing, personnel and other resources than the Company, have established reputations relating to product design, development, manufacture, marketing and service of networking, telecommunications and video products and have significant budgets to permit them to implement extensive advertising and promotional campaigns to market new products in response to competitors. Among the Company's direct competitors are Target Technologies, Inc., VIVO Software, Inc., Zydacron, Inc., VCON, Ltd., Corel Corporation and Video LAN Technologies, Inc. In addition, electronics manufacturers such as Intel actively compete for business in this market. See "Business -- Competition."

   Technological Obsolescence; Need to Conform to Industry Standards. The markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Accordingly, the Company's ability to compete will depend in large part on its ability to introduce its products in a timely manner, to continually enhance and improve its system and software products and to maintain development capabilities to anticipate or adapt to technological changes and advances in the DVC and PC industries, including ensuring continuing compatibility with evolving industry standards and technological advances. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable, or that the Company will be able to keep pace with the technological demands of the marketplace or successfully enhance and adapt its products to be compatible with newly developed PC and networking products and technologies or software products, or satisfy industry standards and the needs of its consumers and potential consumers. Industry standards covering the Company's products are being established by, among others, the International Telecommunications Union. Such standards will provide for acceptable product performance levels and interoperability and compatibility standards. If such standards, when adopted, differ from the proposed standards, or are changed after adoption, customer confidence in, and the market for, the applicable product could be adversely affected. There can be no assurance that such standards will remain the same, and if changed, that the Company will be able to comply with any changed standards. If any product does not comply with the applicable standards the Company may have to discontinue sales of such product until such time, if ever, as it is able to modify or redesign its technology. In addition, the establishment of standards adverse to the Company's system could provide substantial competitive advantages to manufacturers of other videoconferencing systems. In particular, the Company's compressed packet video Codec utilized in the current version of the Viewpoint-PRO(Trademark) system does not meet the newly proposed applicable standards and the Company will have to modify or redesign the non-conforming portion of the product. The project to upgrade the Viewpoint-PRO to the new industry standards will involve the development of a new product based on a technology derivative of the Company's Osprey-1000 Codec. The Company estimates that the project will take 8 man-months to complete at a cost of approximately $70,000. The Company projects that the upgraded Viewpoint-PRO will be available during 1997. The Research and Development portion of the Use of Proceeds includes the cost of this project. See "Business -- Competition."

   Dependence Upon Third-Party Manufacturers and Suppliers. The Company has, to date, engaged small contract manufacturers to supply its products in limited quantities pursuant to purchase orders. There can be no assurance that its products can be manufactured reliably on a large-scale basis on commercially reasonable terms, or at all. In addition, the Company has been and will continue to be dependent on third parties for the supply and manufacture of all of its component and electronic parts, including standard and custom-designed components. The Company generally does not maintain supply agreements with such third parties but instead purchases components and electronic parts pursuant to purchase orders in the ordinary course of business. The Company is substantially dependent on the ability of its third-party manufacturers and suppliers to, among other things, meet the Company's design, performance and quality specifications.

   Failure by the Company's third-party manufacturers and suppliers to comply with these and other requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party manufacturers and suppliers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's suppliers or manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Moreover, the electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Furthermore, although the Company owns the designs and dies for its custom designed components and believes that alternative sources of supply are available, the Company currently purchases all of its specially designed components and certain high demand components from sole source suppliers. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with systems or components, or allocations in the supply of certain high demand components could materially adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis. See "Business -- Production and Supply."


   Broad Discretion in Application of Proceeds. Approximately $832,800 (16.3%) of the estimated net proceeds from this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds. "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Description of Securities."

   Offering Benefits Directors and Selling Securityholders; Proceeds to Repay Indebtedness. The Company will use a portion of the proceeds of this offering to
(i) repay $257,548 principal amount of Secured
and Demand Notes, including $200,000 payable to Glenn A. Norem, CEO of the Company and $35,000 payable to G.A. Norem I LP, a partnership managed by Mr. Norem, plus accrued interest of approximately $13,566 on the Secured and Demand Notes, (ii) repayment of $247,250 principal amount of Convertible Debt plus accrued interest of approximately $105,229, (iii) payment of accrued expenses and trade accounts payable of approximately $420,000 and (iv) payment of accrued interest on the Convertible Bridge Debt of approximately $62,855. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Description of Securities."

   Patents, Trademarks and Proprietary Information. The Company holds a United States patent covering certain fundamental aspects of the compressed packet video Codec incorporated into the Viewpoint-PRO(Trademark) system. The Company may apply for additional patents relating to other aspects of its products and has applied for trademark registration for the Viewpoint-PRO(Trademark),
ViewCast(Trademark),       Osprey-1000(Trademark),        SLIC-Video(Trademark),
FamilyFone(Trademark), and WorkFone(Trademark) names, among others. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that the Company's patents or trademarks will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its patent and trademarks and the Company's products do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products, change the name of its products or obtain a license for certain technology. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action which may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

   The Company also relies on confidentiality agreements with its directors, employees, consultants and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how and documentation of its proprietary technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, although the Company has and expects to continue to have confidentiality agreements with its directors, employees, consultants, manufacturers and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets. See "Business -- Patents, Trademarks and Proprietary Information."

   Risks Relating to Proposed Expansion; Risks Relating to Foreign Operations. The Company intends to use the proceeds of this offering to seek to expand its current level of operations. Successful expansion of the Company's operations will be dependent, among other things, on the Company's ability to achieve significant market acceptance for its products, hire and retain skilled management, marketing, technical and other personnel, establish an effective sales organization and enter into satisfactory marketing arrangements, secure adequate sources of supply on a timely basis and on commercially reasonable terms, and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls). Although the Company, as of the date of the Prospectus, has no agreements, understandings or commitments and is not engaged in any negotiations relating thereto, the Company could also seek to expand its operations through acquisitions. In such an event, investors in this offering would not have an opportunity to evaluate the specific merits or risks of any potential acquisition. In addition, to the extent the Company enters into foreign markets, the Company will be subject to all of the risks inherent in foreign trade, including trade restrictions, export duties and tariffs, fluctuations in foreign currencies and international political, regulatory and economic developments affecting foreign trade. There can be no assurance that the Company will be able to successfully expand its operations or that the Company will not remain largely dependent on non-recurring system sales to a limited customer base, which sales will constitute all or a significant portion of the Company's revenue. See "Use of Proceeds" and "Business -- Government Regulation."

   Possible Fluctuations in Operating Results. The Company's operating results could vary from period to period as a result of the length of the Company's sales cycle, as well as from purchasing patterns of potential customers, the timing of introduction of new products, software applications and product enhancements by the Company and its competitors, technological factors, variations in sales by distribution channels, competitive pricing, and generally nonrecurring system sales. The Company's sales order cycle, which generally commences at a time a prospective user demonstrates an interest in purchasing one of the Company's products and ends upon execution of a purchase order with that customer, could range from one to eighteen months. The period from the execution of a purchase order until delivery of system components to the Company, assembly and shipment, at which time the Company recognizes revenue, may range from approximately one to four months. Although the Company intends to use a portion of the proceeds of this offering to purchase additional component parts, which the Company believes may reduce the length of its production and delivery cycle, there can be no assurance that such factors will not cause significant fluctuations in operating results in the future. Additionally, the Company anticipates that upon entering into agreements with resellers for distribution of the Company's products, of which there can be no assurance, such distributors may place initial stocking orders for systems, component parts and software programs, which could also result in material fluctuations in the Company's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Production and Supply."

   Limitations on Use of Net Operating Loss Carry Forwards. At December 31, 1995, the Company had substantial net operating loss carry forwards for federal tax purposes available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior net operating loss carry forwards is limited after an ownership change, as defined in Section
382. There can be no assurance that the Company will not in the future be subject to further significant limitations on the use of its net operating loss carry forwards. In the event the Company achieves profitable operations, any significant limitation on the utilization of net operating loss carry forwards would have the effect of increasing the Company's tax liability and reducing net income and available cash resources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity."

   Government Regulation. The Company is subject to regulations relating to electromagnetic radiation from its products, which impose compliance burdens on the Company. In the event the Company redesigns or otherwise modifies its products or completes the development of new products, it will be required to comply with Federal Communications Commission regulations with respect to such products prior to their commercialization. There can be no assurance that the Company will be able to comply with such regulations. In addition, new legislation and regulations, as well as revisions to existing laws and regulations at the federal, state and local levels may be proposed in the future affecting the video communications industries. Such proposals could affect the Company's operations, result in material capital expenditures, affect the marketability of its products and limit opportunities for the Company with respect to modifications of its products or with respect to new or proposed products or technologies. Expansion into foreign markets may also require the Company to comply with additional regulatory requirements. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the United States. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and/or financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption, if at all, and failure to comply could have a material adverse effect on the Company. See "Business -- Government Regulation."

   Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Glenn A. Norem, its Chief Executive Officer, and other key personnel. The Company entered into a five-year employment agreement with Mr. Norem in February 1994. All other key personnel, including Philip M. Colquhoun, President of the Company, William S. Leftwich, Chief Financial Officer of the Company, David T. Stoner, Vice President of Operations of the Company, Neal S. Page, Vice President and General Manager of Osprey, A. David Boomstein, Vice President of Business Development of the Company and Daniel W. Dodson, Vice President of Marketing of the Company, are "at-will" employees by terms of their employment agreements. The employment of each such key employee may therefore be terminated by the officer or the Company at any time, for any reason or no reason. The loss of the services of Mr. Norem or certain other key employees could have a material adverse effect on the Company's business and prospects. The Company plans to obtain "key-man" life insurance on the life of Mr. Norem in the amount of $1,000,000. The success of the Company is also dependent upon its ability to hire and retain qualified operational, financial, technical, marketing, sales and other personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See "Business -- Employees" and "Management."

   Control by Current Principal Stockholders; Potential Representative's Influence on the Company Upon Exercise of Right to Designate Board Member. Upon the consummation of this offering, the officers, directors and existing stockholders of the Company will beneficially own approximately 81.8% of the Company's outstanding Common Stock (79.6% if the Representatives' over-allotment option is exercised in full). While these persons will not individually control a majority of the shares of Common Stock of the Company, they may be able to effectively control the decisions on matters including election of all of the Company's directors, increasing the authorized capital stock, dissolution, merger or sale of the assets of the Company and generally may be able to direct the affairs of the Company. In addition, upon consummation of the offering, the Representative has been granted, for a period of five years, the right to designate a person to serve as a director of the Company. If the Representative were to exercise such right, it could be deemed under certain circumstances to be in a position to assert influence over the Company. See "Management," "Principal Stockholders" and "Certain Transactions."

   Significant Outstanding Options and Warrants. As of September 30, 1996 there were outstanding stock options to purchase an aggregate of approximately 2,080,590 shares of Common Stock at exercise prices ranging from $.04 to $4.00 per share and warrants to purchase an aggregate of approximately 1,442,505 shares of Common Stock at prices ranging from $1.00 to $3.00 per share. To the extent that outstanding options and warrants are exercised, dilution to the Company's stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by such outstanding securities. See "Management -- Employee Stock Plans" and "Certain Transactions."


   Immediate and Substantial Dilution. Assuming all 1,400,000 shares of Common Stock offered hereby are sold, this offering will involve an immediate and substantial dilution of $3.74 (83.1%) per share between the pro forma net tangible book value per share of Common Stock and the offering price. The Company believes that the net proceeds of this offering together with available cash will be sufficient to meet the Company's operating expenses and capital requirements for at least the next twelve months. The Company anticipates that additional funding will be required after the use of the net proceeds of this offering. Such additional funding will likely result in further dilution to the Company's stockholders. See "Dilution."

   No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. Certain of the Company's debt instruments include covenants precluding the payment of cash dividends until after such debt instruments are repaid. See "Dividends."

   Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liqui-dation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities -- Preferred Stock."

   Limitation on Monetary  Liability of Officers and Directors to  Stockholders.
Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. Articles Seven and Ten of the Company's Certificate of Incorporation contain provisions indemnifying officers and directors of the Company to the fullest extent permitted by Delaware law. These provisions provide, among other things, that a director of the Company shall not be liable either to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company has also entered into indemnification agreements with Messrs. Norem, Leftwich, Colquhoun, Stoner, Dodson, Boomstein, Page, Jobe, and Culp which provide for indemnification to the fullest extent allowable under the laws of the State of Delaware. These provisions may limit the ability of the Company's stockholders to collect on any monetary liability owed to them by an officer or director of the Company.


   Arbitrary Determination of Offering Price. The initial public offering price of the Common Stock and the exercise price and terms of the Public Warrants have been determined arbitrarily by negotiations between the Company and the
Representative. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Common Stock and the exercise price and terms of the Public Warrants do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock. See "Underwriting."

   Shares Eligible for Future Sale; Registration Rights. Upon the consummation of this offering, the Company will have 7,696,291 shares of Common Stock outstanding (7,906,291 shares if the Representative's over-allotment option is exercised in full)(assuming no exercise of outstanding options and warrants). Of these shares, the 1,400,000 shares sold in this offering (1,610,000 shares if the Representative's over-allotment option is exercised in full) and the 1,241,977 shares of Common Stock registered concurrently with this Prospectus being offered pursuant to the Selling Securityholder Prospectus included in the Registration Statement of which this Prospectus forms a part will be freely tradeable, subject to "lock-up" agreements (see "Shares Eligible for Future Sale"), under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for "lock-up" agreements, such shares are eligible for sale under Rule 144, or will become so eligible at various times through October 1996. In addition, the Company has granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants.

   Under Rule 144, a stockholder who has beneficially owned Restricted Shares for at least two (2) years (including persons who may be deemed to be "affiliates" of the Company under Rule 144) may sell within any three (3) month period a number of shares that does not exceed the greater of: a) one percent (1%) of the then outstanding shares of a particular class of the Company's Common Stock as reported on its 10-Q filing, or b) the average weekly volume on NASDAQ during the four (4) calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder who is not deemed to have been an "affiliate" of the Company for at least ninety (90) days and who has beneficially owned his shares for at least three (3) years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

   There has been no public market for the securities of the Company. Sales of substantial amounts of shares of the Company's Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, and consequently make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate. See "Shares Eligible for Future Sale," "Underwriting," and "Concurrent Registration of Securities."

   NASDAQ Maintenance Requirements; Possible Delisting of Securities from NASDAQ System; Risks of Low-Priced Stocks. NASDAQ has proposed rule changes increasing its quantitative listing standards which, if enacted, would make it more difficult for the Company to maintain compliance with NASDAQ's listing requirements. If the Company is unable to satisfy NASDAQ's maintenance criteria in the future, its securities will be subject to being delisted, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

   The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

   In addition, if the Company's securities are not quoted on NASDAQ, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

   The Company's Common Stock, as of the date of this Prospectus, is not technically within the definitional scope of a penny stock, and is expected to be exempt from the definition of penny stock by operation of law because it will be listed on NASDAQ. However, in the event that the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could effectively limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


   Relationship of Underwriters to Trading; Potential Adverse Impact on Liquidity and Market Price of Securities. The Underwriters may act as brokers or dealers with respect to the purchase or sale of the Common Stock and the Public Warrants in the over-the-counter market where each is expected to trade. The Representative also has the right to act as the Company's exclusive agent in connection with any future solicitation of Public Warrant holders to exercise their Public Warrants. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning five business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitaion activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee for the exercise of the Public Warrants following such solicitation. As a result, the Representative and soliciting broker/dealers may be unable to continue make a market in the Company's securities during certain periods while the exercise of the Public Warrants is being solicited. Such a limitation could impair the liquidity and market price of the Company's securities.

   Warrants Redeemable at Nominal Price. The Public Warrants are redeemable by the Company at any time commencing twelve months from the date of this Prospectus, for $.10 per Public Warrant upon thirty (30) days prior written notice, provided that the average closing price or bid price of the Common Stock for any twenty (20) trading days within the thirty (30) consecutive trading days ending on the fifth day prior to notice of redemption equals or exceeds $ (150% of initial public offering price per share of Common Stock). Redemption of the Public Warrants by the Company could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the then current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Public Warrants at the time of redemption. In the event of the exercise of a substantial number of Public Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities -- Warrants."


   Legal Restrictions on Sales of Shares Underlying the Warrants. The Public Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Public Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Public Warrants. Although the Company has agreed to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Public Warrants effective for the term of the Public Warrants, if it fails to do so for any reason, the Public Warrants may be deprived of value.

   The Common Stock and Public Warrants are separately transferable immediately upon issuance. Purchasers may buy Public Warrants in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Public Warrants are not so registered or qualified during the period that the Public Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Public Warrants, and holders of Public Warrants would have no choice but to attempt to sell the Public Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."

                               USE OF PROCEEDS


   Assuming the sale of the securities offered hereby (based on an assumed offering price of $4.50 per share and $.10 per Public Warrant), the net proceeds to the Company, after deducting estimated underwriting discounts and commissions and expenses payable by the Company in connection with this offering, are estimated to be approximately $5,102,800 ($5,943,220 if the Representative's over-allotment option is exercised in full). The Company expects to use such proceeds as follows:

                                                                APPROXIMATE
                 APPLICATION OF NET PROCEEDS                   DOLLAR AMOUNT    % OF PROCEEDS
------------------------------------------------------------  --------------- ----------------
Repayment of outstanding accounts payable and
indebtedness(1).............................................  $1,110,000       21.8
Research and development(2) ................................   1,960,000       38.4
Marketing and sales(3) .....................................   1,200,000       23.5
Working capital and general corporate purposes(4)  .........     832,800       16.3
                                                              --------------- ----------------
   Total ...................................................  $5,102,800      100.0
                                                              =============== ================


(1) Represents (i) the repayment of $257,548 principal amount of Secured Notes and Demand Notes plus accrued interest of approximately $13,566, including $200,000 principal amount of Secured Notes and Demand Notes payable to Glenn A. Norem, CEO of the Company and $35,000 payable to G.A. Norem I L.P., a partnership managed by Mr. Norem, (ii) repayment of $247,250 principal amount of Convertible Debt plus accrued interest of $105,229,
     (iii) payment of accrued expenses and trade accounts payable of approximately $420,000, and (iv) payment of accrued interest on the Convertible Bridge Debt of approximately $62,855. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Description of Securities."


(2) Includes amounts associated with continued refinement and enhancement of the Company's products and amounts associated with the development of additional products.

(3) Represents anticipated costs associated with marketing and sales activities, including approximately $250,000 for the cost of print media, participation in trade shows and direct mailings and approximately $400,000 for the salaries of four additional marketing and sales personnel and three additional customer support personnel.

(4) Includes amounts for the payment of salaries of executive officers anticipated to be approximately $385,000 over the 12 months following consummation of this offering. See "Management," "Certain Transactions" and "Business -- Production and Supply."

   In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of this offering prove insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes or may be required to seek additional financing or curtail its operations. Future events, including changes in economic or industry conditions or the Company's planned operations, may require the Company to use proceeds allocated to working capital for marketing and sales or reallocate proceeds among the various intended uses if it is determined at a later date that an increase in such expenditures or reallocation of proceeds is necessary or desirable. Any such determination would be based on, among other things, whether and to what extent revenue from systems sales is sufficient to offset operating expenses and the capital requirements associated with maintaining an inventory of system components. Alternatively, the Company may use less of the proceeds for marketing and sales in the event that such initial efforts prove more successful than anticipated or the Company generates sufficient cash flow from operations to otherwise fund such efforts.

   The Company may, if and when the opportunity arises, use a portion of the proceeds of this offering allocated to working capital, together with the issuance of debt or equity securities, to acquire rights to technology and/or products or to acquire existing companies in businesses the Company believes are compatible with its business. Any decision to make such an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and competitive position of, and technology or products provided by, the acquisition candidate and the extent to which any technology or business would enhance the Company's prospects.

Potential acquisition candidates may include companies with products or technologies that are compatible with the Company's products, or that the Company believes would provide the Company with additional distribution channels. As of the date of this Prospectus, the Company has no agreements, understandings or arrangements with respect to any such acquisition. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate any acquired business into its operations. Investors in this offering will not have an opportunity to evaluate the specific merits or risks of any acquisition.

   The Company believes that the net proceeds of this offering together with available cash will be sufficient to meet the Company's operating expenses and capital requirements for at least the next twelve months. The Company anticipates that additional funding will be required after the use of the net proceeds of the offering. No assurance can be given that such additional financing will be available when needed on terms acceptable to the Company, if at all. See "Risk Factors -- Significant Capital Requirements; Dependence on Offering Proceeds; Possible Need for Additional Financing."

   Proceeds not immediately required for the purposes set forth above will be invested in short-term, investment-grade, interest-bearing securities.

                                  DIVIDENDS

   The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of the business. The payment of future cash dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

   Certain of the Company's debt instruments include covenants precluding payment of cash dividends until after such debt instruments are repaid.

                                   DILUTION

   The difference between the offering price per share of Common Stock and the pro forma as adjusted net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value (total tangible assets less total liabilities) of the Company on such date by the number of shares of Common Stock outstanding on such date.


   After giving effect to the pro forma adjustments (see Footnote (2) to "Prospectus Summary -- Summary Consolidated Financial Information"), the pro forma net tangible book value of the Company at September 30, 1996 was $(5,005,062), or $(.99) per share of Common Stock. After giving effect to (i) the sale of 1,400,000 shares of Common Stock and 1,400,000 Public Warrants offered by the Company hereby (based on an assumed offering price of $4.50 per share and $.10 per Public Warrant) (less underwriting discounts and commissions and estimated expenses of this offering) and (ii) the issuance of 1,241,977 shares of Common Stock issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 accrued interest, and upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt, the pro forma as adjusted net tangible book value of the Company at September 30, 1996 would have been $5,810,866 or $.76 per share, representing an immediate increase in pro forma as adjusted net tangible book value of $1.75 per share to existing stockholders and an immediate dilution of $3.74 per share (83.1%) to investors. The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:


Public offering price(1)...................................           $4.50
 Pro Forma net tangible book value before offering.........  $(.99)
 Increase attribute to new investors.......................   1.75
                                                             --------
Pro Forma as adjusted net tangible book value after
 offering..................................................             .76
                                                                      --------
Dilution to new investors(2)...............................           $3.74
                                                                      ========

   (1) Offering price before deduction of estimated expenses of the offering and underwriting discounts and commissions and exclusive of the purchase price of $.10 per Public Warrant.


   (2) Assumes no exercise of the Representatives' over-allotment option. The pro forma net tangible book value of Common Stock after the offering and the Dilution to new investors, assuming the Representatives' overallotment option is exercised in full, would be approximately $.84 and $3.66 per share, respectively.

   The following table sets forth a comparison of the number of shares of Common Stock acquired from the Company by the Company's stockholders as of September 30, 1996 on a pro forma basis and by investors in this offering, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid, and the average price per share:

                          SHARES PURCHASED      TOTAL CONSIDERATION
                       ---------------------- ----------------------- AVERAGE PRICE
                          NUMBER     PERCENT      AMOUNT     PERCENT    PER SHARE
                       ------------ --------- ------------- --------- -------------
Existing
stockholders.........  5,054,314     78.3     $ 7,662,518    54.9     $1.52
New investors .......  1,400,000     21.7       6,300,000    45.1     $4.50
                       ------------ --------- ------------- --------- -------------
    Total............  6,454,314    100.0     $13,962,518   100.0
                       ============ ========= ============= =========



   The above table assumes no exercise of the Representatives' over-allotment option. If the Representatives' over-allotment option is exercised in full, the new investors will have paid $7,245,000 for 1,610,000 shares of Common Stock, representing approximately 48.6% of the total consideration, for 24.2% of the total number of shares of Common Stock outstanding.

   The foregoing table also assumes no exercise of outstanding stock options or warrants or conversion of convertible debt. As of the date of this Prospectus, there were (i) outstanding stock options to purchase 51,100 shares of Common Stock at $.04 per share, 70,000 shares of Common Stock at $.10 per share, 33,670 shares of Common Stock at $.20 per share, 191,800 shares of Common Stock at $2.20 per share, 130,000 shares of Common Stock at $2.42 per share, 1,240,558 shares of Common Stock at $3.00 per share, 160,000 shares of Common Stock at $3.30 per share and 204,000 shares of Common Stock at $4.00 per share, (ii) 909,975 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (iii) 1,297,567 Convertible Debt Warrants, (iv) warrants to purchase 1,584,005 shares of common stock and (v) 2,641,977 Public Warrants. To the extent that these options and warrants are exercised, there will be further dilution to new investors. See "Management -- Employee Stock Plans," "Description of Securities" and "Underwriting."

                                CAPITALIZATION


     The following sets forth the capitalization of the Company as of September 30, 1996 (A) on an actual basis, (B) pro forma to reflect transactions occurring after September 30, 1996 but before the date of this Prospectus consisting of issuance of $1,565,000 aggregate principal amount of Convertible Bridge Debt (assuming receipt of all Convertible Bridge Debt, $275,000 of which is expected to be received by the Company on or before January 22, 1997) and (C) pro forma as adjusted to reflect the issuance and sale of shares of Common Stock and Public Warrants offered hereby and the initial application of estimated net proceeds therefrom and issuance of 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt (all based on an assumed offering price of $4.50 per share and $.10 per Public Warrant).


                                                                        SEPTEMBER 30, 1996
                                                           --------------------------------------------
                                                                                            PRO FORMA
                                                                                               AS
                                                               ACTUAL        PRO FORMA     ADJUSTED(1)
                                                           -------------- -------------- --------------
Short-term debt including current portion of long-term
   debt..................................................  $  4,045,258   $  5,610,258   $    260,160
                                                           ============== ============== ==============
Long-term debt...........................................  $    500,000   $    500,000   $         --
                                                           -------------- -------------- --------------
Stockholders' equity:
 Preferred stock, $.0001 par value, 5,000,000 shares
   authorized, none issued or outstanding................            --             --             --

 Common Stock, $.0001 par value, 20,000,000 shares
   authorized;  5,315,811 shares issued  (actual),
   5,315,811  shares issued (pro forma) and  7,957,788
   shares issued (pro forma as adjusted).................           532            532            796
 Additional paid-in capital..............................     6,527,572      6,527,572     17,343,236
 Accumulated deficit.....................................   (11,059,145)   (11,059,145)   (11,059,145)
 Treasury stock, 261,497 shares, at cost.................       (11,906)       (11,906)       (11,906)
                                                           -------------- -------------- --------------
Total stockholders' equity (deficit).....................    (4,542,947)    (4,542,947)     6,272,981
                                                           -------------- -------------- --------------
Total capitalization.....................................  $ (4,042,947)  $ (4,042,947)  $  6,272,981
                                                           ============== ============== ==============

----------

(1) Includes 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt(all based on an assumed offering price of $4.50 per share and $.10 per Public Warrant). Does not include (i) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants, (iii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representative's Warrants, (iv) 909,975 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (v) 1,090,025 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan, (vi) 861,333 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vii) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (viii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan, (ix) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (x) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, (xi) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants, and (xii) 1,400,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employee Stock Plans," "Description of Securities" and "Underwriting."

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial data have been derived from the Company's consolidated financial statements. The audited consolidated balance sheets as of December 31, 1994 and 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995 and the notes thereto appear elsewhere in this Prospectus. The selected consolidated financial data set forth below at September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are derived from unaudited consolidated financial statements which appear elsewhere in this Prospectus and in management's opinion include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results of operations to be expected for the full year. The following data should be read in conjunction with such consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                                     CUMULATIVE
                                                                                                   FROM INCEPTION
                                                                    NINE MONTHS ENDED SEPTEMBER   (NOV. 19, 1992)
                                        YEAR ENDED DECEMBER 31,                 30,               TO SEPTEMBER 30,
                                     ----------------------------- ----------------------------- -----------------
                                          1994           1995           1995           1996             1996
                                     -------------- -------------- -------------- -------------- -----------------
Net sales..........................  $   127,531    $   285,354    $   244,223    $   900,446    $  1,377,407
Cost of goods sold.................       64,363        136,381        112,452        315,437         547,994
                                     -------------- -------------- -------------- -------------- -----------------
Gross profit.......................       63,168        148,973        131,771        585,009         829,413
Operating expenses:
 Selling, general and
  administrative...................    1,795,485      2,297,497      1,737,201      1,712,494       6,320,012
 Research and development..........      864,847      1,983,310      1,149,333      1,457,001       4,427,001
 Depreciation and amortization.....       80,360        439,752        185,789        153,035         704,122
                                     -------------- -------------- -------------- -------------- -----------------
  Total operating expenses.........    2,740,692      4,720,559      3,072,323      3,322,530      11,451,185
                                     -------------- -------------- -------------- -------------- -----------------
Other expense (principally
 interest).........................      (39,897)      (843,292)      (568,958)      (343,561)     (1,239,739)
                                     -------------- -------------- -------------- -------------- -----------------
Net loss(1)........................  $(2,717,421)   $(5,414,878)   $(3,509,510)   $(3,081,082)   $(11,861,511)
                                     ============== ============== ============== ============== =================
Net loss per share.................  $     (0.58)   $     (1.06)   $     (0.70)   $     (0.51)
                                     ============== ============== ============== ==============  ================
Common and common equivalent
 shares outstanding................    4,706,646      5,124,411      4,999,543      6,000,010

CONSOLIDATED BALANCE SHEET DATA:

                                          DECEMBER 31,
                                ----------------------------------
                                     1994              1995                SEPTEMBER 30, 1996
                                 -----------       ------------   ----------------------------------
Working capital (deficit) ....  $  (209,143)      $(3,891,602)             $(4,680,592)
Total assets..................    1,781,055         1,244,766                1,560,096
Total liabilities.............    3,180,807         4,497,330                6,103,043
Stockholders' equity
(deficit).....................   (1,399,752)       (3,252,564)              (4,542,947)

(1) From Viewpoint's inception through its acquisition by the Company on May 11, 1994, Viewpoint elected to be treated as an S Corporation for federal income tax purposes and, accordingly, its taxable income or loss was included in the income tax returns of its shareholders. Viewpoint's status as an S Corporation was terminated on May 11, 1994.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   MultiMedia Access Corporation, a development stage company, develops and markets advanced video communications products. The Company delivers high-performance, low-cost products that integrate video capabilities into existing desktop computers, applications and networks. The Company delivers standards-based video solutions to the PC and workstation marketplace. See "Risk Factors -- Possible Fluctuations in Operating Results."

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

   Net Sales. Net sales for the nine months ended September 30, 1996 increased to $900,446 from $244,223 reported for the same period last year. This increase is the result of an increase in system and product sales for the period, particularly the Osprey-1000(Trademark) and the Viewpoint VBX(Trademark), neither of which were available during the first half of 1995 and approximately $80,000 of consulting and custom programming revenues during the third quarter of 1996. A substantial portion of the Company's sales are made to a small number of customers, generally on an open account basis with no collateral required. The Company performs ongoing credit evaluations of its customers and maintains reserves of potential credit losses. Such losses in the aggregate have not exceeded management's expectations.

   Cost of Goods Sold. Cost of goods sold increased $202,985 to $315,437 for the nine months ended September 30, 1996, an increase that primarily is the result of increased product and system sales. The Company realized an overall gross margin percentage for the first nine months of 1996 of 65.0% which represents a substantial increase from the 54.0% experienced during the first nine months of 1995. This increase can be attributed to consulting and custom programming revenues in 1996 that were substantially greater than the same period in 1995 and which have little or no associated cost of goods sold.

   Selling,   General  and   Administrative   Expense.   Selling,   general  and
administrative ("SG&A") expense of $1,712,494 for the nine months ended September 30, 1996 was essentially unchanged from the same period in 1995.

   Research and Development Expense. Research and Development expenses increased $307,668 to $1,457,001 for the nine months ended September 30, 1996 over the same period in 1995, primarily due to an increase in salary expense, third party consulting services, facility costs of the Company's North Carolina development office and an increase in salary expense of its Viewpoint subsidiary. In general, the increase reflects the expanded development effort required to expand the Company's product lines. See "Business -- Research and Development."

   Other Income (Expense) During the first nine months of 1996, other expense decreased approximately $225,397 to $343,561 compared to the same period in 1995. This decrease is primarily the result of decreased interest expense, reflecting an overall decrease in average borrowings at a slightly lower blended interest rate. See "Certain Transactions."

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

   Net Sales. Net sales increased $157,823 in 1995 over the prior year to $285,354 for the year ended December 31, 1995. This increase is primarily attributed to increased unit sales of the Company's Viewpoint VBX(Trademark) and Osprey-1000(Trademark) products.

   Cost of Goods Sold. Cost of goods sold increased $72,018 to $136,381 for the year ended December 31, 1995, an increase that primarily reflects the increase in sales. Over the same periods, the Company's gross profit margin percentage increased from 49.5% for 1994 to 52.2% for 1995. This increase is the result of sales of higher margined product and a slight increase in the sales of consulting and custom programming services.

   Selling, General and Administrative Expense. Selling, general and administrative expense increased $502,012 to $2,297,497 for the year ended December 31, 1995. This 28.0% increase over the prior year can be attributed to increases in employees and consultants, higher occupancy costs and increased business development, sales and marketing related expenses corresponding to the introduction of the Viewpoint-PRO(Trademark), Viewpoint VBX(Trademark) and Osprey-1000(Trademark) product lines in 1995.

   Research and Development Expense. The Company's research and development expense increased $1,118,463 to $1,983,310 in 1995 primarily due to the establishment of the Company's North Carolina development office. Expenses related to this office included salaries for newly hired engineers and support staff and the cost of the office facility and equipment. During 1995, this development office was engaged in the development of the SLIC-Video(Trademark) and Osprey-1000(Trademark) products which were introduced in mid-1995 and late-1995, respectively.

   Other Income (Expense). For the year ended December 31, 1995, other expense increased to $843,292 for the year compared to $39,897 for the year ended December 31, 1994. This increase was primarily the result of an approximate $766,402 increase in interest expense for 1995 over 1994, as a result of additional borrowings pursuant to the Convertible Debt and borrowings pursuant to the Secured Notes and Demand Notes. See "Certain Transactions."

LIQUIDITY

   At September 30, 1996, the Company had a working capital deficit of $(4,680,592). To date, the Company has been dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements.

   Net cash used in operating activities for the nine months ended September 30, 1996 was $2,863,323. Increases in inventory were a result of an increase in production levels to meet anticipated sales.

   Cash used in investing activities for the nine months ended September 30, 1996 consisted of $122,080 of capital expenditures. As of the date of this Prospectus, the Company does not have any material commitments for capital expenditures.


   Cash provided by financing activities for the nine months ended September 30, 1996 was primarily a result of the receipt of the proceeds of the Secured Notes II in January through February 1996, receipt of the proceeds of the Convertible Bridge Debt in September 1996 and the private placement of Common Stock during the second quarter of 1996. At September 30, 1996, the Company had cash of $21,523.

   The Company currently has no plans or agreements to seek loan financing. The Company may choose to seek additional financing to provide additional working capital at some time in the future. Such financing may include loans or lines of credit and could include factoring agreements. However, the Company believes that the proceeds of the initial public offering will be sufficient to meet its capital requirements for at least the next twelve months.

   The Company's independent auditors have included an explanatory paragraph in their audit report on the Company's consolidated financial statements stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. This offering is an integral part of the Company's plan to continue as a going concern. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the Company's then existing stockholders.

   From Viewpoint's inception in November 1992 through December 31, 1993, the operations of the Company were principally limited to conducting research and development, limited production operations and marketing of prototype products. From Viewpoint's inception through its acquisition by the Company on May 11, 1994, Viewpoint elected to be treated as an S Corporation for federal income tax purposes and, accordingly, its taxable income or loss was included in the income tax returns of its shareholders. Viewpoint's status as an S Corporation was terminated on May 11, 1994.

   At December 31, 1995, the Company had net operating loss carry forwards for federal tax purposes of $7,730,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior net operating loss carry forwards is limited after an ownership change, as defined in Section 382, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term tax-exempt rate. Beginning with 1994, approximately $790,000 of the carry forward is limited to utilization at a rate of approximately $300,000 per year. The Company may in the future be subject to further significant limitations on the use of its net operating loss carry forwards. In the event the Company achieves profitable operations, any significant limitation on the utilization of net operating loss carry forwards would have the effect of increasing the Company's tax liability and reducing net income and available cash resources. Moreover, Viewpoint terminated its status as an S Corporation in May 1994, and net operating losses incurred by Viewpoint prior to such termination will not be available to offset future taxable income of the Company. See Note 8 of Notes to Consolidated Financial Statements.

CAPITAL RESOURCES

   In January 1993, Viewpoint issued to five individuals an aggregate of $200,000 principal amount of 5% convertible promissory notes ("Notes") due in January 1994. In connection with the issuance of these notes, Viewpoint issued warrants to purchase an aggregate of 51,100 shares of Common Stock at an exercise price of approximately $.02 per share. In June 1993, Viewpoint issued to one individual an additional $25,000 principal amount 5% convertible promissory note due June 1994 and warrants to purchase 6,388 shares of Common Stock at an exercise price of approximately $.50 per share.

   In January 1994, holders of $100,000 principal amount of the Notes agreed to exchange such notes (plus accrued interest of approximately $4,891) for $104,891 aggregate principal amount of 5% convertible promissory notes due January 1995 and warrants to purchase an aggregate of 25,550 shares of Common Stock at an exercise price of approximately $.50 per share. In April 1994, Viewpoint repaid the remaining $100,000 principal amount of the 5% convertible promissory notes issued in January 1993, together with accrued interest thereon.

   During 1993, Glenn A. Norem, Chief Executive Officer of the Company, loaned Viewpoint an aggregate of $90,700 at an annual interest rate of 8%. These loans were repaid by the Company in November 1994. In connection with these loans, Viewpoint issued warrants to Mr. Norem to purchase an aggregate of 11,587 shares of Common Stock at an exercise price of approximately $0.20 per share. Mr. Norem exercised these warrants in May 1994. In addition, during 1993, G.A. Norem I, L.P., of which Mr. Norem is the sole general partner, loaned Viewpoint an aggregate of $35,500 at an annual interest rate of 8%. Viewpoint repaid these loans in June 1994. In connection with these loans, Viewpoint granted G.A. Norem I, L.P. a security interest in all of its assets and issued to G.A. Norem I, L.P. warrants to purchase 4,536 shares of Common Stock at an exercise price of $.10 per share. G.A. Norem I, L.P. exercised these warrants in May 1994.

   In March 1994, the Company issued an aggregate of 996,364 shares of Common Stock at a price of $2.20 per share, for which it received net proceeds of $1,917,241.

   In September 1994 through January 1995, the Company issued promissory notes (the "Convertible Debt") in the aggregate principal amount of $2,677,550 (the "Convertible Debt Financing"). The Convertible Debt bears interest at the rate of 8% per annum and is, at the option of the holder, (i) due on the earlier of the closing of an initial public offering of the Company's equity securities in excess of $2,000,000 or 18 months from the date of issuance or (ii) convertible into shares of the securities sold in an initial public offering registered under the Securities Act of 1933, as amended, (the "Securities Act").

In addition, pursuant to the terms of the Convertible Debt Financing, investors electing to convert their Convertible Debt into shares of the securities offered in an initial public offering will receive one Convertible Debt Warrant for each $2.00 principal amount of Convertible Debt that is converted and investors electing repayment of the Convertible Debt will receive one Convertible Debt Warrant for each $3.00 principal amount of Convertible Debt surrendered for repayment. The Convertible Debt Warrants are exercisable at an exercise price of $3.00 per share during a three-year period commencing on the date of the closing of such initial public offering. The Company used the proceeds of the Convertible Debt Financing for working capital and general corporate purposes. Holders of $2,430,300 principal amount of Convertible Debt have elected to convert into the securities offered hereby and holders of $247,250 principal amount have elected to be repaid from the proceeds of this offering.

   In October 1994, the holder of the $25,000 principal amount note issued in June 1993 agreed to exchange such note (plus accrued interest of approximately $1,654) and an additional $346 in cash (a total of $27,000) in the Convertible Debt Financing. In January 1995, the holders of the remaining $104,891 principal amount of 5% convertible promissory notes issued in January 1994 agreed to exchange such notes (plus accrued interest of approximately $5,359) in the Convertible Debt Financing.

   From February through April 1995, the Company received gross proceeds of $1,100,000 in connection with the issuance and sale of $1,100,000 aggregate principal amount of short-term secured notes (the "Secured Notes"). The Secured Notes bear interest at the rate of 15% per annum and were due at the earlier of the closing of an initial public offering by the Company or 90 days from issuance. As of December 31, 1995, Secured Notes totalling $791,000, plus accrued interest, were exchanged for equity in the company by issuing one share of Common Stock for each $3.00 of debt. In addition, pursuant to the exchange, each consenting holder received a warrant to purchase one share of Common Stock for each $2.00 exchanged. The warrants are exercisable at $1.00 per share for three years. Also at December 31, 1995, the remaining holders of the Secured Notes agreed to exchange their notes for Demand Notes. In return, each such holder received a warrant to purchase one share of Common Stock for each $3.33 exchanged to Demand Notes. The warrants are exercisable at $1.00 per share for three years. The Secured Notes are secured by a lien on all then unencumbered assets of the Company. The Company used the proceeds of the Secured Notes for working capital and general corporate purposes.

   At the time of the Secured Notes transactions, the Company's funds had been depleted, only limited product sales had occurred and the Company twice had been forced to abandon its plans for an initial public offering and other equity financing. Once these funding avenues were abandoned, the Company was left without sufficient cash to pay its payroll or continue its development activities. In consideration of these factors, it was estimated by third-party appraisal that the stock was worth no more than $.50 per share.

   In June and July 1995, the Company received gross proceeds of $310,000 in connection with the issuance and sale of $310,000 aggregate principal amount of short-term demand notes (the "Demand Notes"). The Demand Notes bear interest at the rate of 15% per annum. Pursuant to the terms of the Demand Notes, investors received one warrant to purchase a share of Company Common Stock for each $4.00 of principal. The warrants are exercisable at an exercise price of $1.00 per share for three years from the date of issuance. As of December 31, 1995, Demand Notes totalling $250,000, plus accrued interest, were exchanged for equity in the Company by issuing one share of Common Stock for each $3.00 of debt. Pursuant to this exchange, each exchanging holder received a warrant to purchase one share of Common Stock for each $2.00 exchanged. These warrants are exercisable at $1.00 per share for three years. Also at December 31, 1995, the remaining holders of the Demand Notes received an additional warrant to purchase one share of Common Stock for each $3.33 invested as additional compensation for extension of demand notes. These warrants are exercisable at $1.00 per share for three years. The Company used the proceeds of the Demand Notes for working capital and general corporate purposes.

   In August and September 1995, the Company issued an aggregate of 833,333 shares of Common Stock at a price of $3.00 per share, for which it received gross proceeds of $2,500,000.

   In January and February 1996, the Company received gross proceeds of $650,000 in connection with the issuance and sale of $650,000 aggregate principal amount of a second series of short-term secured notes (the "Secured Notes II"). The Secured Notes II bear interest at a rate of 8-10% per annum and were due 180 days from issuance. Pursuant to the terms of the Secured Notes II, the investor was granted warrants to purchase 65,000 shares of Common Stock of the Company at $3.00 per share for three (3) years from the date of issuance. As of March 31, 1996, the Secured Notes II, plus accrued interest, were converted into equity in the Company by issuing one share of Common Stock for each $3.00 of debt.

   In April through June 1996, the Company issued an aggregate of 304,016 shares of Common Stock at a price of $3.00 per share, for which it received gross proceeds of $912,054.


   In July 1996, the Company received gross proceeds of $1,000,000 in connection with the issuance and sale of $1,000,000 aggregate principal amount of a convertible note (the "Convertible Bridge Debt") to Mr. Fred Kassner, a shareholder of the Company. The Convertible Bridge Debt bears interest at the rate of 8% per annum and $500,000 is due the earlier of ten days after the completion of an initial public offering by the Company or 180 days from issuance, while the balance of $500,000 is due eighteen months from issuance. Pursuant to the terms of the Convertible Bridge Debt, the investor received a warrant to purchase 100,000 shares of Common Stock of the Company. The warrant is exercisable at a price of $3.00 per share for three years from the date of issuance. In addition, should the investor elect to convert, the investor will receive an additional warrant to purchase 100,000 shares of Common Stock at $3.00 per share for three years from the date of conversion. Mr. Kassner has agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   In September through November 1996, the Company received gross proceeds of $615,000 in connection with the issuance and sale of $615,000 aggregate principal amount of a bridge loan (the "Convertible Bridge Debt") to Mr. Robert Rubin, a shareholder of the Company. The Convertible Bridge Debt bears interest at the rate of 8% per annum and is due the earlier of ten days after the completion of an initial public offering by the Company or 180 days from issuance. Mr. Rubin received a warrant to purchase 61,500 shares of Common Stock of the Company exercisable at a price of $3.00 per share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Mr. Rubin has agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   In October 1996, Glenn A. Norem, Chief Executive Officer of the Company, agreed to defer the receipt of $170,308 principal amount of Secured and Demand Notes, accrued interest of $13,154 and accrued salary and bonuses of $127,781 until February 1998. The Company has agreed to pay Mr. Norem interest at a rate of 15% per annum on the deferred amount. In addition, Mr. Norem will be repaid $200,000 principal amount of Secured and Demand Notes plus accrued interest of $8,921 on Convertible Debt from the proceeds of this offering. Also, G.A. Norem I L.P., a partnership managed by Mr. Norem, will be repaid $35,000 principal amount of Secured and Demand Notes plus accrued interest of $10,068 from the proceeds of this offering.

   In November 1996 through January 1997, the Company received gross proceeds of $1,025,000 and commitments to pay an additional $275,000 expected to be received by the Company on or before January 22, 1997 in connection with the issuance and sale of $1,300,000 aggregate principal amount of additional Convertible Bridge Debt to Mr. M. Douglas Adkins and Mr. H.T. Ardinger, each shareholders of the Company. This Convertible Bridge Debt bears interest at the rate of 8% per annum and is due the earlier of ten days after the completion of an initial public offering by the Company or 180 days from issuance. The holders of this Convertible Bridge Debt received warrants to purchase 130,000 shares of Common Stock of the Company exercisable at a price of $3.00 per share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Messrs. Adkins and Ardinger have each agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   The Company believes that the net proceeds of this offering together with available cash will be sufficient to meet the Company's operating expenses and capital requirements for at least the next twelve months.

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



                                   BUSINESS

   MultiMedia Access Corporation develops and markets advanced video communications products for the PC and workstation marketplaces. Applications include desktop videoconferencing, Internet and Intranet video communications, video-based training, video surveillance, distance learning and high quality workgroup video communications. While the Company sells its core video Codec and video switching technologies to resellers and systems integrators, its primary strategy is to develop and market video communications applications using its technologies.

   The Company, in September 1996, entered into a reseller agreement with Unisys, a nationwide systems integrator and reseller, to purchase and resell the Company's Viewpoint VBX(Trademark). The Viewpoint VBX(Trademark) is a PC-based video switch which provides workgroup video communications over existing telephone or network wiring commonly found throughout office buildings. Unlike commercially available competitive products, the Viewpoint VBX(Trademark) connects over 100 users per switch and distributes full-motion video at distances up to 3,500 feet via existing UTP wiring.

   The Company entered into a licensing agreement with Boca, a major modem and PC peripheral supplier, to manufacture and market the Company's FamilyFone(Trademark) and its ISDN videoconferencing upgrades in January 1996 and delivered its first video surveillance system to Alcatel, a major communications systems integration company, in the first quarter of 1996. The Company believes it sells the only currently available standards-based, multi-algorithm video and audio Codec product for WindowsNT and is developing a multi-algorithm Codec for Sun workstations.

INDUSTRY BACKGROUND

   Videoconferencing was introduced in the late 1970s with the establishment of videoconferencing room systems. To transmit "live" video images (which may contain over 90 million bits per second of data) over telecommunications lines, the video data must be digitized and significantly compressed to fit the capacity of data networks and telephone lines (as low as 28,800 bits per second). As video data is compressed, redundant data is eliminated. After transmission, the video image is reconstructed for display at the receiving end.

   The quality of the reconstructed image is a function of (1) the sophistication of the video and audio compression algorithms, (2) the amount of real-time data which can be transmitted over networks, (3) the power of the video and audio coder-decoder hardware, and (4) the speed and power of PCs and workstations.

   The Company believes low-cost videoconferencing and other video network services are now attainable because the performance and capabilities of these four key elements have recently improved significantly, making video communications available at reasonable cost.

   Videoconferencing room systems use expensive digital lines and permit communication only between compatible facilities. These systems currently cost between $20,000 and $100,000 and are typically used by large corporations primarily for intra-company communication between different locations. The Company believes that the high cost of videoconferencing room systems and the logistical problem of scheduling and availability have limited their use to large corporations.

   According to industry sources, the video communications industry is forecast to be $3.6 billion by 1999 and the emerging desktop segment of that industry is forecast to exceed $1.2 billion by 1999. The PC dominates the desktop computing market with 1995 sales of over 57 million units worldwide and an estimated 100 million new PCs projected to be sold annually by 1999. Industry sources estimate that over 30% of the new PCs sold in 1996 (principally multimedia capable PCs) will be purchased by consumers for use in the home. The Company believes it has developed products which position it to benefit from the growth of these markets and which will have functions, performance and cost to successfully compete in the rapidly emerging desktop video communications industry.

   The Company currently offers a variety of products with differing video quality levels: NTSC TV quality with the Viewpoint VBX(Trademark) video switch, business quality with the Osprey-1000(Trademark) using ISDN lines and consumer quality video with FamilyFone(Trademark) using modems over ordinary telephone lines. The

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



resolution and framerate of the video varies with the bandwith of the communications connection. The Company has designed its products in response to the increasing demand for low-cost desktop videoconferencing and for real-time collaborative computing applications using telephone and computer networks. The Company is also preparing to market video products for the Internet and corporate Intranets.

CORPORATE INTRANET VIDEO

   The Company first demonstrated its packet (TCP/IP-based) network video technologies on the Internet's MBONE and on corporate Intranets in 1993. The Company introduced its first commercial product, Viewpoint-PRO(Trademark), one of the first TCP/IP-based videoconferencing systems designed specifically for LAN and WAN applications in 1994. This system enables users to engage in real-time, full-color, full-motion video over their existing computer networks. Viewpoint-PRO(Trademark) provides both point-to-point and up to five site multipoint videoconferences. The system does not require expensive MCUs, which typically cost $20,000 or more, that ISDN-based products require to complete a multipoint video- conference. Viewpoint-PRO(Trademark) also includes a one-to-many broadcasting capability called ViewCast(Trademark). With ViewCast(Trademark), "live" broadcasts, such as corporate briefings or news broadcasts, or pre-recorded content, such as training videos and product and services information, can be multicast over an existing corporate data network. Viewpoint-PRO(Trademark) was the first commercial product offering video multicast using both FTP Software, Inc.'s and Microsoft Corporation's TCP/IP-multicast PC software. Each Viewpoint-PRO(Trademark) includes software to enable a Windows PC with a sound card to receive and display a ViewCast(Trademark). Viewpoint-PRO(Trademark) bundles, as an option, third-party collaborative computing software which allows videoconference participants to share a whiteboard or a PC application.

CONSUMER VIDEO

   The Company's FamilyFone(Trademark) and WorkFone(Trademark) products are expected to provide affordable, good quality video communications capabilities to consumers, small businesses and corporations over standard telephone lines with 28.8 Kbps modems and over the Internet. Examples of FamilyFone(Trademark) uses might include: families and grandparents exchanging "live" video birthday greetings with each other, college students videoconferencing with their parents or small office/home office business owners accessing video training courses over the Internet.

   In January 1996, the Company signed a licensing agreement with Boca. In this multi-year contract, the Company licensed its hardware and related firmware and application software for videoconferencing over standard telephone lines and over the Internet. Pursuant to the licensing agreement, the Company receives license fees for the design and on-going royalties for its firmware and its videoconferencing applications with every shipment of the BocaPRO Video Phone Elite, which was introduced by Boca in August 1996 at a suggested retail price of $399. The Company's prospects will be significantly affected by Boca's ability to market the product and upon the marketing efforts of Boca's resellers.

VIDEO CODECS

   The Company develops and markets standards-based video and audio Codec products that enable multimedia applications for both PCs and workstations. The Osprey Codec captures, digitizes, compresses, transmits, receives, decompresses and displays full-motion video. The Osprey-1000(Trademark) product line supports multiple video and audio compression formats for both PCs and workstations which are equipped with the now standard PCI-bus. The Company is developing the Osprey-1100(Trademark) multi-algorithm Codec for the existing workstations from Sun that are equipped with the S-bus. The Company believes it is the only company currently providing standards-based, multi-algorithm Codec products for WindowsNT. The Osprey Codecs also support Windows 3.1, Windows95, Solaris and UNIX operating systems.

   SLIC-Video(Trademark) is a video capture product that enables Sun workstation users to view uncompressed, high-quality video and to capture full-motion video frames. SLIC-Video(Trademark) software also provides access to closed caption data which allows key words to act as filters and thereby control video displayed on the screen. SLIC-Video's(Trademark) compatibility with standard Sun products allows this product to support a wide variety of video applications on existing Sun workstations.

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



   The Company intends to continue to establish strategic product development alliances with companies whose products and technologies complement the Company's strategic direction. With rapidly evolving technologies in the areas of video, audio and networks, the Company intends to engage in strategic alliances that offer expanding access to key new technologies that can be part of current and future products.

VIDEO SWITCHING HUB AND UTP VIDEO DISTRIBUTION

   The Company's Viewpoint VBX(Trademark) product provides high-quality workgroup video communications with shared gateways to WANs and legacy video teleconferencing room systems. The Viewpoint VBX(Trademark), a PC-based video switch, employs a switched architecture to distribute uncompressed, full-motion video within a building or campus via existing UTP wiring. Shared wide area gateways allow other Viewpoint VBX(Trademark) networks to be interconnected and enable connection to standards-based room or desktop videoconferencing products from third-party manufacturers. The switching architecture employed by Viewpoint VBX(Trademark) allows point-to-point, multipoint and broadcast modes of operation to be supported. Both small workgroups and large building or campus networks of hundreds of users can be supported.

   The Viewpoint VBX(Trademark) product line includes a multimedia switch, WAN interfaces and desktop components. The multimedia switch utilizes standard PC components and the Company's video switching technology and software to provide an expandable solution for video communications within an office building or campus. Video and audio are distributed with NTSC quality by utilizing the Company's UTP transceiver technology to send video over existing wiring at distances of up to 3,500 feet. An existing LAN or telephone system is used only for non-video communications (control signals) between the multimedia switch and each user, eliminating overload of the computer network as workgroups are video-enabled.

   The Viewpoint VBX(Trademark) also provides shared-resource access to video sources and storage devices located anywhere within the network. VCRs, videodisk players, broadcast or cable TV and Direct Broadcast Satellite (DBS) programming sources may be connected to the switch over unshielded twisted pair or coaxial cabling and distributed on-demand to any equipped desktop or room.

   Desktop PCs, TV monitors and room audio and video system connections are accommodated using the UTP transceivers which connect standard NTSC video and audio devices to existing building wiring systems. Viewpoint VBX(Trademark) is compatible with standard NTSC cameras, audio components, speakerphones and PC video peripherals to form a complete solution. The Viewpoint VBX(Trademark) client software allows users to place calls through a personal or system-wide dialing directory, to originate and subscribe to "live" video broadcasts, to access pre-recorded video content or to establish a multipoint videoconference.

INTERNET VIDEO

   The Company is developing and plans to market a variety of Internet video products that take advantage of the growing popularity of the World Wide Web. The popularity of the Web has resulted in subscribers seeking to improve their Internet access capabilities which in turn has driven growth in the installed base of 28.8 Kbps modems, ISDN adapters and cable modems. These improvements in access along with advances in video and audio compression technology and standards make possible new forms of motion-video content for Internet publishers and their target audiences.

   The Internet has taken on new dimensions including real-time communication and entertainment. In both cases, the Company believes video communication products and technologies will play an important role. While certain types of information on an Internet Web page can be conveyed with graphics, animation and static images, others require or are enhanced by audio and motion-video.

   The Company is currently developing and plans to market three new Internet video products and software players (downloaded freely to end-users). Each product is an enhancement of or modification to existing Company designs, but incorporates new software and firmware modules. These products address the rapid-growth, emerging market opportunity for the Internet video publishing, Internet video broadcasting and Internet video call center applications which are described below.

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



 INTERNET VIDEO PUBLISHING

   Internet video publishing (or video-on-demand) is currently the most widespread implementation of video on the Internet. Video publishing refers to stored-video content, designed to be played back to a user's system in real-time. The Company believes video publishing is becoming popular because it is far less technically demanding than "live" video production and transmission.

   Internet video publishing entails compressing a video "clip" and storing it on a server. The user is connected to the server by accessing a Web page that holds the address for the target video server and then establishing a direct connection to that server. The Company's video Codec technologies will be utilized with Internet publishing software applications currently under development by the Company.

 INTERNET VIDEO BROADCASTING

   Video broadcasting has recently come to the Internet and is characterized by one-way "live" audio and motion-video. Video broadcasting presents technical challenges such as the limited bandwidth and multi-cast capabilities of most Web sites. However, Internet video broadcasting is well suited to delivering video to the office (without additional hardware), to distance learning sites and to special interest broadcast recipients. The Company's proposed products are being designed to work in conjunction with Web server software to establish connections between multiple users and a broadcast source.

 INTERNET VIDEO CALL CENTER

   The Internet video call center is a new concept to the Internet, allowing one-way "live" video and two-way audio across the Internet. The term "call center" is used because the technology is well suited to replacing existing call centers such as help desks, catalog ordering centers, reservation systems (hotels, airlines) and corporate receptionists. The Company believes that the entertainment possibilities are also significant. The Internet video call center has the potential to increase on-line purchases over the Internet. The Company believes its core technologies can be used in video call center applications and is in the early stages of product development.

VIDEO SURVEILLANCE

   The Company believes that commercial and residential video-based surveillance products represent another strong business opportunity. The Company is creating effective solutions for customers that are unique in the marketplace. In the Company's opinion, today's expensive closed circuit surveillance systems can be replaced with systems that include more functionality at lower cost. The Company intends to develop alliances with communication system integrators and security resellers, distributors and/or suppliers to address this market.

   The Company has delivered its first video surveillance system to Alcatel, a major communications systems integration company in Richardson, Texas. This industrial surveillance system integrates standard alarm and sensing devices (e.g. door magnets, motion detectors, cameras, etc.), and allows a central operator to monitor and inspect hundreds of remote sites over the customer's existing frame relay computer network.

   Following an alarm, the surveillance system selects the appropriate camera and one of its preset positions and captures 10 frames of full resolution NTSC video. The system also sends an alarm signal to a central monitoring computer via a frame relay packet network. The security personnel at the central monitoring station can then observe the remote alarmed location, via the network, using the camera's remote pan, tilt and zoom features. The Company believes that high quality video images will assist security personnel in verifying the accuracy of alarms and in prosecuting intruders.

   The  surveillance   system  delivered  to  Alcatel  is  based  upon  existing
Viewpoint-PRO(Trademark) technology. Another version of the system designed to operate over phone lines is scheduled to be available in early 1997.

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



MARKETING AND SALES

   The Company will market its products primarily via third-party resellers including, but not limited to, OEMs, VARs and system integrators. In addition, the Company plans to enter into strategic alliances with carriers, telecommunications suppliers and information providers.

   For mass market and high volume products the Company will depend on its major OEM customers who provide access to significant marketing channels. These OEMs have established relationships with manufacturers and resellers and will pay licensing fees and royalties to bring new leading edge products to market. The Company also intends to establish distribution relationships with resellers and integrators who service corporate, institutional and government customers. These relationships are expected to be non-exclusive and may require that these partners participate in the marketing, advertising and technical support of the Company's products.

   The Company believes its Viewpoint VBX(Trademark) product will have an appeal to resellers such as PBX suppliers, carriers (including cable companies) and network equipment suppliers. The Company additionally intends to form strategic alliances with resellers outside the US, where it is especially important to partner with entrenched suppliers.

   The Company intends to expand its marketing activities over the Internet. The Company believes its products enable new and inventive ways to sell products over the Internet. The Company intends to use its own products to increase sales productivity and to pursue alternate low cost selling strategies. The Company plans to continue modest trade show participation and advertising in trade publications.

   The Company's Internet related products will be marketed primarily to Web designers and early sales will be conducted primarily through the Company's Web page with minimal sales support. The Company plans to bundle its products with other popular Web development products and/or license its subsystems to resellers to integrate with their Web development products. Such strategic business alliances are expected to provide Web developers with a rich array of innovative capabilities with the familiarity of existing tools.

TARGET MARKETS

   The Company's target markets can be defined broadly to be anywhere video communications can be added as a peripheral to installed desktop computers, or to narrower vertical markets in distance learning, video-based training, multimedia authoring, Internet and Intranet broadcasting and surveillance. The Company believes that the growth of video communications during the late 1990s will be as significant as the growth of LANs in the 1980s. The Company's strategy is to provide video communications products which will connect to available networks, including standard telephone lines, data networks and the Internet. The Company believes that its video communications products will enhance the increasing demand for connectivity between today's homes and offices.

   Strategic alliances with large OEMs, communication-oriented system integrators and other resellers should enhance the Company's ability to supply video communication products to Fortune 1000 companies, federal and state governments, PC manufacturers, peripheral suppliers and Internet service providers.

PRODUCTION AND SUPPLY

   The Company builds its current products in small quantities using contract manufacturers in Texas and North Carolina. The operations personnel in Dallas are responsible for parts planning, procurement and final test and inspection to quality standards. While the Company believes its products are not difficult to manufacture, there can be no assurance that the Company's products can be manufactured on a wide-scale basis on commercially reasonable terms, or at all. The Company plans for most high- volume production to be handled through large OEMs or contract manufacturers.

   The Company has been and will continue to be dependent on third parties for the supply and manufacture of its components and electronic parts, including standard and custom-designed components. The Company generally does not maintain supply agreements with such third parties but instead purchases components and electronic parts pursuant to purchase orders in the ordinary course of business. The Company is substantially dependent on the ability of its third-party manufacturers and suppliers to, among other things, meet the Company's design, performance and quality specifications.

   The electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with components, or allocations in the supply of certain high-demand components could adversely affect the Company's operations and ability to meet delivery schedules on a timely and competitive basis.

INSTALLATION, SERVICE AND MAINTENANCE

   Many of the Company's new products will be customer installable. The Company plans to contract with independent third parties to provide field installation and support. The Company also plans to maintain a small technical support group and will also depend on its resellers to install and service its products.

   The Company offers 12 to 36 month limited warranties covering workmanship and materials, during which period the Company or its resellers will replace parts or make repairs. The Company also maintains an in-house staff of engineering personnel and offers telephone support to assist resellers and end-users during normal business hours.

RESEARCH AND DEVELOPMENT

   The Company's development efforts during 1995 were devoted to the design and development of the Osprey-1000(Trademark) PCI-based multi-algorithm video Codec, the SLIC-Video(Trademark) video capture card, enhancements to the Viewpoint-PRO(Trademark), design and integration of the surveillance system delivered to Alcatel, and the development of the Viewpoint VBX(Trademark) video switching hub.

   Total  research  and  development  expense  for 1995 was  approximately  $2.0 million. The 1996 research and development plan calls for approximately $1.9 million in development costs. For the nine months ended September 30, 1996, the Company incurred approximately $1,457,000 in research and development costs.

   The Company utilizes its core technologies to create multiple products aimed at different markets. Software modularity is a major strategy which allows the Company to develop different vertical applications using modules and components previously developed for other products. The Company's products are characterized by rapidly changing technology and evolving standards, often resulting in product obsolescence or short product life cycles. Accordingly, the Company's ability to compete will depend in large part on its ability to introduce its products in a timely manner, to continually enhance and improve its hardware and software products and to maintain development capabilities to adapt to technological changes and advances in the video communications marketplace. There can be no assurance that competitors will not develop technologies or products that render the Company's systems obsolete or less marketable, or that the Company will be able to keep pace with the technological demands of the marketplace or successfully enhance and adapt its products to be compatible with newly developed products, technologies and software, or satisfy industry standards and the needs of its consumers and potential consumers.

COMPETITION

   The market for DVC systems is highly competitive and characterized by the frequent introduction of new products based upon rapidly changing technologies. The Company competes with numerous well-established manufacturers and suppliers of videoconferencing, networking, telecommunications and multimedia equipment and products, some of which dominate certain market segments. In addition, the Company is aware of others that are developing, and in some cases have introduced, new DVC systems. Most of the Company's competitors possess substantially greater financial, marketing, personnel and other resources than the Company, have established reputations relating to product design, develop-ment, manufacture, marketing and service of networking, telecommunications and video products and have significant budgets to permit them to implement extensive advertising and promotional campaigns to market new products in response to competitors. Among the Company's direct competitors are Target Technologies, Inc., VIVO Software, Inc., Zydacron, Inc., VCON, Ltd., Corel Corporation and VideoLAN Technologies, Inc. In addition, electronics manufacturers such as Intel actively compete for business in this market.

PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION

   The Company holds a United States patent covering certain fundamental aspects of the compressed packet video Codec incorporated into the Viewpoint-PRO(Trademark) system. The Company may apply for additional patents relating to other aspects of its products. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that the Company's patents will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company.

   The Company believes that product recognition is an important competitive factor and, accordingly, the Company promotes the Viewpoint-PRO(Trademark),
ViewCast(Trademark),        MultiView(Trademark),        Osprey-1000(Trademark),
SLIC-Video(Trademark), Viewpoint-VBX(Trademark), FamilyFone(Trademark) and WorkFone(Trademark) names, among others, in connection with its marketing activities, and has applied for trademark registration for such names. The Company's use of those marks may be subject to challenge by others, which, if successful, could have a material adverse effect on the Company.

   The Company also relies on confidentiality agreements with its directors, employees, consultants and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how and documentation of its proprietary technology. However, such methods may not afford the Company complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, although the Company has and expects to continue to have confidentiality agreements with its directors, employees, consultants, manufacturers, and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets.

   The Company purchases certain components that are incorporated into its products from third- party suppliers and relies on their assurances that such components do not infringe on the patents of others. A successful claim against any components used in the Company's products could affect the ability of the Company to manufacture, supply and support its products. The Company uses its best efforts to ensure third party supplied components are non-infringing, but there can be no assurances against future claims.

GOVERNMENT REGULATION

   The Company is subject to regulations relating to electromagnetic radiation from its products, which impose compliance burdens on the Company. In the event the Company redesigns or otherwise modifies its products or completes the development of new products, it will be required to comply with Federal Communications Commission regulations with respect to such products, of which there can be no assurance prior to their commercialization. In addition, new legislation and regulations, as well as revisions to existing laws and regulations, at the federal, state and local levels may be proposed in the future affecting the video communications industries. Such proposals could affect the Company's operations, result in material capital expenditures, affect the marketability of its products and limit opportunities for the Company with respect to modifications of its products or with respect to new or proposed products or technologies. Expansion into foreign markets may also require the Company to comply with additional regulatory requirements. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the United States. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and/or financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption, if at all, and failure to comply could have a material adverse effect on the Company.

EMPLOYEES

   As of September 30, 1996, the Company had 35 employees, 4 of whom are in executive positions, 19 of whom are engaged in engineering, research and development, 6 of whom are engaged in marketing and sales activities and 6 of whom are in administration. None of the Company's employees is represented by a labor union. The Company considers its employee relations to be satisfactory.

FACILITIES

   The Company's executive offices and assembly operations and some of its design and development activities are located in approximately 16,159 square feet of leased space in Dallas, Texas. The lease expires in September of 1997 and provides for a base annual rent of $143,110. Osprey's design and development activities are located in approximately 2,783 square feet of leased space in Cary, North Carolina. The lease expires in December of 1997 and provides for a base annual rent of $38,334. The Company leases an office suite in Burlingame, California of approximately 100 square feet on a month-to-month basis for a base annual rent of $4,800. The Company believes that its facilities are adequate for its current and reasonably foreseeable future needs and its current facilities can accommodate expansion, if required.

LEGAL PROCEEDINGS

   The Company is not currently a party to any litigation that it believes could have a material adverse effect on the Company or its business.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The directors and executive officers of the Company are as follows:

        NAME          AGE                      POSITION
-------------------  ----- -----------------------------------------------
Glenn A. Norem.....   44    Chief Executive Officer and Director
Philip M.Colquhoun.   55    President and Chief Operating Officer
David T. Stoner ...   40    Vice-President of Operations
William S. Leftwich   47    Chief Financial Officer and Assistant
                            Secretary
Neal S. Page.......   38    Vice President & General Manager
A. David Boomstein.   41    Vice President of Business Development
Daniel W. Dodson ..   34    Vice President of Marketing
William D. Jobe ...   59    Chairman of the Board of Directors
Joe C. Culp........   63    Director

   Glenn A. Norem has been Chief Executive Officer and a director of the Company since its inception in February 1994. Mr. Norem has been Chief Executive Officer of each of the Company's subsidiaries since their respective inceptions. Mr. Norem has also been Chairman and Chief Executive Officer of Catalyst Financial Corporation ("Catalyst"), an investment and business advisory firm to development stage companies in the computer and communications industries, since its inception in January 1990. From March 1984 to December 1989, Mr. Norem was a general partner of Berry Cash Southwest Partnership, L.P., a venture capital partnership. From May 1985 to December 1989, Mr. Norem was a general partner of InterWest III, L.P., a venture capital partnership and, from 1983 to 1984, he was Corporate Strategic Business Development Manager at Texas Instruments, Inc. Mr. Norem began his career with IBM Corporation's System Communications Division R & D Laboratory. Mr. Norem received a B.S. degree in Electrical Engineering/Systems Engineering from Southern Illinois University and an M.B.A. (Finance and Marketing) from the University of Chicago.

   Philip M. Colquhoun was appointed President and Chief Operating Officer of the Company in April 1996. He had been President of Viewpoint Systems, Inc. and Osprey Technologies, Inc., both subsidiaries of the Company, since November 1995. From August 1994 to October 1995, Mr. Colquhoun was President of the Connectworks Division of Connectware Inc., a wholly owned subsidiary of AMP Inc. From September 1991 to August 1994, Mr. Colquhoun served as President and Chief Executive Officer of Visual Information Technologies Inc., a manufacturer of PC video, graphics and imaging products, which was sold to Connectware Inc. From February 1990 to September 1991, he was Senior Vice President of Visual Information Technologies Inc. From August 1984 to February 1990, Mr. Colquhoun served Recognition Equipment Inc. in various capacities, including Vice President Manufacturing, Vice President and General Manager, Special Products Division and President, Postalogic Division. Mr. Colquhoun was the Vice President of Finance and Administration for Nixdorf Computer Corporation from 1981 to 1984 and was employed by IBM Corporation from 1961 to 1981 in various engineering, finance and manufacturing positions.

   David T. Stoner joined the Company as Vice President of Operations in August 1996. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of
Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

   William S. Leftwich has been Chief Financial Officer of the Company since March 1995. From January 1993 to March 1995, Mr. Leftwich served as Chief Financial Officer, Treasurer and Secretary of Integrated Security Systems, Inc., a manufacturer, developer, and distributor of integrated security so-lutions. From August 1992 to December 1992, Mr. Leftwich served as Controller of Thomas Group Holding Company, an affiliate of Integrated Security Systems, Inc. Mr. Leftwich was self-employed as a financial consultant from January 1992 to July 1992. From January 1989 to December 1991, Mr. Leftwich served as the Chief Financial Officer of OKC Limited Partnership, an oil and gas exploration company. For approximately seven years prior to joining OKC Limited Partnership, Mr. Leftwich served as Vice President -- Finance for Endevco, Inc., a natural gas transportation and processing company. Mr. Leftwich is a C.P.A. and received a B.B.A. from Texas A&M University.

   Neal S. Page has been Vice President and General Manager of the Osprey division of the Company since January 1995. From October 1994 to December 1994, Mr. Page served as Director of Product Development of the Company. From April 1988 to September 1994, Mr. Page was employed by Sun Microsystems where he held management positions directing development and strategic relationships for multimedia technology products. Mr. Page developed advanced graphics and imaging products at General Electric from 1984 to 1988 and at Data General from 1983 to 1984. Mr. Page holds B.S. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University.

   A. David Boomstein has been Vice President of Business Development since February 1995. From January 1994 to January 1995, Mr. Boomstein was Vice President for Desktop Programs at Applied Business Telecommunications, a consulting and research firm focusing on teleconferencing and multimedia applications. From January 1989 to December 1993, Mr. Boomstein worked with Boeing Computer Support Services, Inc. on a mission services contract to the National Aeronautics and Space Administration designing and installing videoconferencing systems among NASA's world-wide partners. From December 1984 to December 1988, Mr. Boomstein was Product Marketing Manager for Compression Labs, Inc.'s Rembrandt Video System. From June 1980 to November 1984, Mr. Boomstein managed the development and deployment of Citicorp N.A.'s satellite videoconferencing system. Mr. Boomstein received a B.F.A. in Communication Arts from the New York Institute of Technology and an M.P.S. in Interactive Telecommunications from New York University.

   Daniel W. Dodson joined the Company as Vice President of Marketing in February 1996. From October 1994 to February 1996, Mr. Dodson was Director of Marketing for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. While at Connectware Mr. Dodson was responsible for the market introduction of hardware and software communications products. From 1983 to October 1994, Mr. Dodson was employed by NorTel (formerly Northern Telecom) a major manufacturer of telecommunications equipment. At NorTel, Mr. Dodson served in various positions including marketing manager for desktop videoconferencing products and senior software designer for digital switching products. Mr. Dodson received his MBA from Harvard University and his B.S. degree in Computer Science from North Carolina State University.

   William D. Jobe has been Chairman of the Board of the Company since November 1994. Since July 1991, Mr. Jobe has been a private venture capitalist and computer industry advisor. From June 1990 to July 1991, Mr. Jobe was President of MIPS Technology Development, a subsidiary of MIPS Computer Systems, Inc., a supplier of reduced instruction set computing products and technology. From September 1987 to June 1990, Mr. Jobe was Executive Vice President for Sales, Marketing and Service of MIPS Computer Systems, Inc. From 1993 through 1995, Mr. Jobe was Chairman and a director of Great Bear Technology, Inc., a publicly-traded supplier of interactive multimedia software. Mr. Jobe received a B.S.M.E. and a M.S.M.E. from Texas A & M University and a P.M.D. from Harvard Business School.

   Joe C. Culp has been a director of the Company since November 1995. Since 1990, Mr. Culp has served as President of Culp Communications Associates, engaging in senior level consulting in the telecommunications industry. From 1989 to 1990, Mr. Culp was Executive Vice President of Communications Transmission, Inc., a telecommunications provider. From 1988 to 1989, Mr. Culp served as President and Chief Executive Officer of LIGHTNET, a fiber optic telecommunications carrier jointly owned by CSX Corporation and Southern New England Telecommunications. From 1982 to 1988, Mr. Culp was President, Telecommunications for Rockwell International. Since 1994, Mr. Culp has served on the Chairman's Advisory Board of Newbridge Networks a publicly-traded company and since 1996, has served as a director of IXC Communications, a public company. Mr. Culp received a B.S.E.E. from the University of Arkansas.

   All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

   Messrs. Norem, Jobe and Culp are members of the Audit and Compensation Committees of the Board of Directors.

DIRECTOR COMPENSATION

   Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In June 1993, Mr. Jobe was granted an option to purchase 5,110 shares of Common Stock under the 1993 Stock Option Plan at an exercise price of $0.20 per share. This option is fully vested. In November 1994, Mr. Jobe was granted an option to purchase 125,000 shares of Common Stock under the 1994 Option Plan, at an exercise price of $3.00 per share. The option vests as to one quarter of the shares subject to the option one year from the date of grant and one quarter of the shares subject to the option each year thereafter subject to acceleration based on the Company's performance. In November 1995, Mr. Jobe and Mr. Culp were each granted options to purchase 40,000 shares of Common Stock exercisable $3.00 per share under the 1995 Option Plan for consulting activity in addition to their director responsibilities. These options vest over a three (3) year period.

   In May 1995, the Company adopted a 1995 Director Option Plan (the "Director Plan") under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of the Company. A total of 250,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of September 30, 1996, options to purchase an aggregate of 25,000 shares at an exercise price of $3.00 per share had been granted under the Director Plan. Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each initial 15,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the option shares per month thereafter, and each annual 10,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, in each case unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving the Company, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Director Plan is currently administered by the Board of Directors. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee's consent.

EXECUTIVE COMPENSATION

   The following table sets forth the cash compensation paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officers whose compensation exceeded $100,000 for the fiscal years ended December 31, 1995, 1994 and 1993.

   No other officer received cash compensation in excess of $100,000 in 1993, 1994, or 1995.

                         SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                         ANNUAL COMPENSATION                   COMPENSATION
                                     ---------------------------               ------------
       NAME AND                                                                   OPTIONS
 PRINCIPAL POSITION              FISCAL YEAR        SALARY         BONUS        (IN SHARES)
-----------------------         -------------    -------------  -------------   ----------
 Glenn A. Norem                    1995          $ 90,000         $45,000 (4)         -- (1)
   Chief Executive Officer.......  1994            91,875 (2)      45,000 (4)    130,000
                                   1993           135,000 (3)          --         51,100

 William S. Leftwich               1995            90,000 (5)      15,000 (6)     60,000
   Chief Financial Officer.......  1994                --              --             --
                                   1993                --              --             --
                                                                                 200,000
Philip M. Colquhoun                1995            90,000 (7)       3,500             --
   President and Chief Operating   1994                --              --             --
   Officer.......................  1993                --              --

----------

(1) Does not include warrants to purchase 118,500 shares of Common Stock of the Company granted to Mr. Norem and Norem I, L.P. in connection with financing transactions. See "Certain Transactions".

(2) $22,500 of such amount was accrued as of December 31, 1994, of which $11,250 was paid in 1995. The remaining $11,250 was accrued as of December 31, 1995.

(3) Represents Mr. Norem's salary as President and CEO of Viewpoint prior to its acquisition by the Company. All of such amount was accrued as of December 31, 1993; $70,871 of such amount was paid during 1994 and the remaining $64,129 was accrued as of December 31, 1995.

(4) In September 1996 this amount was exchanged into a note payable to Mr. Norem due in February 1998.

(5) Represents Mr. Leftwich's annual salary. He assumed his duties with the Company on March 29, 1995 and earned $67,268 in salary during 1995.

(6) Amount was accrued as of December 31, 1995 and will be paid from the proceeds of this offering.

(7) Represents Mr. Colquhoun's annual salary. He assumed his duties as President of the Viewpoint and Osprey subsidiaries on November 1, 1995 and earned $14,880 in salary during 1995. Mr. Colquhoun assumed the duties of President and Chief Operating Officer of the Company in April 1996.

   The following table provides information concerning options granted to the executive officers of the Company in 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                      % OF TOTAL
                                    OPTIONS GRANTED   EXERCISE OR
                         OPTIONS    TO EMPLOYEES IN      BASE        EXPIRATION
        NAME             GRANTED      FISCAL YEAR     PRICE/SHARE       DATE
--------------------  ------------ ---------------- -------------- -------------
Glenn A. Norem......       --           --                 --         --
William S. Leftwich.   60,000 (1)     10.9          $    3.00       3/26/05
Phillip M. Colquhoun  200,000 (2)     36.4               3.00      10/31/05

----------

(1) 34,000 of these options are currently exercisable. All options will become immediately exercisable upon a "change in control" of the Company.

(2) 46,666 of these options are currently exercisable. All options will become immediately exercisable upon a "change in control" of the Company.

EMPLOYMENT AGREEMENTS

   The Company has entered into a five-year employment agreement with Glenn A. Norem, effective February 7, 1994, which provides for his employment as Chief Executive Officer. The employment agreement provides for an annual base compensation of $90,000, subject to increases upon review by the Board of

Directors, and annual bonuses at the discretion of the Board of Directors. In the event the employment agreement is terminated, (other than "for cause" by the Company) including for "good reason" by Mr. Norem including in the event of a "change of control" as defined in the agreement, then Mr. Norem will receive (i) all accrued salary, bonuses and benefits through the date of such termination; and (ii) a sum equal in the aggregate to the full amount, discounted by three percent (3%), of (a) the salary and benefits which Mr. Norem would have received, at the average rate or rates in effect during the six-month period immediately prior to termination, and (b) the annual bonus or bonuses which Mr. Norem would have received, at the rate of his annual bonus for the last full fiscal year of the Company ending prior to termination, had, with respect to both (a) and (b), Mr. Norem's employment under the agreement continued through the full term of the agreement. The employment agreement also contains provisions granting Mr. Norem certain piggyback and demand registration rights that require the Company to register under the Securities Act any or all shares of the Company's Common Stock held by Mr. Norem, or issuable upon exercise of stock options held by Mr. Norem. The employment agreement is automatically renewed for successive one year terms unless the Company or Mr. Norem elects not to renew.

   In January 1996, Mr. Norem's employment agreement was amended to increase his annual base compensation to $135,000 and provide for a minimum bonus of $15,000 per year. Concurrent with the amendment, the Board of Directors granted Mr. Norem a bonus of $45,000 per year for 1994 and 1995 to be paid only upon the authorization of the Board of Directors. In September 1996, Mr. Norem's employment agreement was amended to include a non-compete, non-solicitation, and non-circumvention agreement with the Company for the duration of his employment and through the two years immediately following the termination of his employment with the Company.

   Pursuant to the consulting agreement with Catalyst, of which Mr. Norem is Chairman of the Board and principal stockholder, Catalyst may, in specific cases approved by the Company's Board of Directors, receive fees in connection with a merger with or the acquisition of another company previously introduced to the Company by Catalyst and expressly named in the agreement. Catalyst will be paid 3% of the fair market value of each transaction actually consummated plus has the right to purchase for $1.00, a three year option to purchase Common Stock of the Company. The number of shares that this option can purchase will be equal to 3% of the fair market value of the transaction divided by the average fair market price of the Common Stock of the Company during the one week period preceding the announcement of the transaction. The Consulting Agreement with Catalyst was terminated by the Company on September 27, 1996. Despite the termination, Catalyst remains entitled to receive fees if the Company enters into a merger or acquisition transaction as described above. The Company has no plans to enter into such a transaction at this time or for the foreseeable future.

   The Company has also entered into employment agreements with its six other executive officers: Messrs. Colquhoun, Leftwich, Stoner, Dodson, Boomstein and Page. These employment agreements provide (i) for annual base compensation of $90,000, $90,000, $120,000, $85,000, $75,000 and $90,000 respectively; (ii) that the officer is eligible to participate in the Company's Employee Stock Option Plans and Executive Bonus Plans; and (iii) that the employment of each officer with the Company is "at will" and may be terminated by the officer or the Company at any time, for any reason or no reason.

EMPLOYEE STOCK PLANS

   1995 Stock Plan

   The 1995 Stock Plan (the "1995 Option Plan") provides for the grant to employees of the Company of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the grant to employees and consultants of the company of nonstatutory stock options and stock purchase rights. A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 1995 Option Plan. As of September 30, 1996, options had been granted to purchase an aggregate of 758,025 shares at an exercise price of $3.00 per share, 160,000 shares at an exercise price of $3.30 per share and 126,000 shares at an exercise price of $4.00 per share. The 1995 Option Plan may be administered by the Board or a committee approved by the Board in a manner that complies with Rule 16b-3 promulgated under the Securities Act. Currently, the 1995 Option Plan is administered by the Board of Directors, which determines the terms of options and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof. Options and rights granted under the 1995 Option Plan are not transferable other than by will or the laws of descent or distribution, and each option or right is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Option Plan will remain outstanding until they are exercised or they expire in accordance with the terms of each option. The exercise price of all incentive stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Option Plan may not exceed ten years. In the event of certain changes in control of the Company, the 1995 Option Plan permits each outstanding option and right to become exercisable in full or assumed or an equivalent option to be substituted by the successor corporation. Included are options to purchase 160,000 shares at $3.30 per share granted to Mr. Norem in January 1996, options to purchase 40,000 shares at $3.00 per share granted to each of Mr. Jobe and Mr. Culp in November 1995, options to purchase 200,000 shares at $3.00 per share and 50,000 shares at $3.00 per share granted to Mr. Colquhoun in November 1995 and April 1996, respectively, and options to purchase 60,000 shares at $3.00 per share and 30,000 shares at $3.00 per share granted to Mr. Leftwich in March 1995 and January 1996, respectively. The options granted to Messrs. Norem, Colquhoun, and Leftwich vest over a five year period. The options granted to Messrs. Jobe and Culp vest over a three year period. See "Executive Compensation" and "Principal Stockholders".

   1994 Stock Option Plan

   In February 1994, the Board of Directors and stockholders approved the Company's 1994 Stock Option Plan (the "1994 Option Plan") pursuant to which an aggregate of 2,000,000 shares of Common Stock were reserved for issuance in connection with the stock options ("Options") available for grant. The Options may be granted in either or both of the following: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Non-Qualified Stock Options may be granted to employees, directors and consultants of the Company.

   The 1994 Option Plan was administered by the Board of Directors or, at their discretion, by a committee which was appointed by the Board to perform such function. The Board or such committee, as the case may be, within the limitations of the 1994 Option Plan, determined, among other things, when to grant Options, the persons to whom Options were to be granted, the number of shares for each Option, whether Options granted were intended to be Incentive Stock Options or Non-Qualified Stock Options, the duration and rate of exercise of each Option, the share purchase price and the manner of exercise, and whether restrictions such as repurchase rights by the Company were to be imposed on shares subject to Options.

   In connection with Incentive Stock Options the exercise price of each Incentive Stock Options may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of an employee holding 10% or more of the outstanding stock of the Company). The aggregate fair market value of shares for which Incentive Stock Options granted to any employee are exercisable for the first time by such employee during any calendar year (pursuant to all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified Stock Options may be granted at a price determined by the Board or Committee, but not at less than the par value of the Common Stock. Stock options granted pursuant to the 1994 Option Plan will expire not more than ten years from the date of grant (five years in the case of the Incentive Stock Options granted to persons holding 10% or more of the voting stock of the Company).

   As of September 30, 1996, options had been granted to purchase an aggregate of 908,016 shares as follows: 70,000 shares at an exercise price of $0.10;
222,633 shares at an exercise price of $2.20; 130,000 shares at an exercise price of $2.42; and 485,383 shares at an exercise price of $3.00. Included are options to purchase 130,000 and 125,000 shares at a price of $2.42 and $3.00 per share, respectively, granted to Messrs. Norem and Jobe in May 1994 and November 1994, respectively, all of which expire in May 1999 and November 1999 and vest at the rate of 20% per year as to Mr. Norem and 25% per year as to Mr. Jobe commencing in May 1995 and November 1995, respectively, subject to certain acceleration provisions. In April 1995, the Board of Directors voted to grant no further options under the 1994 Option Plan. See "Executive Compensation" and "Principal Stockholders."

   1993 Stock Option Plan

   In May 1994, pursuant to the terms of the acquisition of Viewpoint, the Company assumed the obligations of Viewpoint's 1993 Stock Option Plan (the "1993 Option Plan"). Stock options to purchase 287,564 shares of Common Stock were assumed by the Company. Accordingly, the Company reserved 287,564 shares of Common Stock for issuance pursuant to these outstanding stock options.


   Since the assumption of the 1993 Option Plan, stock options to purchase an aggregate of 178,427 shares have been exercised and stock options to purchase 5,588 shares have been cancelled. Of the remaining options to purchase 103,549 shares of Common Stock as of September 30, 1996, options to purchase 51,100 shares at a price of $.04 per share were granted to Mr. Norem. These options are fully exercisable and expire in November 1998. In early 1995, the Board of Directors voted to grant no further options under the 1993 Option Plan. See "Executive Compensation" and "Principal Stockholders."

   1995 Employee Stock Purchase Plan

   In May 1995 the Company established an Employee Stock Purchase Plan (the "ESPP") to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. Under the ESPP, up to 250,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP, by its terms, becomes effective at the time of this offering. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

   Each offering period will be for a period of six months except the first offering period under the ESPP will be from the date of this Prospectus through April 30, 1997. The ESPP terminates in April, 2005. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions will be not more than 10% of an employee's cash compensation during an offering period, but not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to the participants. The purchase price of the Common Stock is equal to 85% of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable offering period or (ii) the market price of Common Stock at the end of each offering period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

   Director Stock Option Plan

   In May 1995, the Company adopted the Director Plan under which outside directors only are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of the Company. See "Management -- Director Compensation."

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

   As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the bylaws of the Company provide that the Company is required to indemnify its officers and directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The bylaws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers, or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

                            PRINCIPAL STOCKHOLDERS


   The following table sets forth information as of September 30, 1996 and as adjusted to reflect the sale of Common Stock and Public Warrants offered by the Company hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person or a group known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table under the caption "Management", and (iv) all officers and directors as a group.


                                                                      PERCENTAGE OF OUTSTANDING
                                      AMOUNT AND                          SHARES OWNED(2)(3)
                                      NATURE OF                       -------------------------
        NAME AND ADDRESS              BENEFICIAL                         PRIOR TO
    OF BENEFICIAL OWNER(1)        OWNERSHIP(2)                           OFFERING  AFTER OFFERING
   ------------------------------------------------------------------------------------------
Fred Kassner ...................  1,961,266(4)                              17.3       13.8
 69 Spring Street
Ramsey, NJ 07446
H.T. Ardinger, Jr. .............  1,764,348(5)                              15.6       12.4
 9040 Governors Row
 Dallas, TX 75247
Robert Moody, Jr. ..............  1,253,433(6)                              11.1        8.8
 601 Moody National Bank Bldg.
 Galveston, TX 77550 ...........
Glenn A. Norem .................    898,556(7)                               8.0        6.3
M. Douglas Adkins...............    857,421(8)                               7.6        6.0
 1601 Elm Street, #3000
 Dallas, TX 75201
Robert Sterling Trust ..........    562,130(9)(10)                           5.0        4.0
 c/o Thomas E. Brown
 1715 West 35th Street
 Pine Bluff, AR 71603
Robert Bernardi Trust...........    430,394(11)                              3.8        3.0
 c/o Richard Bernardi
 440 Wood Crest Road
 Stratford, PA 19087
William D. Jobe.................     84,414(12)                                *          *
William S. Leftwich ............     40,000(13)                                *          *
Joe C. Culp ....................     19,930(14)                                *          *
Philip M. Colquhoun.............     46,666(15)                                *          *
David T. Stoner.................         --(16)                                *          *
All officers and directors as a
 group (nine persons)...........  1,193,278(7)(12)(13)(14)(15)(16)(17)      10.6        8.4

   Messrs. Sterling and Bernardi may be deemed to be "founders" of the Company, as such term is defined under the federal securities laws.

----------

    * Less than 1%

(1) Unless otherwise indicated, the address of each individual is c/o the Company, 2665 Villa Creek Drive, Dallas, Texas 75234.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based on a total of (i) 5,054,314 shares issued and outstanding, (ii) 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 accrued interest, and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt (based on an assumed offering price of $4.50 per share and $.10 per Public Warrant), (iii) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock (1,684,005 post-offering), (iv) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants and (v) 888,196 shares of Common Stock reserved for issuance upon exercise of vested stock options as of September 30, 1996. Does not include (i) 140,000 shares of Common Stock reserved for issuance upon exercise of the Underwriters' Warrants, and 140,000 shares of Common Stock reserved for issuance upon exercise of Underwriters' Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employee Stock Plans," "Description of Securities" and "Underwriting."

(4) Includes (i) 43,478 shares and 43,478 Public Warrants issuable upon the conversion of Convertible Debt to equity, (ii) 100,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the conversion of Convertible Debt to equity, (iii) 65,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the conversion of Secured Notes II to equity, (iv) 200,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the Convertible Bridge Debt and (v) 217,391 shares and 217,391 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(5) Includes (i) 54,501 shares owned by Mr. Ardinger's wife, (ii) warrants to purchase 120,000 shares at $1.00 per share issued in connection with the exchange of a Secured Note and a Demand Note for equity, held by either Mr. Ardinger or his wife, (iii) warrants to purchase 375,000 shares at $3.00 per share issued in connection with the conversion of Convertible Debt to equity, (iv) 191,858 shares and 191,858 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, (v) 37,500 shares issuable at $1.00 per share granted for the issuance of a Demand Note and (vi) 244,565 shares and 244,565 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(6) Includes (i) 250,000 shares beneficially owned by Moody Insurance Group, Inc., of which Mr. Moody is Chairman, President and the sole stockholder,
     (ii) warrants to purchase 200,000 shares at $1.00 per share issued in connection with the exchange of a Secured Note for equity, (iii) 140,591 shares and 140,591 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, and (iv) warrants to purchase 275,000 shares at $3.00 per share issued in connection with the conversion of Convertible Debt to equity.

(7) Includes (i) 51,100 shares issuable at $.04 per share upon the exercise of options issued under the 1993 Option Plan, (ii) 95,333 shares issuable at $2.42 per share upon exercise of options issued under the 1994 Option Plan,
     (iii) 75,000 shares issuable at $1.00 per share upon exercise of warrants granted for the exchange of a Secured Note for a Demand Note, (iv) 25,000 shares issuable at $3.00 per share upon exercise of warrants issued for the repayment of Convertible Debt. and (v) 10,869 shares and 10,869 Public Warrants issuable upon the conversion of Convertible Debt to equity.

(8) Includes (i) 25,000 shares issuable at $1.00 per share upon the exercise of warrants granted for the issuance of a Demand Note, (ii) 145,500 shares issuable at $1.00 per share upon the exercise of warrants in connection with the exchange of a Secured Note for equity, (iii) 50,000 shares issuable at $1.00 per share upon exercise of warrants in connection with the exchange of a Demand Note for equity, (iv) 77,982 shares and 77,982 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, (v) 152,500 shares issuable at $3.00 per share upon the exercise of warrants in connection with the conversion of Convertible Debt to equity and (vi) 38,043 shares and 38,043 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(9) Shares subject to the control of Thomas E. Brown, as voting trustee of the Robert Sterling Trust. On January 24, 1995, Robert M. Sterling, Jr. and Thomas E. Brown, as voting trustee, entered into a Voting Trust Agreement covering all capital stock beneficially owned by Mr. Sterling as of January 24, 1995 or subsequently acquired. The voting trustee is entitled,in his discretion, to vote the shares deposited therewith and also has exclusive investment control of said shares. The Voting Trust Agreement is irrevocable and expires on January 20, 1998. Mr. Sterling is the sole beneficiary of the Voting Trust Agreement.

(10) Includes (i) 58,333 shares issuable at $2.20 per share upon exercise of options issued under the 1994 Option Plan, (ii) 25,000 shares issuable at $3.00 per share for the exercise of warrants in connection with the repayment of Convertible Debt and (iii) 10,869 shares and 10,869 Public Warrants issuable upon the conversion of Convertible Debt to equity.

(11) Shares subject to the control of Richard Bernardi, as voting trustee of the Robert Bernardi Trust. On January 20, 1995, Robert P. Bernardi and Richard Bernardi, as voting trustee, entered into a Voting Trust Agreement covering all capital stock beneficially owned by Mr. Bernardi as of January 20, 1995 or subsequently acquired. The voting trustee is entitled,in his discretion, to vote the shares deposited therewith and also has exclusive investment control of said shares. The Voting Trust Agreement is irrevocable and expires on January 20, 1998. Mr. Bernardi is the sole beneficiary of the Voting Trust Agreement.

(12) Includes (i) 60,833 shares issuable at $3.00 per share upon the exercise of options granted under the 1994 Option Plan and (ii) 15,555 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan, (iii) 5,110 shares issuable at $.20 per share upon exercise of options granted under the 1993 Plan and (iv) 2,916 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(13) Includes 34,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan and 6,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan.

(14) Includes 15,555 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan and 4,375 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(15) Includes 46,666 shares issuable at $3.00 share upon exercise of options granted under the 1995 Option Plan.

(16) None of the 100,000 options to purchase Common Stock of the Company at $4.00 per share have vested as of the date of this Prospectus.

(17) Includes 81,234 and 22,478 shares issuable at $3.00 per share to Mr. Page and Mr. Boomstein, respectively, upon exercise of options granted under the 1994 and 1995 Option Plans.

                             CERTAIN TRANSACTIONS

   In December 1992, Viewpoint issued 102,200 shares of Common Stock to Glenn A. Norem, Chief Executive Officer of the Company, in consideration of $200 and issued warrants to purchase 511,000 shares of Common Stock at an exercise price of $.001 per share to Glenn A. Norem as assignee for Catalyst, of which Mr. Norem was the Chairman, Chief Executive Officer, and sole stockholder, in consideration for services rendered by Catalyst. Mr. Norem exercised these warrants in June 1993.

   During 1993, Mr. Norem loaned Viewpoint an aggregate of $90,700 at an annual interest rate of 8%. These loans were repaid by the Company in November 1994. In connection with these loans Viewpoint issued warrants to Mr. Norem to purchase an aggregate of 11,587 shares of Common Stock at an exercise price of $0.20 per share. Mr. Norem exercised these warrants in May 1994.

   During 1993 and 1994, G.A. Norem I, L.P., of which Mr. Norem is the sole general partner, loaned Viewpoint an aggregate of $35,500 at an annual interest rate of 8%. The Company repaid these loans in June 1994. In connection with these loans, Viewpoint granted G.A. Norem I, L.P. a security interest on all of its assets and issued to G.A. Norem I, L.P. warrants to purchase 4,536 shares of Common Stock at $.10 per share. G.A. Norem I, L.P. exercised these warrants in May 1994.

   In February 1994, the Company issued 650,000 shares of Common Stock to each of Messrs. Bernardi and Sterling, the Company's founders, for aggregate consideration of $130. In January 1995, Messrs. Bernardi and Sterling each sold back to the Company 127,940 shares of Common Stock for aggregate consideration of $25.58.

   In February 1994, the Company entered into five-year consulting agreements with each of SCG and BCG, each of which agreements provides for annual compensation of $60,000, subject to increases and annual bonuses at the discretion of the Board of Directors, and options to purchase 100,000 shares. The SCG agreement also provided that, at the sole discretion of the Board of Directors, the Company may pay a fee, not to exceed 6% of the transaction value, in connection with any acquisition transaction consummated. Mr. Sterling, a principal stockholder of the Company, is the sole stockholder of SCG, and Mr. Bernardi, a principal stockholder of the Company, is the sole proprietor of BCG. The consulting agreements also contain provisions granting Messrs. Sterling and Bernardi certain piggyback and demand registration rights exercisable at any time during the term of the consulting agreement. The consulting agreement with BCG was voluntarily terminated by Mr. Bernardi effective March 15, 1995.

   In June 1996, accrued but unpaid consulting fees of $80,000 payable through April 1996 to SCG pursuant to the consulting agreement were exchanged for Common Stock of the Company at $3.00 per share. In addition, consulting fees due from May 1996 through the date of this Prospectus were waived by Mr. Sterling until completion of this offering. Pursuant to the consulting agreement, in July 1996 SCG was issued a warrant to purchase 75,000 shares of Common Stock of the Company exercisable at $3.00 per share.

   In March 1994, the Company entered into an agreement with Catalyst. Pursuant to this agreement, the Company agreed to pay Catalyst a monthly fee of $10,000 for Catalyst's services in seeking suitable acquisition candidates for the Company. The agreement also provides for a fee in connection with any transaction consummated pursuant to the agreement. The agreement was terminated, with respect to the monthly fee, on September 30, 1994 and $11,692 remains unpaid as of the date of this Prospectus.

   In May 1994, the Company acquired all of the outstanding stock and options of Viewpoint in exchange for 1,100,004 shares of Common Stock and options to purchase Common Stock. Mr. Norem was President and Chief Executive Officer of Viewpoint at the time of the acquisition and exchanged his shares and options of Viewpoint for shares of Common Stock and options of the Company on the same terms as the other Viewpoint security holders. Of the 198,758 option shares received by Mr. Norem in May 1994, 68,758 were returned to the Company in October 1994 at the request of the Company's Board of Directors.

   In July and October 1994, the Company sold certain videoconferencing equipment and software enhancements to Network Imaging Corporation ("NIC") for $58,260. Mr. Sterling is a former Chairman of NIC and Mr. Bernardi is currently Chairman of NIC and formerly served as President and Chief Executive Officer of NIC. Such sales were made on the same terms and conditions and at the same prices as sales made to disinterested parties during the period in which the sales occurred.

   From September 1994 through January 1995, in connection with the Convertible Debt Financing, the Company issued to each of Mr. Norem and Mrs. Elizabeth Sterling, the wife of Mr. Sterling, $50,000 principal amount of Convertible Debt and to Messrs. M. Douglas Adkins, Robert Moody, Jr., Fred Kassner and H. T. Ardinger, each a principal stockholder of the Company, $205,000, $550,000, $200,000 and $750,000 principal amount of Convertible Debt, respectively. All issuances were on the same terms and conditions as the other investors in the Convertible Debt Financing. In addition, the Company issued to the Adkins Family Partnership, Ltd. $100,000 principal amount of Convertible Debt. Mr. Adkins and Driftwood Corporation, of which Mr. Adkins is President, are the general partners of the Adkins Family Partnership, Ltd.

   In January 1995, Messrs. Bernardi and Sterling each entered into a Memorandum of Understanding with the Company in which each agreed to sell to the Company at par 127,940 shares of the Company's Common Stock as a condition imposed by the Company's prior underwriter for its participation in the initial filing of the Company's public offering. Messrs. Sterling and Bernardi also agreed to an increase in the exercise price of options to purchase 100,000 shares of Common Stock of the Company from $.10 per share to $2.20 per share for similar consideration. Mr. Bernardi voluntarily terminated his consulting agreement in March 1995.

   In February through April 1995, in connection with the issuance of Secured Notes, the Company issued to Messrs. Norem, Moody, Adkins, Ardinger, Mrs. Mary Ardinger, wife of Mr. Ardinger and G.A. Norem I, L.P., each a principal stockholder of the Company $254,000, $400,000, $291,000, $45,000, $45,000 and
$35,000 principal amount of Secured Notes, respectively. All issuances were on the same terms and conditions as the other investors in the Secured Notes. As of December 31, 1995, Messrs. Moody, Adkins, Ardinger and Mrs. Ardinger exchanged their respective Secured Notes for Common Stock of the Company at $3.00 per share. As an incentive to exchange the Secured Notes for equity, Messrs. Moody, Adkins, Ardinger and Mrs. Ardinger were granted 200,000, 145,500, 22,500 and 22,500 warrants, respectively, to purchase Company Common Stock at $1.00 per share for three (3) years. Mr. Norem received 85,500 Warrants to exchange his Secured Notes for a Demand Note. Mr. Norem's Warrants are also priced at $1.00 per share for three (3) years.

   In June and July 1995, in connection with the Demand Notes, the Company issued to Messrs. Ardinger, Adkins, Mrs. Ardinger and Mr. Norem, each a principal stockholder of the Company, $75,000, $100,000, $75,000 and $60,000 principal amount of Demand Notes, respectively. As an incentive to advance the Demand Notes, Messrs. Ardinger, Adkins, Mrs. Ardinger and Mr. Norem were granted 18,750, 25,000, 18,750 and 15,000 warrants, respectively, to purchase Company Common Stock at $1.00 per share for three (3) years. As of December 31, 1995, Messrs. Ardinger, Adkins and Mrs. Ardinger exchanged their respective Demand Notes for Common Stock of the Company at $3.00 per share. As an incentive to exchange the Demand Notes for equity, Messrs. Ardinger, Adkins and Mrs. Ardinger were granted 37,500, 50,000 and 37,500 Warrants, respectively, to purchase Company Common Stock at $1.00 per share for three (3) years. Mr. Norem received 18,000 Warrants to purchase Company Common Stock as additional compensation for extending his Demand Note. Mr. Norem's Warrants are also priced at $1.00 per share for three (3) years.

   In August 1995, the Company authorized a private placement for the issuance and sale of up to 2,666,667 shares of the Common Stock of the Company at $3.00 per share (the "Regulation D Offering"). For its services as placement agent for the Regulation D Offering, Network 1 Financial Securities, Inc., one of the Representatives in this offering, received a commission in the amount of eight percent (8%) of the gross proceeds of the Regulation D Offering. The gross proceeds of the Regulation D Offering were $5,425,755 and Network 1 earned $395,000 in commissions on such proceeds.

   In January and February 1996, in connection with the Secured Notes II, the Company issued to Mr. Fred Kassner, a principal stockholder of the Company, $650,000 principal amount of Secured Notes II. As an incentive to advance the Secured Notes II, Mr. Kassner was granted warrants to purchase 65,000 shares of Common Stock at $3.00 per share for three (3) years. As of March 31, 1996, Mr. Kassner converted his Secured Notes II to Common Stock of the Company at $3.00 per share.

   In January 1996, Messrs. Norem, Colquhoun and Leftwich received options to purchase 160,000, 50,000 and 30,000 shares of Common Stock, respectively, under the 1995 Employee Stock Option Plan, exercisable at $3.30, $3.00 and $3.00 per share, respectively, vesting over a five-year period subject to acceleration.


   In July 1996, the Company received gross proceeds of $1,000,000 in connection with the issuance and sale of $1,000,000 aggregate principal amount of a convertible note to Mr. Fred Kassner, a principal shareholder of the Company (the "Convertible Bridge Debt"). Pursuant to the terms of the Convertible Bridge Debt, Mr. Kassner received a warrant to purchase 100,000 shares of Common Stock of the Company. The warrant is exercisable at a price of $3.00 per share for three years from the date of issuance. In addition, should Mr. Kassner elect to convert, he will receive an additional warrant to purchase 100,000 shares of Common Stock at $3.00 per share for three years from the date of conversion. Mr. Kassner has agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   In September through November 1996, the Company received gross proceeds of $615,000 in connection with the issuance and sale of $615,000 aggregate principal amount of Convertible Bridge Debt to Mr. Robert Rubin, a shareholder of the Company. Mr. Rubin received a warrant to purchase 61,500 shares of Common Stock of the Company exercisable at a price of $3.00 per share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Mr. Rubin has agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   In October 1996, Glenn A. Norem, Chief Executive Officer of the Company, agreed to defer the receipt of $170,308 principal amount of Secured and Demand Notes, accrued interest of $13,154 and accrued salary and bonuses of $127,781 until February 1998. The Company has agreed to pay Mr. Norem interest at a rate of 15% per annum on the deferred amount. In addition, Mr. Norem will be repaid $200,000 principal amount of Secured and Demand Notes plus accrued interest of $8,921 on Convertible Debt from the proceeds of this offering. Also, G.A. Norem I L.P., a partnership managed by Mr. Norem, will be repaid $35,000 principal amount of Secured and Demand Notes plus accrued interest of $10,068 from the proceeds of this offering.

   In November 1996 through January 1997, the Company received gross proceeds of $1,025,000 and commitments to pay an additional $275,000 expected to be received by the Company on or before January 22, 1997 in connection with the issuance and sale of an additional $1,300,000 aggregate principal amount of Convertible Bridge Debt to Mr. M. Douglas Adkins and Mr. H.T. Ardinger, each shareholders of the Company. The Convertible Bridge Debt bears interest at the rate of 8% per annum and is due the earlier of ten days after the completion of an initial public offering by the Company or 180 days from issuance. The holders of the Convertible Bridge Debt received warrants to purchase 130,000 shares of Common Stock of the Company exercisable at a price of $3.00 share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Messrs. Adkins and Ardinger have each agreed to convert this debt into the securities offered hereby at the initial public offering price per share of Common Stock and $.10 per Public Warrant. The Representative will receive a commission for this transaction in the amount of 10% of the value of the Convertible Bridge Debt converted to equity.

   All future transactions between the Company and its officers, directors or 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent disinterested Directors of the Company.

                          DESCRIPTION OF SECURITIES

   The Company is authorized to issue 20,000,000 shares of Common Stock, $.0001 par value per share and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this Prospectus, the 5,054,314 shares of Common Stock outstanding are held by 70 holders of record, and no shares of preferred stock are outstanding.

COMMON STOCK


   The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The current shareholders of the Company (including officers and directors) will continue to own more than 81.8% (or more if they purchase any of the shares offered hereby) of the shares of Common Stock after the offering and, accordingly, may be able to effectively elect all of the Company's directors and control corporate policy. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to them after payment of debts and liabilities of the Company and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered will be, when issued upon payment of the consideration set forth in this Prospectus, fully paid and non-assessable.


PREFERRED STOCK

   The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock.

WARRANTS


   The following is a brief summary of certain provisions of the Public Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant agreement (the "Warrant Agreement") among the Company, the Representative, and Continental Stock Transfer & Trust Co. (the "Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As of the date hereof, there are no Public Warrants outstanding. See "Additional Information."

    Exercise Price and Terms. Each Public Warrant entitles the registered holder thereof to purchase, at any time over a fifty-four month period commencing six
(6) months after the date of this Prospectus, one share of Common Stock at $____ per share (100% of the initial public offering price per share of Common Stock), subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Public Warrant may exercise such Public Warrant by surrendering the certificate representing the Public Warant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Public Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Public Warrants. No fractional shares will be issued upon the exercise of the Public Warrants.

   The exercise price of the Public Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

   Adjustments. The holders of the Public Warrants are protected against dilution of their interests by adjustments, as set forth in the Warrant Agreement, of the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Public Warrants upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock at a price below the then-applicable exercise price of the Public Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Public Warrant.


   Redemption Provisions. Commencing twelve (12) months after the date of this Prospectus, all, but not less than all, of the Public Warrants are subject to redemption at $0.10 per Public Warrant on not less than thirty (30) days' prior written notice to the holders of the Public Warrants provided the per share closing price or bid quotation of the Common Stock as reported on Nasdaq equals or exceeds $ [150% of the initial public offering price per share of Common Stock] for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date on which the Company gives notice of redemption. The Public Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption in such notice. If any Public Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

   Transfer, Exchange and Exercise. The Public Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five (5) years from the date of this Prospectus, at which time the Public Warrants become wholly void and of no value. If a market for the Public Warrants develops, the holder may sell the Public Warrants instead of exercising them. There can be no assurance, however, that a market for the Public Warrants will develop or continue.

   The Public Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Public Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Public Warrants. Although the Company will use its best efforts to have all the shares of Common Stock issuable upon exercise of the Public Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Public Warrants, there can be assurance that it will be able to do so.

   The Public Warrants are separately transferable immediately upon issuance. Although the Public Warrants will not knowingly be sold to purchasers in jurisdictions in which the Public Warrants are not registered or otherwise qualified for sale or exemption, purchasers may buy Public Warrants in the after-market in, or may move to, jurisdictions in which Public Warrants and the Common Stock underlying the Public Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Public Warrants (and the Public Warrants would not be exercisable by those persons) unless and until the Public Warrants and the underlying Common Stock are registered, or qualified for sale in jurisdictions in which such purchasers reside, or any exemption from registration or qualification exists in such jurisdiction.

   Warrantholder Not a Stockholder. The Public Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

   Modification of Public Warrants. The Company and the Warrant Agent may make such modifications to the Public Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Public Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securites purchasable upon the exercise of any Public Warrant, the exercise price and the expiration date with respect to any Public Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Public Warrants, without the consent of two-thirds of the warrantholders.

DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

   As of the date of this Prospectus, the Company will be subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

REPORTS TO STOCKHOLDERS

   The  Company  intends  to  furnish  its  stockholders   with  annual  reports
containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

   As of the date of this Prospectus, the Company has registered its Common Stock and Warrants under the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has agreed that it will use its best efforts to continue to maintain such registration for a minimum of five years from the date of this Prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                       SHARES ELIGIBLE FOR FUTURE SALE

   Upon the consummation of this offering, the Company will have 7,696,291 shares of Common Stock outstanding (7,906,291 shares if the Representative's over-allotment option is exercised in full)(assuming no exercise of outstanding options and warrants). Of these shares, the 1,400,000 shares sold in this offering (1,610,000 shares if the Representative's over-allotment option is exercised in full) and the 1,241,977 shares of Common Stock registered concurrently with this Prospectus (the "Selling Securityholders Shares") being offered pursuant to the Selling Securityholder Prospectus included in the Registration Statement of which this Prospectus forms a part will be freely tradeable subject to "lock-up" agreements described below under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the "lock-up" agreements described below, such shares are eligible for sale under Rule 144, or will become so eligible at various times through May 1998. In addition, the Company has granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares eligible for registration so choose they could require the Company to register all of said shares at any time.

   In  general,   under  Rule  144  as  currently  in  effect,  subject  to  the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   Except upon the consent of the Representative, all executive officers, all directors and holders of substantially all of the outstanding stock of the Company and substantally all holders of any options, warrants or other securities convertible, exercisable or exchangeable for shares of Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of twenty-four (24) months following the effective date of the Registration Statement. The Representative has agreed to release twenty-five percent (25%) of the securities held by Mr. Robert Bernardi on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty five percent (25%) every ninety
(90) days thereafter until no securities held by Mr. Bernardi are subject to the lock-up agreement. Holders of 400,647 of the "restricted securities" have not agreed not to sell such shares, 160,714 of which will be eligible for sale under, and subject to, Rule 144 within three months following the date of this Prospectus. For a period of two years from the date of this Prospectus, the Company has also agreed not to file any registration statement relating to the offering or sale of the Company's securities (not including any registration statement on Form S-8) without the consent of the Representative.

   Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 UNDERWRITING


   The Underwriters named below (the "Underwriters"), for whom Network 1 Financial Securities, Inc. is acting as the representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of Securities set forth opposite their names:


                                                              NUMBER OF
                UNDERWRITER                                   SECURITIES
     -----------------------------------                    -------------
     Network 1 Financial Securities,Inc.............
                                                            -------------

               Total................................         1,400,000
                                                             =========

   The Underwriters are committed to purchase all the shares of Common Stock and Public Warrants offered hereby, if any of such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.


   The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions not in excess of $____ per share and $____ per Public Warrant. Such dealers may reallow a concession not in excess of $____ per share and $____ per Public Warrant to certain other dealers. After the commencement of the offering, the public offering prices, concession and reallowance may be changed by the Representative.

   The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the securities offered hereby.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $25,000 has been paid to date.

   The Company has granted to the Underwriters an over-allotment option, exercisable during the forty-five (45) day period from the date of this Prospectus, to purchase up to an additional 210,000 shares of Common Stock and/or 210,000 Public Warrants at the initial public offering price per share and Public Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional securities proportionate to its initial commitment.

   In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 140,000 shares of Common Stock and/or 140,000 Public Warrants (the "Representative's Warrants"). The Representative's Warrants are initially exercisable at a price of $ per share of Common Stock and $ per Public Warrant [140% of the initial public offering price per security] for a period of four
(4) years, commencing at the beginning of the second year after their issuance and sale. The Representative's Warrants are restricted from sale, transfer, assignment or hypothecation for a period of twelve (12) months from the date hereof, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of shares of Common Stock and Public Warrants issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

   Except upon the consent of the Representative, all executive officers, all directors and holders of substantially all of the outstanding stock of the Company and substantially all holders of any options, warrants or other securities convertible, exercisable or exchangeable for shares of Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of twenty-four (24) months following the effective date of the Registration Statement. The Representative has agreed to release twenty-five percent (25%) of the securities held by Mr. Robert Bernardi on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty-five percent (25%) every ninety
(90) days thereafter until no securities held by Mr. Bernardi are subject to the lock-up agreement. An appropriate legend shall be marked on the face of certificates representing all such securities. The Representative has no present intention, plan, proposal, arrangement or understanding to engage in any transactions with the Selling Securityholders with regard to their securities of the Company or to waive or shorten any lock-ups. If any such transaction is entered into or any such lock-ups are waived or shortened, to the extent that the Company is aware of any such transaction or early release and is required to disclose the same, such information will be disclosed in a timely manner. In addition, without the consent of the Representative and except pursuant to the exercise of the Public Warrants and the Representative's Warrants, the Company has agreed that it, its subsidiaries and affiliates shall not sell or offer for sale any of their securities commencing the effective date of the Registration Statement of which this Prospectus is a part for a period of twelve (12) months thereafter, except pursuant to (i) options outstanding or available for grant under the Company's option plans existing on the date hereof (and subject to their issuance at the greater of fair market value and the initial public offering price per share of Common Stock on the date of grant) and (ii) the ESPP. The Company has further agreed for a period of twenty-four (24) months following the effective date of the Registration Statement of which this Prospectus is a part, not to file a registration statement covering any of its securities without the prior written consent of the Representative, except (i) a registration statement covering a maximum of 1,241,977 shares and warrants to purchase an additional 1,241,977 shares and (ii) a registration statement on Form S-8 relating to the Company's stock option plans described in the Registration Statement; provided in each of the foregoing cases, all such securityholders deliver a lock-up agreement to the Representative as described above.


   Upon the exercise of any Public Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the NASD and the Rules and Regulations of the Commission, the Company has agreed to pay the Representative a commission which shall not exceed five percent of the aggregate exercise price of such Public Warrants in connection with bona fide services provided by the Representative relating to any warrant solicitation. In addition, the individual must designate the firm entitled to paument of such warrant solicitation fee. However, no compensation will be paid to the Representative in connection with the exercise of the Public Warrants if (a) the market price of the Common Stock is lower than the exercise price (b) the Public Warrants were held in a descretionary account, or (c) the Public Warrants are exercised in an unsolicited transaction. Unless granted an exemption by the Commission fron Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or other such applicable periods as Rule 10b-6 may provide) prior to any solicitation of the exercise of the Public Warrants until the later of their termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee. As a result, the Representative may be unable to continue to provide a market for the Company's securities during certain periods while the Public Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Representative undertakes to waive unconditionally its right to receive a commission on the exercise of such Public Warrants.

   The Company has agreed that Network 1 Financial Securities, Inc. may nominate for election one person to the Company's Board of Directors (which person shall be reasonably acceptable to the Company) for a period of three (3) years from the effective date of the Registration Statement and that certain of the Company's officers, directors and stockholders have agreed to vote their shares of com-
                                       54
mon stock in favor of such designee. In the event Network 1 Financial Securities, Inc. elects not to exercise the right, then Network 1 Financial
Securities, Inc. may designate one person to attend meetings of the Company's Board of Directors as a non-voting advisor (which person shall be reasonably acceptable to the Company). Such designee shall be entitled to attend all such meetings of the Company's Board of Directors and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company has agreed to reimburse designees of Network 1 Financial Securities, Inc. for their out-of-pocket expenses incurred in connection with their attendance of meetings of the Company's Board of Directors.

   Prior to this offering, there has been no public market for the Common Stock or the Public Warrants. Consequently, the initial public offering prices of the securities has been determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors as were deemed relevant.

   The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."

                    CONCURRENT REGISTRATION OF SECURITIES


   Concurrently  with this  offering,  1,241,977  shares of  Common  Stock  (the
"Selling Securityholders' Shares"), 1,241,977 Public Warrants (the "Selling Securityholders' Warrants") and 1,241,977 shares underlying the Selling Securityholders' Warrants have been registered by the Company under the Securities Act on behalf of certain of its securityholders (the "Selling Securityholders"), pursuant to a Selling Securityholders' Prospectus included within the Registration Statement of which this Prospectus forms a part. The
Selling Securityholders' Shares, the Selling Securityholders Warrants, and the shares underlying the Selling Securityholders Warrants are not part of this underwritten offering and all of these shares and warrants may not be sold prior to 24 months from the date of this Prospectus, in each case, without the prior written consent of the Representative. The Representative has agreed to release twenty-five percent (25%) of the securities held by Mr. Robert Bernardi on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty-five percent (25%) every ninety
(90) days thereafter until no securities held by Mr. Bernardi are subject to the lock-up agreement. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares, the Selling Securityholders' Warrants, or the shares underlying the Selling Securityholders' Warrants, but will receive proceeds from the exercise of the Selling Securityholders' Warrants.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

   John S. Stoppelman, a principal of The Stoppelman Law Firm, P.C., counsel to the Company owns 42,666 shares of Common Stock of the Company, or less than one percent (1.0%) of the shares outstanding before this offering.

                                LEGAL MATTERS


   The legality of the securities offered hereby will be passed upon for the Company by The Stoppelman Law Firm, P.C., McLean, Virginia. Gersten, Savage, Kaplowitz, & Curtin, LLP, New York, NY has acted as counsel for the several underwriters in connection with this offering.

                                   EXPERTS

   The consolidated financial statements of the Company and its subsidiaries (companies in the development stage) at December 31, 1995 and for the year ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


   The consolidated financial statements of the Company and its subsidiaries (companies in the development stage) at December 31, 1994 and for the year ended December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Hoffman, Morrison & Fitzgerald, P.C. ("Hoffman"), independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


   The former independent auditor for the Company, Hoffman, Morrison & Fitzgerald, P.C., was dismissed by the Company on November 3, 1995. Hoffman's report on the financial statements for the fiscal year ended December 31, 1994 did not contain an adverse opinion or disclaimer of opinion, and, except for an emphasis paragraph describing substantial doubt about the Company's ability to continue as a going concern, was not modified as to uncertainty, audit scope or accounting principles. Management is not aware of any disagreements with Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure through the date of dismissal, which, if not resolved to Hoffman's satisfaction, would have caused Hoffman to make reference to the subject matter of the disagreement in connection with its report.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Common Stock and Public Warrants offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549; at the New York Regional Office, 7 World Trade Center, New York, New York 10048 and at the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Commission at its principal office and regional office upon payment of prescribed fees and over the Internet at www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

                                   GLOSSARY

Algorithm:                         A    step-by-step    problem    solving    or
                                   mathematical procedure.

Asynchronous:                      That  which  takes  place in  different  time
                                   frames   and  is   accessed   at  the  user's
                                   convenience.

Bandwidth:                         The  amount  of   information   that  can  be
                                   transmitted  across an  information  channel.

Frame  Relay:                      Packet   data   protocol   with  less   error
                                   correction to speed up communication over high quality connections.

Intranet:                          A private Internet.

Internet:                          A network of computer  networks  using TCP/IP
                                   protocol.

ISDN:                              (Integrated   Services  Digital  Network)  --
                                   digital   network  that   provides   seamless
                                   communication of voice, video and text.

Kilobits A thousand bits; a measure of the rate of data transmission.

LAN: (Local Area Network) -- a private computer network connecting computers in the same building or campus using coaxial cable, twisted pair or multimode fiber.

MBONE: A portion of the Internet with multimedia broadcast capability.

Multimedia:                        A  combination  of  multiple  digitized  data
                                   types:   text,   sound,    computer-generated
                                   graphics  and  animations,   photographs  and
                                   video.

NTSC: The standard for scanning television signals in the US, Canada and Japan.

Packet: A grouping of data, typically from one to 512 characters in size, which usually represents one transaction.

PCI-Bus: A fast 32 bit peripheral interface for PC's and workstations.

Protocol:                          A set of rules for data communications; a set
                                   of rules and procedures for establishing and controlling the exchange of data between computers.

S-Bus: A proprietary high speed peripheral interface for Sun workstations.

Standards-based                    A product  which is  designed  to comply with
                                   standards   promulgated   by   a   recognized
                                   industry organization.

Switched Architecture:             Any network or device in which  switching  is
                                   present and is used to direct messages from the sender to the ultimate recipient.

TCP/IP: (Transmission Control Protocol/Internet Protocol) -- the protocol used for packet oriented communication between networked computers.

UTP: (Unshielded Twisted Pair) -- standard building wiring currently used to transmit voice (telephone) and data throughout an office or building.

WAN: (Wide Area Network) -- a voice, data and/or video network covering a geographic area larger than a campus, generally linking multiple smaller networks.

Whiteboard:                        A  shared  drawing  or  graphics  session  or
                                   capability between two remote computers.

World Wide  Web:                   A very large  collection  of linked  Internet
                                   servers using a standard linking and display language.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A Development Stage Company)
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Auditors .............................................................  F-2

Consolidated Balance Sheets at December 31, 1994 and 1995 and September 30, 1996 (Unaudited..  F-4

Consolidated Statements of  Operations  for the years  ended  December 31, 1994 and 1995, the nine months ended  September 30, 1995 and 1996  (Unaudited) and  Cumulative  from Inception
  (November 19, 1992) to September 30, 1996 (Unaudited)......................................  F-5

Consolidated Statements of Stockholders' Equity (Deficit) from Inception (November 19, 1992)
  to December 31, 1995 and the nine months ended September 30, 1996 (Unaudited) .............  F-6

Consolidated Statements of Cash Flows for the years ended  December 31, 1994  and  1995, the nine months ended September 30, 1995 and 1996  (Unaudited) and  Cumulative  from Inception
  (November 19, 1992) to September 30, 1996 (Unaudited)......................................  F-8

Notes to Consolidated Financial Statements...................................................  F-9


                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
MultiMedia Access Corporation

We have audited the accompanying consolidated balance sheet of MultiMedia Access Corporation and subsidiaries (a development stage company) as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MultiMedia Access Corporation and subsidiaries at December 31, 1995, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As more fully described in Note 1, the Company is dependent upon the proceeds from an initial public offering of its common stock or other alternative financing, has incurred recurring losses from operations and has a substantial working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Dallas, Texas                                ERNST & YOUNG LLP
April 5, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
MultiMedia Access Corporation and Subsidiaries
Dallas, TX

We have audited the accompanying consolidated balance sheets of MultiMedia Access Corporation and Subsidiaries (a development stage company) as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MultiMedia Access Corporation and Subsidiaries as of December 31, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As more fully described in Note 1, the Company is dependent upon the proceeds from an initial public offering of its common stock or other alternative financing, has incurred recurring losses from operations and has a substantial working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                             HOFFMAN, DYKES & FITZGERALD, P.C.

March 17, 1995, except for Note 12,
which is as of May 8, 1995
Vienna, Virginia

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                         CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                    ---------------------------   SEPTEMBER 30,
                                                                         1994          1995          1996
                                                                    ------------- -------------   ------------
                              ASSETS                                                              (UNAUDITED)
Current assets:
 Cash and cash equivalents........................................  $    31,360   $    16,605   $     21,523
 Accounts receivable, less allowance for doubtful accounts (none at December 31, 1994, $29,647 and $44,196 at December 31, 1995
  and September 30, 1996 (unaudited), respectively)...............       36,581         4,564        128,755
 Inventory, less reserve (none at December 31, 1994, $220,000 at
  December 31, 1995 and $215,000 at September 30, 1996
  (unaudited))....................................................      365,103       197,469        377,313
 Prepaid expenses.................................................       36,331        18,971         70,267
 Due from debt holder.............................................           --       315,300             --
 Deferred charges.................................................      307,115        44,165        324,593
                                                                    ------------- ------------- ---------------
   Total current assets...........................................      776,490       597,074        922,451

Property and equipment, net.......................................      534,031       485,700        481,851
Software development costs, net...................................      210,256       143,795        116,689
Deferred charges, net.............................................      151,772            --         20,833
Deposits..........................................................       17,829        18,197         18,272
Patent, net.......................................................       90,677            --             --
                                                                    ------------- ------------- ---------------
   Total assets...................................................  $ 1,781,055   $ 1,244,766   $  1,560,096
                                                                    ============= ============= ===============
          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.................................................  $   432,623   $   580,160   $    523,347
 Accrued compensation.............................................      253,755       354,268        230,048
 Deferred revenue.................................................       17,471        75,513         27,091
 Other accrued liabilities........................................      273,513       370,398        777,299
 Short-term debt, officer.........................................           --       364,154        364,154
 Short-term debt, other...........................................        8,271        66,633      1,003,554
 Current portion of long-term debt................................           --     2,677,550      2,677,550
                                                                    ------------- ------------- ---------------
   Total current liabilities......................................      985,633     4,488,676      5,603,043
Long-term debt....................................................    2,195,174         8,654        500,000

Commitments and contingencies

Stockholders' equity (deficit):
 Preferred stock, $.0001 par value:
  Authorized shares - 5,000,000
  Issued shares - none............................................           --            --             --
 Common stock, $.0001 par value:
  Authorized shares - 20,000,000
  Issued and outstanding  shares - 3,507,231 at December 31, 1994,  4,721,268 at
   December 31, 1995 and 5,315,811 at September 30,
   1996 (unaudited)...............................................          350           472            532
 Additional paid-in capital.......................................    1,163,274     4,736,933      6,527,572
 Stock subscription receivable....................................         (191)           --             --
 Deficit accumulated during the development stage.................   (2,563,185)   (7,978,063)   (11,059,145)
 Treasury stock, 261,497 shares at December 31, 1995 and September
  30, 1996 (unaudited)............................................           --       (11,906)       (11,906)
                                                                    ------------- ------------- ---------------
   Total stockholders' equity (deficit)...........................   (1,399,752)   (3,252,564)    (4,542,947)
                                                                    ------------- ------------- ---------------
   Total liabilities and stockholders' equity (deficit)...........  $ 1,781,055   $ 1,244,766   $  1,560,096
                                                                    ============= ============= ===============

                           See accompanying notes.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                        FOR THE NINE MONTHS           CUMULATIVE
                                        YEAR ENDED DECEMBER 31,         ENDED SEPTEMBER 30,               FROM
                                         -----------------------         -------------------            INCEPTION
                                                                                                   (NOVEMBER 19, 1992)
                                          1994           1995           1995           1996       TO SEPTEMBER 30, 1996
                                          ----           ----           ----           ----       ---------------------
                                                                     (UNAUDITED)    (UNAUDITED)       (UNAUDITED)
Net sales..........................  $   127,531    $   285,354    $   244,223    $   900,446    $  1,377,407
Cost of goods sold.................       64,363        136,381        112,452        315,437         547,994
                                     -------------- -------------- -------------- -------------- ---------------------
Gross profit.......................       63,168        148,973        131,771        585,009         829,413
Operating expenses:
 Selling, general and
  administrative...................    1,795,485      2,297,497      1,737,201      1,712,494       6,320,012
 Research and development..........      864,847      1,983,310      1,149,333      1,457,001       4,427,001
 Depreciation and amortization.....       80,360        439,752        185,789        153,035         704,172
                                     -------------- -------------- -------------- -------------- ---------------------
  Total operating expenses.........    2,740,692      4,720,559      3,072,323      3,322,530      11,451,185
                                     -------------- -------------- -------------- -------------- ---------------------
Operating loss.....................   (2,677,524)    (4,571,586)    (2,940,552)    (2,727,521)    (10,621,772)
Other income (expense):
 Dividend and interest income......       29,215          5,372          1,842             69          34,656
 Interest expense..................      (81,503)      (847,905)      (570,470)      (343,630)     (1,286,027)
 Other.............................       12,391           (759)          (330)            --          11,632
                                     -------------- -------------- -------------- -------------- ---------------------
  Total other income (expense).....      (39,897)      (843,292)      (568,958)      (343,561)     (1,239,739)
                                     -------------- -------------- -------------- -------------- ---------------------
Net loss...........................  $(2,717,421)   $(5,414,878)   $(3,509,510)   $(3,081,082)   $(11,861,511)
                                     ============== ============== ============== ============== =====================
Net loss per share.................  $     (0.58)   $     (1.06)   $     (0.70)   $     (0.51)
                                     ============== ============== ============== ==============
Weighted average number of common
 and common equivalent shares
 outstanding.......................    4,706,646      5,124,411      4,999,543      6,000,010
                                     ============== ============== ============== ==============

                           See accompanying notes.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
           FROM INCEPTION (NOVEMBER 19, 1992) TO DECEMBER 31, 1995 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)


                                COMMON STOCK
                            ---------------------                ACCUMULATED    ACCUMULATED
                                                   ADDITIONAL       STOCK          DEFICIT      DEFICIT                 TOTAL
                                                    PAID-IN     SUBSCRIPTIONS     AS AN S       AS A C    TREASURY  STOCKHOLDERS'
                            SHARES     PAR VALUE    CAPITAL      RECEIVABLE     CORPORATION   CORPORATION   STOCK  EQUITY (DEFICIT)
                            ------     ---------    -------      ----------     -----------   -----------   -----  ----------------
Net loss from inception
 (November 19, 1992) to
 December 31, 1992........        --     $    --     $     --      $      --    $ (53,925)       $     --   $   --    $  (53,925)
                             -------    --------     --------      ---------    ----------       ---------  ------    -----------
Balance, December 31,
 1992                             --          --           --             --      (53,925)             --       --       (53,925)
Exercise of options......    194,180          19          361           (342)          --              --       --            38
Exercise of warrants ....    511,000          51          949           (900)          --              --       --           100
Net loss.................         --          --           --             --     (594,205)             --       --      (594,205)
                             -------    --------     --------      ----------   ----------       ---------  ------    -----------
Balance, December 31,1993    705,180          70        1,310         (1,242     (648,130)             --       --      (647,992)
Sale of common stock,
 February 1994..........   1,510,000         151           --             --           --              --       --           151
Sale of common stock
 March 1994..............    996,364         100    1,917,141             --           --              --       --     1,917,241
Exercise of options......     25,126           2          535             --           --              --       --           537
Net loss as an S
 Corporation January 1,
 1994 to May 10, 1994 ..          --          --           --             --     (154,236)             --       --      (154,236)
Reclassification of S
 Corporation losses upon
 merger with Viewpoint ..         --          --     (802,366)            --      802,366              --       --            --
Common stock issued,
 June 1994...............     10,000           1       21,999             --           --              --       --        22,000
Exercise of warrants ....    107,261          11       21,670           (844)          --              --       --        20,837
Exercise of options......    153,300          15        2,985           --             --              --       --         3,000
Payment of stock
 subscriptions...........         --          --           --          1,895           --              --       --         1,895
Net loss.................         --          --           --             --           --      (2,563,185)      --    (2,563,185)
                           ----------- ----------- ------------ --------------- ------------- ------------- --------  -----------
Balance, December 31,
 1994                      3,507,231         350    1,163,274           (191)          --      (2,563,185)      --    (1,399,752)

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
           FROM INCEPTION (NOVEMBER 19, 1992) TO DECEMBER 31, 1995
           AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)


                                COMMON STOCK
                            ---------------------                ACCUMULATED    ACCUMULATED
                                                   ADDITIONAL       STOCK          DEFICIT      DEFICIT                  TOTAL
                                                    PAID-IN     SUBSCRIPTIONS     AS AN S       AS A C     TREASURY   STOCKHOLDERS'
                            SHARES     PAR VALUE    CAPITAL      RECEIVABLE     CORPORATION   CORPORATION    STOCK  EQUITY (DEFICIT)
                            ------     ---------    -------      ----------     -----------   -----------    -----  ----------------

Balance, December 31,
 1994                      3,507,231   $350        $1,163,274   $   (191)    $     --     $ (2,563,185)   $     --     $(1,399,752)
Payment of stock
 subscriptions...........         --     --                --        191           --               --          --             191
Repurchase of 255,880
 shares of common stock
 at par..................         --     --                --         --           --               --         (26)            (26)
Sale of common stock,
 net of expenses,
September 1995..........     833,333     83         2,166,811         --           --               --          --       2,166,894
Satisfaction of trade
 receivable for 5,617
 shares of common stock .         --     --                --         --           --               --     (11,880)        (11,880)
Exchange of short-term
 debt for common stock,
 December 1995...........    380,704     39         1,406,848         --           --               --          --       1,406,887
Net loss................          --     --                --         --           --       (5,414,878)         --      (5,414,878)
                          ----------- ----------- ------------ ----------------------    -------------   ----------   --------------
Balance, December 31,
 1995                      4,721,268    472         4,736,933         --           --       (7,978,063)    (11,906)     (3,252,564)
Exchange of short-term
 debt for common stock,
 net of expenses
 (unaudited).............    221,195     22           571,167         --           --               --          --        571,189
Sales of common stock,
 net of expenses
 (unaudited) ............    304,016     31           896,481         --           --               --          --        896,512
Exchange of trade
 payables for common
 stock (unaudited).......     69,332      7           207,991         --           --               --          --        207,998
Issuance of warrants
 (unaudited).............         --     --           115,000         --           --               --          --        115,000
Net loss (unaudited) ...          --     --                --         --           --       (3,081,082)         --     (3,081,082)
                          ----------- ----------- ------------ -----------  ---------     -------------   ---------   --------------
Balance, September 30,
 1996 (unaudited)          5,315,811   $532        $6,527,572   $     --     $     --     $(11,059,145)   $(11,906)   $(4,542,947)
                          =========== =========== ============ ===========  =========    =============  ===========   ============

                             See accompanying notes.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  FOR THE NINE MONTHS            CUMULATIVE
                                                    YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,               FROM
                                                ----------------------------- -------------------------           INCEPTION
                                                                                                              (NOVEMBER 19, 1992)
                                                    1994           1995            1995           1996       TO SEPTEMBER 30, 1996
                                                    -----          -----      ------------  --------------   ---------------------
                                                                                (UNAUDITED)    (UNAUDITED)       (UNAUDITED)
Operating activities:
 Net loss.....................................  $(2,717,421)   $(5,414,878)   $(3,509,510)   $(3,081,082)   $(11,861,511)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation of fixed assets................       50,109        126,443         93,267        114,929         292,305
  Amortization of software development........            0        222,632         69,853         38,106         260,738
  Amortization of patent......................       30,251         90,677         22,669             --         151,129
  Loss on asset dispositions..................           --          1,955          2,280             --           1,955
  Non-cash charges to interest expense........           --        264,777        140,125         69,165         333,942
  Common stock issued in lieu of cash for
   consulting services........................       22,000             --             --             --          22,000
  Inventory reserve adjustment................           --        220,000             --             --         220,000
  Write off of deferred charges...............           --        376,633        306,633             --         376,633
  Changes in operating assets and liabilities:
   Accounts receivable........................      (19,120)        32,208        (51,496)      (124,191)       (128,564)
   Inventory..................................     (365,103)       (52,366)       (13,221)      (179,844)       (597,313)
   Prepaid expenses...........................      (36,331)        17,360          9,344        (51,296)        (70,267)
   Due from debt holder.......................           --       (315,300)      (315,300)       315,300              --
   Deferred charges...........................     (458,887)        38,089       (326,176)      (363,368)       (784,166)
   Deposits...................................      (17,829)          (368)           591            (75)        (18,272)
   Accounts payable...........................      336,723        147,537         92,982        151,185         731,345
   Accrued compensation.......................      (50,836)       100,513        147,496       (124,220)        230,048
   Deferred revenue...........................        1,880         58,042              0        (48,422)         27,091
   Other accrued liabilities..................      200,461        219,696        172,219        420,490         913,699
                                                -------------- -------------- -------------- -------------- ---------------------

    Net cash used in operating activities.....   (3,024,103)    (3,866,350)    (3,158,244)    (2,863,323)     (9,899,208)
                                                -------------- -------------- -------------- -------------- ---------------------

Investing activities:
 Purchase of property and equipment...........     (532,871)      (108,143)       (57,637)      (111,080)       (764,680)
 Software development costs...................     (210,256)      (156,171)      (284,560)       (11,000)       (377,427)
 Purchase of patent...........................           --             --             --             --        (151,129)
 Other........................................           --         28,076         26,645             --          28,076
                                                -------------- -------------- -------------- -------------- ---------------------

    Net cash used in investing activities.....     (743,127)      (236,238)      (315,552)      (122,080)     (1,265,160)
                                                -------------- -------------- -------------- -------------- ---------------------

Financing activities:
 Net proceeds from issuance (repayment) of
  short-term debt.............................     (100,000)     1,096,000      1,061,000      1,585,000       2,806,000
 Net proceeds from issuance (repayment) of
  short-term debt- officer....................      (87,000)       345,000        345,000             --         345,000
 Other........................................       (1,210)        (8,270)        (6,130)        (6,733)        (16,213)
 Proceeds from issuance of long-term debt.....    2,040,300        500,115        500,115        500,000       3,040,415
 Proceeds from exercise of stock options and
  warrants....................................       26,268             --             --             --          26,406
 Purchase of treasury stock...................           --        (11,906)           (26)            --         (11,906)
 Net proceeds from sale of common stock.......    1,917,241      2,166,894      2,500,000        912,054       4,996,189
                                                -------------- -------------- -------------- -------------- ---------------------

    Net cash provided by financing activities.    3,795,599      4,087,833      4,399,959      2,990,321      11,185,891
                                                -------------- -------------- -------------- -------------- ---------------------

Net increase (decrease) in cash and cash
 equivalents..................................       28,369        (14,755)       926,163          4,918          21,523
Cash and cash equivalents, beginning of
 period.......................................        2,991         31,360         31,360         16,605              --
                                                -------------- -------------- -------------- -------------- ---------------------

Cash and cash equivalents, end of period .....  $    31,360    $    16,605    $   957,523    $    21,523    $     21,523
                                                ============== ============== ============== ============== =====================


                             See accompanying notes.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

   (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1996 AND THE NINE MONTH PERIODS
                                    ENDED
                  SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED.)

1. THE COMPANY AND GOING CONCERN CONSIDERATIONS

   The accompanying consolidated financial statements include the accounts of MultiMedia Access Corporation (MMAC), and its wholly-owned subsidiaries,
Viewpoint Systems, Inc. (Viewpoint), VideoWare, Inc. (VideoWare) and Osprey Technologies, Inc. (Osprey) (collectively, the Company). MMAC, Viewpoint, VideoWare and Osprey were incorporated in Delaware in February 1994, November 1992, September 1994 and September 1995, respectively. The Company is a development stage company engaged in developing and marketing advanced video communications products that integrate video capabilities into existing desktop computers, applications and networks. The Company markets its products directly to end-users, through value-added resellers and computer system integrators, primarily in the continental United States.

   The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The Company is dependent on the proceeds of this offering to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications and to fund its working capital requirements. In the event that the Company's plans change or prove to be inaccurate or if the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail or cease its activities. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all.

   Inasmuch as the Company intends to increase its level of activities following consummation of this offering and will be required to make significant expenditures in connection with marketing and product development activities, the Company anticipates that losses will continue for the foreseeable future and until such time as the Company is able to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products.

   There can be no assurance that the Company will be able to successfully implement its marketing strategy, generate significant revenues or achieve profitable operations.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying consolidated financial statements, the Company incurred significant losses of $2,717,421 and $5,414,878 during the years ended December 31, 1994 and 1995, respectively, and $3,081,082 during the nine months ended September 30, 1996 (unaudited). These losses, in conjunction with the matters discussed above, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

   In May 1994 the Company acquired Viewpoint in a transaction accounted for as a pooling of interests (see Note 3). The accompanying consolidated financial statements include the financial position, results of operations and cash flows of Viewpoint, as adjusted retroactively to give effect to the pooling of interests. All material intercompany transactions have been eliminated. No changes in accounting policies were adopted as a result of the pooling of interests.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                    (A Development Stage Company) (Continued)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

INVENTORY

   Inventory consists primarily of purchased electronic components and computer system products, along with the related documentation manuals and packaging materials. Inventory is carried at the lower of cost or market. Effective January 1, 1995, the Company changed its method of costing inventory from the first-in, first-out method to the standard cost method, which approximates average cost. This change did not result in any material change in the valuation of inventory.

PROPERTY AND EQUIPMENT

   Property and equipment is recorded at cost. Depreciation is determined using the straight-line method over the estimated useful lives, generally five years, of the related assets. Leasehold improvements are amortized over the lives of the related leases. Expenditures for repairs and maintenance are charged to operations as incurred; renewals and betterments are capitalized.

SOFTWARE DEVELOPMENT COSTS

   Costs of developing new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, after which time additional costs incurred are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software development costs begins when products are available for general release to customers, and is computed using the straight-line method over a period not to exceed three years. No amount was charged to amortization expense through December 31, 1994, and $222,632 (including $155,597 to fully amortize remaining costs of the Viewpoint product line) and $38,106 was charged to amortization expense during the year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited), respectively.

PATENT

   The Company holds a patent related to its proprietary technology and trade secrets. The costs associated with obtaining and defending the patent are amortized on the straight-line basis over its estimated remaining life, not to exceed five years. During 1995, the Company fully amortized its patent. Total accumulated amortization of patent costs was $60,452 at December 31, 1994.

REVENUE RECOGNITION

   Revenue from the sale of video communication systems and licensing of the related software is recognized upon shipment to customers. With pre-approval by a return merchandise authorization, a customer may return undamaged product to the Company, subject to a 30-day money back guarantee. The Company maintains an accrued warranty reserve for products which are returned defective during the warranty period.

NET LOSS PER SHARE

   Net loss per share is computed based on the weighted average number of common and common equivalent shares outstanding. The Company has computed common and common equivalent shares in determining the number of shares used in calculating earnings per share for all periods presented pur-

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

suant to the Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83. SAB No. 83 requires the Company to include all common shares and all common share equivalents issued in the 12 month period preceding the filing date of the initial public offering in its calculation of the number of shares used to determine earnings per share as if the shares had been outstanding for all periods presented. Options and warrants issued more than 12 months prior to the initial public offering have been excluded since their effect is antidilutive.


   Supplemental loss per share is $1.02 for the year ended December 31, 1995 and $.49 for the nine months ended September 30, 1996 (unaudited) assuming (1) issuance of the securities offered by the Company hereby, receipt by the Company of the net proceeds thereof and use of the proceeds to repay $292,548 and $377,548 principal amount of secured and demand notes at December 31, 1995 and September 30, 1996 (unaudited), respectively, and to repay approximately $247,250 principal amount of convertible debt and (2) weighted average common and common equivalent shares of 5,244,366 and 6,138,854 for the year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited), respectively.

DEFERRED CHARGES AND OTHER ASSETS

   Deferred charges at December 31, 1994 consisted of legal, accounting and other expenses associated with the private placement of 8% promissory notes, which were amortized using the straight-line method over the term of the notes. During 1995, the Company incurred $333,106 of additional legal, accounting and underwriting costs in connection with a private placement of common stock which have been charged against the proceeds from the sale of the common stock. During 1995, the Company wrote off deferred charges consisting of legal, accounting, underwriting and printing costs incurred in connection with a canceled initial public offering of common stock which resulted in a charge against income of $376,633. Deferred charges at September 30, 1996 consist of legal, accounting and other expenses associated with the impending initial public offering, as well as expenses associated with the issuance of 8% debt in July and September of 1996.

   During September 1995 the Company advanced a debt holder of the Company $315,300 which was repaid in the first quarter of 1996.

CONCENTRATION OF CREDIT RISK

   The Company invests its cash with financial institutions that include a Texas commercial bank and a commercial brokerage firm. The brokerage firm maintains accounts in several banks throughout the country and in government securities. Cash balances at the Texas commercial bank are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company believes it has no significant concentration of credit risk.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

   The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based upon the differences between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse.

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

   Management expects its pending initial public offering to result in the conversion to common stock or settlement in cash of its outstanding short-term and long-term debt. However, as a result of the uncertainties described in Note 1, management believes it is not practicable to determine the fair value of its short and long term debt in accordance with Statement of Financial Accounting Standards No. 107.

Interim Financial Information

   The consolidated financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are unaudited and include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary to present fairly the financial position, results of operations and cash flows of the Company for those interim periods. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year.

3. ACQUISITION OF VIEWPOINT

   In May 1994, the Company acquired Viewpoint in a transaction accounted for as a pooling of interests. The Company acquired all of the outstanding common stock and options to purchase common stock of Viewpoint in exchange for 812,440 shares of common stock, resulting from the exercise of 194,180 options and 511,000 warrants exercised in 1993 and 107,261 warrants exercised in 1994, and 287,564 stock options to purchase the Company's common stock. This represents an exchange ratio of .511 of the Company's common shares for each share of Viewpoint. The options issued in exchange for the Viewpoint options have exercise prices ranging from $.02 to $.20 a share and expire between September 2003 and May 2004.

   A summary of the results of operations of MMAC and Viewpoint for the period February 1994 through May 1994 and January 1994 through May 1994, respectively, is as follows:


                               MMAC       VIEWPOINT
                         ------------ ------------
               Sales.....  $      --    $  16,077
                         ============ ============
               Net loss .  $(148,634)   $(154,236)
                         ============ ============

4.   INVENTORY

     Inventory consists of the following:

                                    DECEMBER 31,
                            --------------------------        SEPTEMBER 30,
                            1994                  1995           1996
                            ----                  ----           ----
                                                              (UNAUDITED)
     Purchased
     materials..........  $229,019             $144,986      $239,652
     Finished goods.....   136,084               52,483       137,661
                         ----------           ----------    ---------
                          $365,103             $197,469      $377,313
                         ==========          ==========    ==========


   Results of operations for 1995 reflect a charge of $220,000 for technological obsolescence of component parts and finished goods associated with one of the Company's early-developed product lines. Inventory at December 31, 1995 and September 30, 1996 (unaudited) is presented net of a $220,000 and $215,000 reserve, respectively.

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. PROPERTY AND EQUIPMENT

   Property and equipment, at cost, consists of the following:

                                                      DECEMBER 31,        SEPTEMBER 30,
                                                 --------------------     ------------
                                                  1994         1995           1996
                                                  ----         ----           ----
                                                                          (UNAUDITED)
     Computer equipment........................  $432,275   $ 455,055   $ 521,305
     Software..................................    39,756      79,552     121,841
     Leasehold improvements....................    36,985      36,985      36,985
     Office furniture and equipment............    75,949      85,090      87,630
                                                 ---------- ----------- ---------------
                                                  584,965     656,682     767,761
     Less accumulated depreciation and
          amortization........................    (50,934)   (170,982)   (285,910)
                                                 ---------- ----------- ---------------
                                                 $534,031   $ 485,700   $ 481,851
                                                 ========== =========== ===============

6. SHORT-TERM DEBT

   Short-term debt consists of the following:

                                                      DECEMBER 31,        SEPTEMBER 30,
                                                 --------------------     ------------
                                                  1994         1995           1996
                                                  ----         ----           ----
                                                                          (UNAUDITED)
     Officer:
      Secured note payable to an officer and
       affiliate of the Company, due on demand
       with interest at 15%. Collateralized by
       all assets of the Company..............  $   --      $364,154       $  364,154
                                                ========   ==========     ================
     Other:
      Secured note payable to an individual
       investor, due on demand with interest
       at 15%.  Collateralized by all assets
       of the Company.........................  $   --        22,548           22,548
     Convertible secured debt payable to a
       principal stockholder of the Company,
       due on demand 10 days subsequent to
       an initial public offering or 180 days
       after date of issue, with interest at 8%.
       Collateralized by all assets of the
       Company.................................     --            --          500,000
     Unsecured notes payable to a stockholder of
       the Company, due on demand 10 days
       subsequent to an initial public offering
       or 180 days after date of issue with
       interest at 8%..........................     --            --          350,000
     Unsecured, non-interest bearing note payable
       to one of the Company's underwriters ...     --        35,000          120,000

     Other.....................................  8,271         9,085           11,006
                                                --------  ----------    ----------------
     Total short-term debt, other ............. $8,271      $ 66,633       $1,003,554
                                                ========  ==========    ================


   Between February and May 1995, the Company issued $1,096,000 of 15% 90-day secured notes to existing stockholders, an officer and director of the Company and two individual investors. The secured

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                    (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


notes were collateralized by all assets of the Company. As an incentive to lend the secured debt to the Company, an officer and director, and two former directors of the Company (all three founders and significant stockholders of the Company), sold 202,750 of their common shares to the lenders at par value. The excess of the fair market value of the shares of $.50 per share as determined by independent appraisal sold to the note holders over their purchase price, was charged to expense over the term of the notes as additional interest expense.

   During June and July 1995, $310,000 of 15% unsecured demand notes were issued to existing stockholders, note holders and an officer and director of the Company. As an incentive to lend the unsecured debt to the Company, the Company issued 77,500 three-year warrants to purchase common stock at $1.00 per share to the lenders. The fair market value of the warrants of $.50 as determined by independent appraisal, was charged to interest expense over the term of the notes.

   In December 1995, $791,000 of the secured notes and $250,000 of the unsecured notes, along with accrued interest of $101,109, were exchanged for 380,704 shares of common stock plus 520,500 three-year warrants to purchase common stock at $1.00 per share. As determined by independent appraisal, the fair market value of the equity instruments exchanged equaled the carrying value of the debt and accrued interest and, accordingly, no gain or loss was recorded.

   Additionally, in December 1995, in connection with the exchange of secured notes for demand notes, the Company issued 109,500 three-year warrants to purchase common stock at $1.00 per share to the holders of the secured and unsecured notes remaining outstanding. 103,500 of these warrants were issued to the Company's Chief Executive Officer. Based on an independent appraisal, the fair market value of these warrants of $.60 per share was charged to interest expense.

   In January and February 1996, the Company issued $650,000 of 10% 90-day secured notes to an existing stockholder of the Company. As an incentive to advance these notes, the stockholder was granted the right to receive 65,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share was charged to interest expense over the term of the notes.

   In July of 1996, the Company issued $500,000 of 8% secured convertible debt to a principal stockholder of the Company. The convertible debt is due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue. As an incentive to advance these notes, the stockholder was granted the right to receive 50,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share is being charged to interest expense over the term of the debt.

   In September of 1996, the Company issued $350,000 of 8% unsecured notes to an existing stockholder of the Company. The notes are due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue. As an incentive to advance these notes, the stockholder was granted the right to receive 50,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $1.00 per share is being charged to interest expense over the term of the notes.

   Interest paid was $11,377, $23,811 and $1,046 for the year ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 (unaudited), respectively.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                    (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


7. LONG-TERM DEBT

   Long-term debt consists of the following:

                                                      DECEMBER 31,
                                                 --------------------       SEPTEMBER 30,
                                                  1994         1995            1996
                                                  ----         ----            ----
                                                                             (UNAUDITED)
  Convertible notes........................       $2,067,300   $2,567,300   $2,567,300
  Short-term notes converted to convertible
    notes ..                                         110,135      110,250      110,250
  Convertible secured debt payable to a
    principal stockholder of the Company,
    due January 1998 with interest at 8%,
    collateralized by all assets of the
    Company................................               --           --       500,000
  Other....................................           17,739        8,654            --
                                                  ------------ ------------ ---------------
                                                   2,195,174    2,686,204    3,177,550
  Less: current portion of convertible
    notes  ...............................                --    2,677,550    2,677,550
                                                ------------ ------------ ---------------
                                                  $2,195,174   $    8,654   $  500,000
                                                  ============ ============ ===============


   In September 1994 the Company began a private placement of convertible debt (the Agreements) and through March 31, 1995, received $2,567,300. The unsecured convertible promissory notes, which were sold in units of $10,000, bear interest at 8% and mature between March 1996 and July 1996. As of December 31, 1995 and September 30, 1996 all of the convertible notes are scheduled to mature within twelve months and, therefore, have been classified as a current liability.


   The Agreements allow convertible note holders, upon a proposed public offering of the Company's equity securities with proceeds exceeding $2,000,000, the right to convert their notes to registered equity securities of the Company at the public offering price and receive 5,000 three-year warrants to purchase the Company's common stock at $3.00 per share for each $10,000 unit. Alternatively, the convertible note holders may elect to request repayment of their notes from the proceeds of the proposed public offering and receive 3,334 three-year warrants to purchase the Company's common stock at $3.00 for each $10,000 unit. In June of 1996, holders of $2,430,300 principal amount of the convertible notes elected to convert into Common Stock and Public Warrants and holders of $247,250 principal amount elected to be repaid from the proceeds of this offering. In addition, by virtue of the aforementioned elections, convertible notes in the amount of $2,677,550, which originally matured between March and July of 1996, were extended to the closing date of the initial public offering.


   In July of 1996, the Company issued $500,000 of 18-month 8% convertible debt to a principal stockholder of the Company. As an incentive to advance these notes, the stockholder was granted 50,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share is being charged to interest expense over the term of the notes.

   Effective December 1994, certain short-term debt holders converted their promissory notes including accrued interest to $110,250 of convertible notes.

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES

   Prior to the pooling with the Company which was consummated in May 1994, Viewpoint had elected to be treated as an S Corporation for federal income tax purposes. As an S Corporation, the tax effect of Viewpoint's revenues and expenses were attributed directly to its stockholders on a pass-through basis. Accordingly, the accompanying consolidated financial statements do not reflect a provision for income taxes for Viewpoint for any tax reporting period ended prior to May 1994. Net operating losses and any tax credits generated by Viewpoint while it was an S Corporation are not available to the Company to offset taxable income, if any, generated after the change to C Corporation status. Accordingly, accumulated deficits of $802,366 generated by Viewpoint as an S Corporation from November 19, 1992 through May 10, 1994, have been reclassified to additional paid-in capital. Viewpoint's S Corporation election was terminated effective with the pooling of interests discussed in Note 3.

   MMAC, VideoWare and Osprey have been classified as C Corporations since their inception in February 1994, September 1994 and September 1995, respectively. Accordingly, the Company has accounted for income taxes for these entities since their respective dates of inception, and for Viewpoint since May 1994, in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a valuation allowance to be recorded when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." In the opinion of management, realization of the Company's net operating loss carryforward is not reasonably assured, and a valuation allowance of $1,076,000, $2,966,000 and $4,051,000 has been provided against deferred tax assets in excess of deferred tax liabilities in the accompanying consolidated financial statements at December 31, 1994 and 1995 and September 30, 1996 (unaudited), respectively.

   The components of the Company's net deferred taxes are as follows:

                                                                    DECEMBER 31,          SEPTEMBER 30,
                                                                 --------------------     -------------
                                                                 1994         1995            1996
                                                                 ----         ----            ----
                                                                                           (UNAUDITED)
Deferred tax assets:
 Net operating loss carryforward........................  $     997,000  $ 2,860,000   $ 3,868,000
 Excess of tax over financial statement basis of patent          13,000       45,000        42,000
 Accruals deductible for tax purposes when paid.........        160,000      156,000       228,000
                                                          -------------- ------------- ---------------
   Total deferred tax assets ...........................      1,170,000    3,061,000     4,138,000
Less: valuation allowance...............................     (1,076,000)  (2,966,000)   (4,051,000)
                                                          -------------- ------------- ---------------
                                                                 94,000       95,000        87,000
Deferred tax liabilities:
 Excess of financial statement over tax basis of
  property and equipment................................         16,000       42,000        44,000
 Excess of financial statement over tax basis of
  software development costs............................         78,000       53,000        43,000
                                                          -------------- ------------- ---------------
   Total deferred tax liabilities.......................         94,000       95,000        87,000
                                                          ============== ============= ===============
Net deferred taxes......................................  $          --  $        --   $        --
                                                          ============== ============= ===============


              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


   A reconciliation between the federal income tax benefit calculated by applying U.S. federal statutory rates to net loss and the absence of a tax benefit reported in the accompanying consolidated financial statements is as follows:

                                                                DECEMBER 31,          SEPTEMBER 30,
                                                          ------------------------    -------------
                                                             1994         1995            1996
                                                             ----         ----            ----
                                                                                       (UNAUDITED)
 U.S. federal statutory rate applied to pretax loss  ...  $(924,000)   $(1,841,000)   $(1,047,500)

Accrued compensation and other accruals................     33,000          2,500        (22,500)
Amortization of patent.................................      6,000         27,500         (2,500)
Depreciation of property and equipment.................    (14,500)       (27,000)        (4,500)
Software development costs for financial reporting
purposes...............................................    (71,500)       (29,000)         9,000
Viewpoint 1994 S-Corporation loss......................     48,000             --             --
Net operating loss carryforward not recognized for
financial reporting purposes...........................    918,000      1,714,000      1,034,000
Inventory and doubtful account reserves ...............         --         50,500          3,000
Non-deductible interest expenses.......................         --         90,000         30,500
Other..................................................      5,000         12,500            500
                                                         ------------ -------------- ---------------
                                                         $      --    $        --    $        --
                                                         ============ ============== ===============


   The Company has a federal income tax net operating loss carryforward of approximately $7,400,000 at December 31, 1995. Approximately $2,700,000 of the carryforward will expire in 2009 and $4,700,000 will expire in 2010. The Company is subject to limitations existing under Internal Revenue Code Section 382 (Change of Control) relating to the availability of the operating loss carryforward. Beginning with 1994, approximately $790,000 of the carryforward that will expire in 2009 is limited to utilization at a rate of approximately $300,000 per year.

9. STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

   In March 1994 the Company sold 996,364 shares of common stock at a price of $2.20 per share in a private placement to certain qualified investors. Proceeds to the Company were $1,917,241 net of related offering costs of $274,759. These offering costs have been charged against additional paid-in capital in the accompanying consolidated financial statements.

   In September 1995, the Company began a second private placement of up to 2,666,667 shares of common stock to qualified investors. In September 1995, the Company sold 833,333 shares to an existing stockholder at $3.00 per share. Proceeds to the Company were $2,166,894 net of related offering costs of $333,106. The offering costs have been charged against additional paid-in capital. As described in Note 6, in December 1995 and March 1996, certain secured and demand note holders of the Company exchanged $1,805,698 of notes and accrued interest for 601,899 shares of common stock and 520,500 warrants in the offering. In April through June of 1996, the Company sold 304,016 shares of the offering to individual investors at $3.00 per share. Proceeds to the Company were $912,054. Additionally, in May and June of 1996, the Company converted approximately $208,000 of accounts payable into 69,332 shares of the offering at $3.00 per share.

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


STOCK OPTION PLAN

   In April  1995,  the Company  adopted its 1995 Stock Plan (1995 Stock  Option
Plan) under which 2,000,000 shares of the Company's common stock are reserved for issuance to officers, key employees and consultants of the Company. The objectives of the stock plan are to attract and retain qualified personnel for positions of substantial responsibility, and to provide additional incentives to employees and consultants to promote the success of the Company's business. Options granted under the plan may be incentive stock options or non-qualified stock options. The plan is administered by the Board of Directors. The options are granted at the discretion of the Board of Directors at an option price per share not less than fair market value, as determined by the Board of Directors, at the date of grant.

   In April 1995, the Company also adopted the 1995 Director Option Plan under which 250,000 shares of the Company's common stock are reserved for issuance to outside directors of the Company. The objective of the director plan is to attract and retain qualified personnel for service as outside directors of the Company, and to encourage their continued service to the Board. Only non-qualified stock options may be granted. Grants under the plan are automatic and nondiscretionary, and are issued at an option price per share not less than fair market value, as determined the Board of Directors, at the date of grant.

   In February 1994 the Company adopted its 1994 Stock Option Plan under which 2,000,000 shares of the Company's common stock were reserved for issuance to officers, key employees, non-employee directors and consultants of the Company, pursuant to incentive and non-qualified stock options. Upon the adoption of the 1995 Stock Option Plan, the 1994 Stock Option Plan was terminated as to any future issuance of options.

   Upon the consummation of the pooling of interests between Viewpoint and MMAC in May 1994, all outstanding stock options of Viewpoint were converted to stock options of the Company at the pooling exchange ratio of .511 of the Company's common shares for each share of Viewpoint. The following is a summary of stock option activity from December 31, 1993 through September 30, 1996. All stock options issued by Viewpoint have been restated to give effect to the pooling of interests transaction described in Note 3.

                                          NON-QUALIFIED STOCK OPTIONS          INCENTIVE STOCK OPTIONS
                                       -------------------------------------  --------------------------
                                        NUMBER              PRICE PER           NUMBER         PRICE PER
                                       OF SHARES              SHARE            OF SHARES         SHARE
                                      ------------    ----------------------  -----------      -----------
Outstanding at December 31, 1993 ....   58,293           $   .20                332,917     $  .02-. 04

Granted..............................  510,000          .10-3.00              1,127,158       2.20-3.00
Exercised............................      256               .20                178,171             .02
Canceled.............................       --                --                224,405        .02-2.42
                                       -----------                           -----------
Outstanding at December 31, 1994 ....  568,037          .10-3.00              1,057,499        .04-3.00

Granted..............................  143,458              3.00                549,800            3.00
Exercised ...........................       --                --                     --              --
Canceled ............................  160,588         2.20-3.00                346,432       2.20-3.00
                                       -----------                           -----------
Outstanding at December 31, 1995  ...  550,907          .10-3.00              1,260,867        .04-3.00

Granted (unaudited)..................       --                                  765,400       3.00-4.00
Exercised (unaudited) ...............       --                                       --
Canceled (unaudited).................   35,833              3.00                460,751       2.20-3.00
                                       -----------
Outstanding at September 30, 1996
(unaudited) .........................  515,074         $.10-3.00              1,565,516       $.04-4.00
                                       ===========                           ===========


              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

   At December 31, 1995, 176,820 non-qualified stock options at prices ranging from $.20 to $3.00 and 390,256 incentive stock options at prices ranging from $.04 to $3.00 were exercisable.

WARRANTS

   The Company has issued warrants to purchase common stock of the Company in connection with certain notes payable (as described in Note 6) and as compensation for services rendered by various consultants, and a financial consulting firm controlled by an officer, director, and stockholder of the Company. All warrants issued prior to 1995 have been exercised with the exception of the rights available to convertible debt holders as described in
Note 7. The following is a summary of warrant activity from December 31, 1993 through September 30, 1996. All warrants issued by Viewpoint have been restated to reflect the pooling of interests transaction described in Note 3.

                                                         WARRANTS
                                                -------------------------------
                                                NUMBER OF          PRICE PER
                                                 SHARES              SHARES
                                                -------          -------------
Outstanding at December 31, 1993.............     74,041         $    .02- .50

Granted......................................     33,220              .20- .50
Exercised....................................    107,261              .02- .50
                                               -----------
Outstanding at December 31, 1994.............         --
Granted......................................  1,147,500             1.00-3.00
Exercised....................................         --                    --
Outstanding at December 31, 1995.............  1,147,500             1.00-3.00
Granted (unaudited)..........................    295,005                  3.00
Exercised (unaudited)........................         --
                                               -----------
Outstanding at September 30, 1996 (unaudited)  1,442,505         $   1.00-3.00
                                               ===========


   All warrants outstanding at December 31, 1995 were exercisable.

10. COMMITMENTS AND CONTINGENCIES

   The Company leases office facilities under non-cancelable operating leases extending through 1998 with an average monthly rental of $15,432. The landlords pay all operating costs and real estate taxes associated with the office lease, which is subject to cost escalation not to exceed 4% annually. The Company is amortizing the total rent payments over the lease term on a straight-line basis. Prior to September 1994, the Company leased office facilities under a month-to-month operating lease with monthly payments ranging from $1,300 to $2,500. The Company also leases certain office and computer equipment under non-cancelable operating leases.
                                                    OPERATING
                                                      LEASES
                                                   -----------
           Year ended December 31:
               1996.......................            $210,169
               1997.......................             165,030
               1998.......................              14,842
                                                   -----------
          Total minimum lease payments....            $390,041
                                                   ===========

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


   Rent expense was $59,495 and $233,305 for the years ended December 31, 1994 and 1995, respectively, and $187,441 for the nine months ended September 30, 1996 (unaudited).

   The Company has entered into an employment contract with its Chief Executive Officer through February 1999 that provides for a minimum annual salary and incentives based generally on the Company's performance. The total compensation, including incentives, which was accrued and included in accrued compensation in the accompanying consolidated financial statements was $120,428, $112,929 and $77,781 at December 31, 1994 and 1995 and September 30, 1996 (unaudited), respectively.

11. RELATED PARTY TRANSACTIONS AND OTHER MATTERS

   During 1994 the Company sold certain desktop videoconferencing equipment to a company which has two directors who are former directors of the Company for $58,260. Direct product costs associated with the sale aggregated $43,521.

   In February 1994 the Company entered into two five-year consulting agreements with two of its former directors, pursuant to which the Company agreed to pay monthly consulting fees of $5,000 to each individual. In March 1995 one of these consulting agreements was canceled with no further liability to the Company. The Company paid $110,000 in such consulting fees for the year ended December 31, 1994 and $72,500 and $12,500 in consulting fees remained accrued at December 31, 1995 and September 30, 1996 (unaudited), respectively. Consulting fees charged to expense with respect to the aforementioned agreements were $110,000, $72,500, and $20,000 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 (unaudited), respectively. In June of 1996, the Company converted $80,000 of accounts payable owed on the remaining consulting agreement into 26,666 shares of common stock at $3.00 per share. By mutual agreement, effective May 1, 1996 consulting fees from the remaining consulting contract were suspended until the effective date of the initial public offering.

   In March 1994 the Company entered into a consulting agreement with a company which is owned by the Chief Executive Officer of the Company. The retainer portion of this agreement was terminated effective December 31, 1994. Consulting fees of $35,000, $11,692 and $11,607 were accrued at December 31, 1994 and 1995 and September 30, 1996 (unaudited), respectively. Consulting fees charged to expense during the year ended December 31, 1994 with respect to this agreement were $35,000. No amounts were charged to expense during 1995 and $2,503 was charged to expense during the nine months ended September 30, 1996 (unaudited). Additionally, $12,500 was paid by the Company in 1995 for services rendered during 1994. In May of 1996, the Company issued 5,005 three-year warrants to purchase Company stock at $3.00 per share as consideration for consulting services rendered during 1996. The fair market value of the warrants of $.50 per share was determined by independent appraisal.

   From October 1994 through January 1995 the Company issued to four principal stockholders, a principal stockholder and director of the Company and the spouse of another principal stockholder and former director, convertible debt totaling $1,905,000 under the terms described in Note 7. Upon completion of the initial public offering, holders of $1,805,000 principal amount of this convertible debt have elected to convert their debt into common stock of the Company at the initial offering price per share and holders of $100,000 principal amount have elected to be repaid from the proceeds of the offering.

   From February through April 1995, the Company issued to five principal stockholders of the Company secured notes totaling $1,070,000 under the terms described in Note 6. During December 1995, $781,000 of these secured notes were exchanged for equity securities of the Company under the terms described in Note 6.

   During June and July 1995, the Company issued to three principal stockholders of the Company demand notes totaling $310,000 under the terms described in Note
6. During December 1995, $250,000 of these secured notes were exchanged for equity securities of the Company under the terms described in Note 6.

              MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES -
                  (A Development Stage Company) (Continued)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

   During July 1996, the Company issued $1,000,000 of secured convertible debt to a principal stockholder of the Company. The convertible debt bears interest at 8%. $500,000 of the convertible debt matures on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue, and the balance matures in 18 months. As an incentive to advance the debt, the stockholder was issued 100,000 three-year warrants to purchase Company stock at $3.00 per share.

   During July 1996, the Company issued to a stockholder and former director of the Company, 75,000 three-year warrants to purchase Company stock at $3.00 per share pursuant to the terms of a consulting agreement more fully described in
Note 11.


12. SUBSEQUENT EVENTS (UNAUDITED)

   In October 1996, the Chief Executive Officer of the Company agreed to defer receipt of $164,154 principal amount of Secured and Demand Notes, accrued interest of $41,154 and accrued salary and bonuses of $127,781 until February 1998. The Company has agreed to pay the Chief Executive Officer interest at a rate of 15% per annum on the deferred amount. In addition, the Chief Executive Officer and a partnership he manages will be repaid $235,000 principal amount of Secured and Demand Notes from the proceeds of this offering.

   In October and November 1996, the Company issued $265,000 of 8% unsecured notes payable to a stockholder of the Company. The notes are due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from the date of issue.

   In November 1996, the Company issued $300,000 of 8% unsecured notes payable to two stockholders of the Company. The notes are due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from the date of issue.


   In December 1996 and January 1997, the Company issued $1,000,000 of 8% unsecured notes payable to stockholders of the Company in return for gross proceeds of $725,000 and commitments to pay an additional $275,000 to the Company. The notes are due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from the date of issue.

   In January 1997, holders of $2,915,000 (including the $275,000 commitment discussed above) of secured and unsecured 8% notes payable agreed to convert their debt into equity securities of the Company in this offering.

=======================================     ====================================

    No  dealer,   salesperson  or  any
other  person has been  authorized  to
give  any  information  or to make any
representations   other   than   those
contained in this Prospectus,  and, if               MULTIMEDIA ACCESS
given or  made,  such  information  or                  CORPORATION
representations  must not be relied on
as  having  been   authorized  by  the
Company  or the  Representative.  This
Prospectus   does  not  constitute  an
offer to sell or the  solicitation  of
an  offer  to buy any  security  other
than the  securities  offered  by this
Prospectus,  or an  offer to sell or a
solicitation  of an  offer  to buy any
security   by   any   person   in  any                1,400,000 SHARES
jurisdiction  in which  such  offer or              OF COMMON STOCK AND
solicitation    would   be   unlawful.
Neither    the    delivery   of   this
Prospectus nor any sale made hereunder
shall, under any circumstances,  imply
that   the    information    in   this               1,400,000 REDEEMABLE
Prospectus  is  correct as of any time                   COMMON STOCK
subsequent   to  the   date   of  this                PURCHASE WARRANTS
Prospectus.

                 ----

          TABLE OF CONTENTS

                                  Page
                              ---------
Prospectus Summary ...................3
Risk Factors .........................8
Use of Proceeds .....................17
Dividends............................18
Dilution ............................19
Capitalization ......................21
Selected Consolidated Financial
  Data...............................22
Management's Discussion and Analysis                    ---------
  of Financial Condition and Results
  of Operations .....................23                 PROSPECTUS
Business ............................28
Management ..........................36                 ----------
Principal Stockholders ..............43
Certain Transactions ................45
Description of Securities ...........48
Shares Eligible for Future Sale .....51
Underwriting ........................52
Concurrent Registration of
  Securities  .......................55
Interest of Named Experts and
  Counsel ...........................55
Legal Matters .......................55
Experts .............................55
Additional Information ..............56
Glossary .............................i
Index to Consolidated Financial
  Statements.....................   F-1

    Until --,  1997 (25 days after the
date of this Prospectus),  all dealers     Network 1 Financial Securities, Inc
effecting    transactions    in    the
registered securities,  whether or not
participating  in  this  distribution,
may   be   required   to   deliver   a
Prospectus. This is in addition to the
obligation  of  dealers  to  deliver a
Prospectus when acting as underwriters                       , 1997
and  with   respect  to  their  unsold
allotments or subscriptions.


=======================================     ====================================

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                  SUBJECT TO COMPLETION, DATED JANUARY 28, 1997

PROSPECTUS


                        MULTIMEDIA ACCESS CORPORATION
                       1,241,977 SHARES OF COMMON STOCK
             1,241,977 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    This Prospectus relates to the offer and sale by certain persons (the "Selling Securityholders") of up to 1,241,977 shares of Common Stock, $.0001 par value per share (the "Common Stock"), 1,241,977 redeemable common stock purchase warrants to purchase one (1) share of Common Stock (the "Public Warrants") and the 1,241,977 shares underlying the Public Warrants of Multimedia Access Corporation (the "Company"), hereinafter referred to as the "Offering". The shares offered hereby were issued in connection with a debt retirement and debt for equity exchange. Each Public Warrant entitles the holder to purchase one (1) share of Common Stock at $____ (100% of the initial public offering price per share of Common Stock) per share, subject to adjustment under certain circumstances, at any time commencing one year from the date of this Prospectus through and including five years from the date of this Prospectus. The Public Warrants are redeemable by the Company, at any time commencing twelve (12) months from the date of this Prospectus, upon notice of not less than thirty
(30) days, at a price of $.10 per Public Warrant, provided that the closing price or bid price of the Common Stock for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth (5th) day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $6.75, subject to adjustment) of the initial public offering price per share of Common Stock. The Company will not receive any of the proceeds from the sale of such shares of Common Stock and Public Warrants, and the shares of Common Stock underlying the Public Warrants. To the extent the Public Warrants and Selling Securityholders Warrants are exercised, the Company will receive proceeds represented by the exercise price of such Warrants. See "Selling Securityholders and Plan of Distribution."

   Prior to this Offering, there has been no public market for the Common Stock or Public Warrants and there can be no assurance that any such market will develop. It is anticipated that the Common Stock and the Public Warrants will be quoted on the NASDAQ Small-Cap Market ("NASDAQ") under the symbols "MMAC" and "MMACW" respectively. For a discussion of the factors considered in determining the offering prices of the Common Stock and Public Warrants, see "Selling Securityholders and Plan of Distribution."

   Concurrently with this Offering, the Company is offering by separate prospectus 1,400,000 shares of Common Stock (the "Company Offered Shares") and redeemable warrants to purchase 1,400,000 shares of Common Stock (the "Company Offered Public Warrants") (the "Company Offering"). See "Concurrent Registation of Securities."

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
      RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS
        WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
                            FACTORS" AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is     , 1997


[Information contained herein is subject to completion or amendment. A registration statement relating to htese securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                                 THE OFFERING

Securities Offered            1,241,977 shares of Common Stock, 1,241,977 Public
                              Warrants to purchase one (1) share of Common Stock at $____ (100% of the initial public offering price per share of Common Stock, and the 1,241,977 shares underlying the Public Warrants. See "Risk
                              Factors -- Warrants Redeemable at Nominal Price" and "Description of Securities."

Common Stock to be Outstand-
  ing after the Offering(1)  7,696,291

Warrants to be Outstanding
  after the Offering         5,623,549

Terms of the Public
  Warrants Each Public Warrant is exercisable at any time commencing one year from the date of this Prospectus and entitles the holder thereof to purchase one share of Common Stock at a price of $_____ (100% of the initial public offering price per share of Common Stock), subject to adjustment in certain circumstances, at any time until five years after the date of this Prospectus. The Public Warrants are redeemable by the Company, at any time commencing twelve months after the date of this Prospectus, at a price of $.10 per Public Warrant, upon not less than 30 days prior written notice to the registered holders of the Public Warrants, provided that the closing price or bid price of the Common Stock equals or exceeds 150% of the initial public offering price per share of Common Stock (currently $6.75, subject to adjustment) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth day prior to the day on which the
                              Company gives notice of redemption. See "Description of Securities -- Warrants."

Risk Factors                  The securities  offered hereby are speculative and
                              involve  a  high  degree  of  risk  and  immediate
                              substantial  dilution  and should not be purchased
                              by investors  who cannot  afford the loss of their
                              entire   investment.   See  "Risk   Factors"   and
                              "Dilution."

Proposed Nasdaq Symbols      Common Stock -- MMAC
                             Public Warrants -- MMACW
----------
(1) Includes 608,283 shares of Common Stock issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt at the offering price of the Common Stock and Public Warrants (based on an assumed offering price of $4.50 per share and $.10 per public warrant). Does not include (i) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants, (iii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representative's Warrants, (iv) 909,975 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (v) 1,090,025 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan, (vi) 861,333 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vii) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (viii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan, (ix) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (x) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, (xi) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants, (xii) 1,400,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants, and (xiii) 608,283 shares of Common Stock reserved for issuance upon exercise of Public Warrants issued on the date of this Prospectus upon conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock reserved for issuance upon the exercise of Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt at the offering price of Common Stock and Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Stock Option Plans," "Description of Securities -- Convertible Debt Financing" and "Selling Securityholders and Plan Distribution."

                                        6

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                                 RISK FACTORS

   The securities offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

   Development Stage Company; Limited Operating History; Going Concern Qualification in Independent Auditor's Report. The Company is a development stage company and has commenced limited marketing of its products. Accordingly, the Company has a limited operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expense, delays, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition, as well as risks encountered in the shift from development to commercialization of new products based on innovative technologies. The Company's prospects are dependent upon the successful commercialization of its products. There can be no assurance that the Company will be able to implement its business plan or that unanticipated expenses, problems or difficulties, technical or otherwise, will not result in material delays in its implementation. The Company's independent auditors have included a going concern qualification in their audit report on the Company's consolidated financial statements stating that such financial statements have been prepared assuming that the Company will continue as a going concern and that, among other things, the Company's financial condition and losses from operations since inception raise substantial doubt about the ability of the Company to continue as a going concern. Statement of Financial Accounting Standards No. 107 ("SFAS 107") requires an entity to disclose the fair value of financial instruments for which it is practicable to estimate that value. Management of the Company has determined that it is not practicable to estimate, in accordance with SFAS 107, the fair values at December 31, 1995 of its long and short term debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Note 1 and Note 2 of "Notes to Consolidated Financial Statements."

   Limited Revenue; Significant Losses; Accumulated Deficit. Since inception, the Company has generated limited revenue, including revenues of $127,531, $285,354, and $900,446 and incurred significant losses, including losses of $2,717,421, $5,414,878 and $3,081,082 for the years ended December 31, 1994 and
1995, and the nine months ended September 30, 1996, respectively, and has continued to incur significant additional losses to date. At September 30, 1996, cumulative losses since inception through September 30, 1996 were $11,861,511. Inasmuch as the Company intends to increase its level of activities following consummation of this offering and will be required to make significant expenditures in connection with marketing and product development activities, the Company anticipates that losses will continue for the foreseeable future and until such time as the Company is able to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products. In addition, the Company's future performance will be subject to a number of business factors beyond the Company's control, such as technological changes and developments by others and unfavorable general economic conditions, including downturns in the economy or a decline in the DVC or PC industries or in targeted commercial markets, which would result in a reduction or deferral of capital expenditures by prospective customers. There can be no assurance that the Company will be able to successfully implement its marketing strategy, generate significant revenues or achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."

   Significant Capital Requirements; Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The Company is dependent on the proceeds of the Company Offering to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of the Company Offering will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of

                                        8

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the Company  Offering.  In the event that the Company's plans change or prove to be inaccurate or if the proceeds of the Company Offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds" and "Certain Transactions."

   Technological Factors; Uncertainty of Product Development and Commercialization. The Company has only recently commenced limited commercialization of its products for a limited number of users. Accordingly, there can be no assurance that, upon widespread commercial use, if any, these products will satisfactorily perform all of the functions for which they have been designed or that they will operate satisfactorily. The Company intends to use a portion of the proceeds of this offering in connection with product refinement and enhancement and the development of additional products. Product development, commercialization and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses and technical problems or difficulties, as well as the possible insufficiency of funds to implement development efforts, which could result in abandonment or substantial change in product commercialization. The Company's success will be largely dependent upon its products meeting targeted cost and performance objectives of large-scale production, the Company's ability to adapt its products to satisfy industry standards and the timely introduction of its products into the marketplace, among other things. There can be no assurance that, upon wide-scale commercial introduction, the Company's products and software applications will satisfy current price or performance objectives, that unanticipated technical or other problems which would result in increased costs or material delays in introduction and commercialization will not occur, or that the Company's products will prove to be sufficiently reliable or durable under actual operating conditions or otherwise be commercially viable. Software and other technologies as complex as those incorporated into the Company's systems may contain errors which become apparent subsequent to widespread commercial use. Remedying such errors could delay the Company's plans and cause it to incur additional costs, having a material adverse impact on the Company. See "Business -- Products" and "-- Marketing and Sales."

   Concentration of Revenue; Dependence on Key Customers; Concentration of Credit Risk. A substantial portion of the Company's sales are made to a small number of customers, generally on an open account basis with no collateral required. There can be no assurance that these customers will maintain their volume of business with the Company. A loss of the Company's sales to these customers could have a material adverse effect on the Company's results of operations unless other customers were found to provide the Company with similar revenues. The Company performs ongoing credit evaluation of its customers and maintains reserves for potential credit losses. Although such losses in the aggregate have not exceeded management's expectations, there can be no assurance that potential credit losses will not exceed reserves in the future. In addition, the Company invests its cash and cash equivalents with two financial institutions, one a Texas commercial bank, and the other a major brokerage house. Cash balances at the Texas commercial bank are insured by the Federal Deposit Insurance Corporation up to $100,000 and the brokerage house maintains accounts in several banks throughout the country and in government securities. Should either the Texas commercial bank or the brokerage house cease business operations, there can be no assurance that the Company will not suffer losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Uncertainty of Market Acceptance. The DVC industry is characterized by emerging and evolving markets and an increasing number of market entrants who have introduced or are developing an array of new DVC systems. Each of these entrants is seeking to establish its products as the preferred solution for desktop video applications. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. The Company has not yet commenced significant marketing activities relating to product commercialization and currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. The Company has not conducted and does not

                                        9

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develop  technologies or products that render the Company's products obsolete or less marketable, or that the Company will be able to keep pace with the technological demands of the marketplace or successfully enhance and adapt its products to be compatible with newly developed PC and networking products and technologies or software products, or satisfy industry standards and the needs of its consumers and potential consumers. Industry standards covering the Company's products are being established by, among others, the International Telecommunications Union. Such standards will provide for acceptable product performance levels and interoperability and compatibility standards. If such standards, when adopted, differ from the proposed standards, or are changed after adoption, customer confidence in, and the market for, the applicable product could be adversely affected. There can be no assurance that such standards will remain the same, and if changed, that the Company will be able to comply with any changed standards. If any product does not comply with the applicable standards the Company may have to discontinue sales of such product until such time, if ever, as it is able to modify or redesign its technology. In addition, the establishment of standards adverse to the Company's system could
provide   substantial   competitive   advantages  to   manufacturers   of  other
videoconferencing systems. In particular, the Company's compressed packet video Codec utilized in the current version of the Viewpoint-PRO(Trademark) system does not meet the newly proposed applicable standards and the Company will have to modify or redesign the non-conforming portion of the product. The project to upgrade the Viewpoint-PRO to the new industry standards will involve the development of a new product based on a technology derivative of the Company's Osprey-1000 Codec. The Company estimates that the project will take 8 man-months to complete at a cost of approximately $70,000. The Company projects that the
upgraded   Viewpoint-PRO  will  be  available  during  1997.  The  Research  and
Development portion of the Use of Proceeds includes the cost of this project. See "Business -- Competition."

   Dependence Upon Third-Party Manufacturers and Suppliers. The Company has, to date, engaged small contract manufacturers to supply its products in limited quantities pursuant to purchase orders. There can be no assurance that its products can be manufactured reliably on a large-scale basis on commercially reasonable terms, or at all. In addition, the Company has been and will continue to be dependent on third parties for the supply and manufacture of all of its component and electronic parts, including standard and custom-designed components. The Company generally does not maintain supply agreements with such third parties but instead purchases components and electronic parts pursuant to purchase orders in the ordinary course of business. The Company is substantially dependent on the ability of its third-party manufacturers and suppliers to, among other things, meet the Company's design, performance and quality specifications.

   Failure by the Company's third-party manufacturers and suppliers to comply with these and other requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party manufacturers and suppliers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's suppliers or manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Moreover, the electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Furthermore, although the Company owns the designs and dies for its custom designed components and believes that alternative sources of supply are available, the Company currently purchases all of its specially designed components and certain high demand components from sole source suppliers. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with systems or components, or allocations in the supply of certain high demand components could materially adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis. See "Business -- Production and Supply."


   Broad Discretion in Application of Proceeds. Approximately $832,800 (16.3%) of the estimated net proceeds from the Company Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Description of Securities."

   Offering Benefits Directors and Selling Securityholders; Proceeds to Repay Indebtedness. The Company will use a portion of the proceeds of the Company Offering to (i) repay $257,548 principal amount of Secured


                                       11

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its  operations  or that  the  Company  will not  remain  largely  dependent  on non-recurring system sales to a limited customer base, which sales will constitute all or a significant portion of the Company's revenue. See "Use of Proceeds" and "Business -- Government Regulation."

   Possible Fluctuations in Operating Results. The Company's operating results could vary from period to period as a result of the length of the Company's sales cycle, as well as from purchasing patterns of potential customers, the timing of introduction of new products, software applications and product enhancements by the Company and its competitors, technological factors, variations in sales by distribution channels, competitive pricing, and generally nonrecurring system sales. The Company's sales order cycle, which generally commences at a time a prospective user demonstrates an interest in purchasing one of the Company's products and ends upon execution of a purchase order with that customer, could range from one to eighteen months. The period from the execution of a purchase order until delivery of system components to the Company, assembly and shipment, at which time the Company recognizes revenue, may range from approximately one to four months. Although the Company intends to use a portion of the proceeds of this offering to purchase additional component parts, which the Company believes may reduce the length of its production and delivery cycle, there can be no assurance that such factors will not cause significant fluctuations in operating results in the future. Additionally, the Company anticipates that upon entering into agreements with resellers for distribution of the Company's products, of which there can be no assurance, such distributors may place initial stocking orders for systems, component parts and software programs, which could also result in material fluctuations in the Company's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Production and Supply."

   Limitations on Use of Net Operating Loss Carry Forwards. At December 31, 1995, the Company had substantial net operating loss carry forwards for federal tax purposes available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior net operating loss carry forwards is limited after an ownership change, as defined in Section
382. There can be no assurance that the Company will not in the future be subject to further significant limitations on the use of its net operating loss carry forwards. In the event the Company achieves profitable operations, any significant limitation on the utilization of net operating loss carry forwards would have the effect of increasing the Company's tax liability and reducing net income and available cash resources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity."

   Government Regulation. The Company is subject to regulations relating to electromagnetic radiation from its products, which impose compliance burdens on the Company. In the event the Company redesigns or otherwise modifies its products or completes the development of new products, it will be required to comply with Federal Communications Commission regulations with respect to such products prior to their commercialization. There can be no assurance that the Company will be able to comply with such regulations. In addition, new legislation and regulations, as well as revisions to existing laws and regulations at the federal, state and local levels may be proposed in the future affecting the video communications industries. Such proposals could affect the Company's operations, result in material capital expenditures, affect the marketability of its products and limit opportunities for the Company with respect to modifications of its products or with respect to new or proposed products or technologies. Expansion into foreign markets may also require the Company to comply with additional regulatory requirements. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the United States. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and/or financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption, if at all, and failure to comply could have a material adverse effect on the Company. See "Business -- Government Regulation."

   Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Glenn A. Norem, its Chief Executive Officer, and other key personnel. The Company

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entered into a five-year  employment  agreement with Mr. Norem in February 1994.
All other key personnel, including Philip M. Colquhoun, President of the Company, William S. Leftwich, Chief Financial Officer of the Company, David T. Stoner, Vice President of Operations of the Company, Neal S. Page, Vice President and General Manager of Osprey, A. David Boomstein, Vice President of Business Development of the Company and Daniel W. Dodson, Vice President of Marketing of the Company, are "at-will" employees by terms of their employment agreements. The employment of each such key employee may therefore be terminated by the officer or the Company at any time, for any reason or no reason. The loss of the services of Mr. Norem or certain other key employees could have a material adverse effect on the Company's business and prospects. The Company plans to obtain "key-man" life insurance on the life of Mr. Norem in the amount of $1,000,000. The success of the Company is also dependent upon its ability to hire and retain qualified operational, financial, technical, marketing, sales and other personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See "Business -- Employees" and "Management."

   Control by Current Principal Stockholders; Potential Representatives' Influence on the Company upon Exercise of Right to Designate Board Member. Upon the consummation of the Company Offering, the officers, directors and existing stockholders of the Company will beneficially own approximately 81.8% of the Company's outstanding Common Stock (79.6% if the Representatives' over-allotment option is exercised in full). While these persons will not individually control a majority of the shares of Common Stock of the Company, they may be able to effectively control the decisions on matters including election of all of the Company's directors, increasing the authorized capital stock, dissolution, merger or sale of the assets of the Company and generally may be able to direct the affairs of the Company.


   In addition, upon consummation of the offering, the Representative has been granted, for a period of five years, the right to designate a person to serve as a director of the Company. If the Representative were to exercise such right, it could be deemed under certain circumstances to be in a position to assert influence over the Company. See "Management," "Principal Stockholders" and "Certain Transactions."

   Significant Outstanding Options and Warrants. As of September 30, 1996 there were outstanding stock options to purchase an aggregate of approximately 2,080,590 shares of Common Stock at exercise prices ranging from $.04 to $4.00 per share and warrants to purchase an aggregate of approximately 1,442,505 shares of Common Stock at prices ranging from $1.00 to $3.00 per share. To the extent that outstanding options and warrants are exercised, dilution to the Company's stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by such outstanding securities. See "Management -- Employee Stock Plans" and "Certain Transactions."


   Immediate and Substantial Dilution. Assuming all 1,400,000 shares of Common Stock offered hereby are sold, the Company Offering will involve an immediate and substantial dilution of $3.74 (83.1%) per share between the pro forma net tangible book value per share of Common Stock and the offering price. The Company believes that the net proceeds of this offering together with available cash will be sufficient to meet the Company's operating expenses and capital requirements for at least the next twelve months. The Company anticipates that additional funding will be required after the use of the net proceeds of this offering. Such additional funding will likely result in further dilution to the Company's stockholders. See "Dilution."

   No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. Certain of the Company's debt instruments include covenants precluding the payment of cash dividends until after such debt instruments are repaid. See "Dividends."

   Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liqui-

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]


dation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities -- Preferred Stock."

   Limitation on Monetary  Liability of Officers and Directors to  Stockholders.
Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. Articles Seven and Ten of the Company's Certificate of Incorporation contain provisions indemnifying officers and directors of the Company to the fullest extent permitted by Delaware law. These provisions provide, among other things, that a director of the Company shall not be liable either to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company has also entered into indemnification agreements with Messrs. Norem, Leftwich, Colquhoun, Stoner, Dodson, Boomstein, Page, Jobe, and Culp which provide for indemnification to the fullest extent allowable under the laws of the State of Delaware. These provisions may limit the ability of the Company's stockholders to collect on any monetary liability owed to them by an officer or director of the Company.


   Arbitrary Determination of Offering Price. The initial public offering price of the Common Stock and the exercise price and terms of the Public Warrants have been determined arbitrarily by negotiations between the Company and the
Representative. Factors considered in such negotiations, in addition to prevailing market conditions, included the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors deemed relevant. Therefore, the public offering price of the Common Stock and the exercise price and terms of the Public Warrants do not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Common Stock. See "Underwriting."

   Shares Eligible for Future Sale; Registration Rights. Upon the consummation of the Company Offering, the Company will have 7,696,291 shares of Common Stock outstanding (7,906,291 shares if the Representative's over-allotment option is exercised in full)(assuming no exercise of outstanding options and warrants). Of these shares, the 1,400,000 shares sold in the Company Offering (1,610,000 shares if the Representative's over-allotment option is exercised in full) and the 1,241,977 shares of Common Stock registered concurrently with this
Prospectus being offered pursuant to the Selling Securityholder Prospectus included in the Registration Statement of which this Prospectus forms a part will be freely tradeable, subject to "lock-up" agreements (see "Shares Eligible for Future Sale"), under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for "lock-up" agreements, such shares are eligible for sale under Rule 144, or will become so eligible at various times through October 1996. In addition, the Company has granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants.

   Under Rule 144, a stockholder who has beneficially owned Restricted Shares for at least two (2) years (including persons who may be deemed to be "affiliates" of the Company under Rule 144) may sell within any three (3) month period a number of shares that does not exceed the greater of: a) one percent (1%) of the then outstanding shares of a particular class of the Company's Common Stock as reported on its 10-Q filing, or b) the average weekly volume on NASDAQ during the four (4) calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A

                                       15

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                               USE OF PROCEEDS


   The Company will not receive any of the proceeds from the sale of the Shares of Common Stock and Public Warrants by the Selling Securityholders. To the extent that the Public Warrants are exercised, the Company will receive proceeds represented by the exercise price of the Public Warrants. Any such proceeds will be added to the Company's working capital. The net proceeds to the Company from the sale of the 1,400,000 shares of Common Stock and 1,400,000 Public Warrants offered pursuant to the Company Offering are estimated to be approximately $5,102,800 ($5,943,220 if the over-allotment option granted to the Representative of the Company Offering is exercised in full). The Company expects to use such proceeds (assuming no exercise of the over-allotment option granted to the Representative of the Company Offering) as follows:

                                                                APPROXIMATE
                 APPLICATION OF NET PROCEEDS                   DOLLAR AMOUNT    % OF PROCEEDS
------------------------------------------------------------  --------------- ----------------
Repayment of outstanding accounts payable and
indebtedness(1).............................................  $1,110,000            21.8
Research and development(2) ................................   1,960,000            38.4
Marketing and sales(3) .....................................   1,200,000            23.5
Working capital and general corporate purposes(4)  .........     832,800            16.3
                                                              --------------- ----------------
   Total ...................................................  $5,102,800           100.0
                                                              =============== ================

----------

(1) Represents (i) the repayment of $257,548 principal amount of Secured Notes and Demand Notes plus accrued interest of approximately $13,566, including $200,000 principal amount of Secured Notes and Demand Notes payable to Glenn A. Norem, CEO of the Company and $35,000 payable to G.A. Norem I L.P., a partnership managed by Mr. Norem, (ii) repayment of $247,250 principal amount of Convertible Debt plus accrued interest of $105,229,
     (iii)  payment  of  accrued   expenses  and  trade   accounts   payable  of
     approximately $420,000 and (iv) payment of accrued interest on the Convertible Bridge Debt of approximately $62,855. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Description of Securities."


(2) Includes amounts associated with continued refinement and enhancement of the Company's products and amounts associated with the development of additional products.

(3) Represents anticipated costs associated with marketing and sales activities, including approximately $250,000 for the cost of print media, participation in trade shows and direct mailings and approximately $400,000 for the salaries of four additional marketing and sales personnel and three additional customer support personnel.

(4) Includes amounts for the payment of salaries of executive officers anticipated to be approximately $385,000 over the 12 months following consummation of this offering. See "Management," "Certain Transactions" and "Business -- Production and Supply."

   In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of the Company Offering prove insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes or may be required to seek additional financing or curtail its operations. Future events, including changes in economic or industry conditions or the Company's planned operations, may require the Company to use proceeds allocated to working capital for marketing and sales or reallocate proceeds among the various intended uses if it is determined at a later date that an increase in such expenditures or reallocation of proceeds is necessary or desirable. Any such determination would be based on, among other things, whether and to what extent revenue from systems sales is sufficient to offset operating expenses and the capital requirements associated with maintaining an inventory of system components. Alternatively, the Company may use less of the proceeds for marketing and sales in the event that such initial efforts prove more successful than anticipated or the Company generates sufficient cash flow from operations to otherwise fund such efforts.

   The Company may, if and when the opportunity arises, use a portion of the proceeds of the Company Offering allocated to working capital, together with the issuance of debt or equity securities, to acquire rights to technology and/or products or to acquire existing companies in businesses the Com-

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

pany believes are compatible with its business. Any decision to make such an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and competitive position of, and technology or products provided by, the acquisition candidate and the extent to which any technology or business would enhance the Company's prospects. Potential acquisition candidates may include companies with products or technologies that are compatible with the Company's products, or that the Company believes would provide the Company with additional distribution channels. As of the date of this Prospectus, the Company has no agreements, understandings or arrangements with respect to any such acquisition. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate any acquired business into its operations. Investors in this offering will not have an opportunity to evaluate the specific merits or risks of any acquisition.

   The Company believes that the net proceeds of the Company Offering together with available cash will be sufficient to meet the Company's operating expenses and capital requirements for at least the next twelve months. The Company anticipates that additional funding will be required after the use of the net proceeds of the offering. No assurance can be given that such additional financing will be available when needed on terms acceptable to the Company, if at all. See "Risk Factors -- Significant Capital Requirements; Dependence on Offering Proceeds; Possible Need for Additional Financing."

   Proceeds not immediately required for the purposes set forth above will be invested in short-term, investment-grade, interest-bearing securities.

                                  DIVIDENDS

   The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of the business. The payment of future cash dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

   Certain of the Company's debt instruments include covenants precluding payment of cash dividends until after such debt instruments are repaid.

                                19

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                                20

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            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]



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                                21

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]



                                CAPITALIZATION


     The following sets forth the capitalization of the Company as of September 30, 1996 (A) on an actual basis, (B) pro forma to reflect transactions occurring after September 30, 1996 but before the date of this Prospectus consisting of issuance of $1,565,000 aggregate principal amount of Convertible Bridge Debt (assuming receipt of all Convertible Bridge Debt, $275,000 of which is expected to be received by the Company on or before January 22, 1997) and (C) pro forma as adjusted to reflect the issuance and sale of shares of Common Stock and Public Warrants offered pursuant to the Company Offering; and the initial application of estimated net proceeds therefrom and issuance of 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt (all based on an assumed offering price of $4.50 per share and $.10 per Public Warrant)

                                                                           JUNE 30, 1996
                                                           --------------------------------------------
                                                                                            PRO FORMA
                                                                                               AS
                                                               ACTUAL        PRO FORMA     ADJUSTED(1)
                                                           -------------- -------------- --------------
Short-term debt, including current portion of long-term
   debt..................................................  $  4,045,258   $  5,610,258   $    260,160
                                                           ============== ============== ==============
Long-term debt...........................................  $    500,000   $    500,000   $         --
                                                           -------------- -------------- --------------
Stockholders' equity:
Preferred stock, $.0001 par value, 5,000,000 shares
autho rized, none issued or outstanding..................            --             --             --
 Common Stock, $.0001 par value, 20,000,000 shares
  authorized; 5,315,811 shares issued (actual), 5,315,811
  shares issued (pro forma) and  7,957,788  shares issued
  (pro forma as adjusted)................................           532            532            796
 Additional paid-in capital..............................     6,527,572      6,527,572     17,343,236
 Accumulated deficit.....................................   (11,059,145)   (11,059,145)   (11,059,145)
 Treasury stock, 261,497 shares, at cost.................       (11,906)       (11,906)       (11,906)
                                                           -------------- -------------- --------------
Total stockholders' equity (deficit).....................    (4,542,947)    (4,542,947)     6,272,981
                                                           -------------- -------------- --------------
Total capitalization.....................................  $ (4,042,947)  $ (4,042,947)  $  6,272,981
                                                           ============== ============== ==============

----------
(1) Includes 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 of accrued interest and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt(all based on an assumed offering price of $4.50 per share and $.10 per Public Warrant). Does not include (i) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants, (iii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representatives' Warrants, (iv) 909,975 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (v) 1,090,025 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan, (vi) 861,333 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vii) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (viii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan, (ix) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (x) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, (xi) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants, and (xii) 1,400,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employee Stock Plans," "Description of Securities -- Convertible Debt Financing" and "Underwriting."

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

   Selling, General and Administrative Expense. Selling, general and administrative expense increased $502,012 to $2,297,497 for the year ended December 31, 1995. This 28.0% increase over the prior year can be attributed to increases in employees and consultants, higher occupancy costs and increased business development, sales and marketing related expenses corresponding to the introduction of the Viewpoint-PRO(Trademark), Viewpoint VBX(Trademark) and Osprey-1000(Trademark) product lines in 1995. The Viewpoint VBX(Trademark) and Osprey-1000(Trademark) products were still undergoing customer evaluation at the end of 1995.

   Research and Development Expense. The Company's research and development expense increased $1,118,463 to $1,983,310 in 1995 primarily due the establishment of the Company's North Carolina development office. Expenses related to this office included salaries for newly hired engineers and support staff and the cost of office facility and equipment. During 1995, this development office was engaged in the development of the Osprey-1000(Trademark) and SLIC-Video(Trademark) products introduced in late-1995 and mid-1995, respectively.

   Other Income (Expense). For the year ended December 31, 1995, other income (expense) increased to ($843,292) for the year compared to ($39,897) for the year ended December 31, 1994. This increase was primarily the result of an approximate $766,402 increase in interest expense for 1995 over 1994, as a result of additional borrowings pursuant to the Convertible Debt and borrowings pursuant to the Secured Notes and Demand Notes. See "Certain Transactions."

LIQUIDITY


   At September 30, 1996, the Company had a working capital deficit of $(4,680,592). To date, the Company has been dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements.

   Net cash used in operating activities for the nine months ended September 30, 1996 was $2,863,323. Increases in inventory and accounts payable were a result of an increase in production levels to meet anticipated sales.

   Cash used in investing activities for the nine months ended September 30, 1996 consisted of $122,080 of capital expenditures. As of the date of this Prospectus, the Company does not have any material commitments for capital expenditures.

   Cash provided by financing activities for the nine months ended September 30, 1996 was primarily a result of the receipt of the proceeds of the Secured Notes II in January through February 1996, receipt of the proceeds of the Convertible Bridge Debt in September 1996 and the private placement of Common Stock during the second quarter of 1996. At September 30, 1996, the Company had cash of $21,523.

   The Company currently has no plans or agreements to seek loan financing. The Company may choose to seek additional financing to provide additional working capital at sometime in the future. Such financing may include loans or lines of credit and could include factoring agreements. However, the Company believes that the proceeds of the initial public offering will be sufficient to meet its capital requirements for the next twelve months.

   The Company's independent auditors have included an explanatory paragraph in their audit report on the Company's consolidated financial statements stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. The Company Offering is an integral part of the Company's plan to continue as a going concern. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of the Company Offering prove to be insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the Company's then existing stockholders.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                            PRINCIPAL STOCKHOLDERS


   The following table sets forth information as of September 30, 1996 and as adjusted to reflect the sale of Common Stock and Public Warrants offered by the Company pursuant to the Company Offering, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person or a group known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director,
(iii) each executive officer named in the Summary Compensation Table under the caption "Management", and (iv) all officers and directors as a group.

                                                                                    PERCENTAGE OF OUTSTANDING
                                                AMOUNT AND                             SHARES OWNED(2)(3)
                                                NATURE OF                       --------------------------------
        NAME AND ADDRESS                        BENEFICIAL                      PRIOR TO
    OF BENEFICIAL OWNER (1)                   OWNERSHIP (2)                     OFFERING        AFTER OFFERING
   ----------------------------------------------------------------             --------------------------------
Fred Kassner ...................           1,961,266(4)                             17.3               13.8
 69 Spring Street
Ramsey, NJ 07446
H.T. Ardinger, Jr. .............           1,764,348(5)                             15.6               12.4
 9040 Governors Row
 Dallas, TX 75247
Robert Moody, Jr. ..............           1,253,433(6)                             11.1                8.8
 601 Moody National Bank Bldg.
 Galveston, TX 77550 ...........
Glenn A. Norem .................             898,556(7)                              8.0                6.3
M. Douglas Adkins...............             857,421(8)                              7.6                6.0
 1601 Elm Street, #3000
 Dallas, TX 75201
Robert Sterling Trust ..........             562,130(9)(10)                          5.0                4.0
 c/o Thomas E. Brown
 1715 West 35th Street
 Pine Bluff, AR 71603
Robert Bernardi Trust...........             430,394(11)                             3.8                3.0
 c/o Richard Bernardi
 440 Wood Crest Road
 Stratford, PA 19087
William D. Jobe.................              84,414(12)                               *                  *
William S. Leftwich ............              40,000(13)                               *                  *
Joe C. Culp ....................              19,930(14)                               *                  *
Philip M. Colquhoun.............              46,666(15)                               *                  *
David T. Stoner.................                  --(16)                               *                  *
All officers and directors as a
 group (nine persons)...........           1,193,278(7)(12)(13)(14)(15)(16)(17)     10.6                8.4

   Messrs. Sterling and Bernardi may be deemed to be "founders" of the Company, as such term is defined under the federal securities laws.

----------
    * Less than 1%

(1) Unless otherwise indicated, the address of each individual is c/o the Company, 2665 Villa Creek Drive, Dallas, Texas 75234.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based on a total of (i) 5,054,314 shares issued and outstanding, (ii) 608,283 shares of Common Stock and 608,283 Public Warrants issued on the date of this Prospectus upon the conversion of $2,430,300 principal amount of Convertible Debt and approximately $367,828 accrued interest and 633,694 shares of Common Stock and 633,694 Public Warrants issued on the date of this Prospectus upon the conversion of $2,915,000 principal amount of Convertible Bridge Debt (based on an assumed offering price of $4.50 per share and $.10 per Public Warrant), (iii) 1,584,005 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase common stock, (iv) 1,297,567 shares of Common Stock reserved for issuance upon exercise of the Convertible Debt Warrants and (v) 888,196 shares of Common Stock reserved for issuance upon exercise of vested stock

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

     options as of September 30, 1996. Does not include (i) 140,000 shares of Common Stock reserved for issuance upon exercise of the Underwriters' Warrants, and 140,000 shares of Common Stock reserved for issuance upon exercise of Underwriters' Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employee Stock Plans," "Description of Securities" and "Underwriting."

(4) Includes (i) 43,478 shares and 43,478 Public Warrants issuable upon the conversion of Convertible Debt to equity, (ii) 100,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the conversion of Convertible Debt to equity, (iii) 65,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the conversion of Secured Notes II to equity, (iv) 100,000 shares issuable at $3.00 per share upon exercise of warrants issued in connection with the Convertible Bridge Debt and (v) 217,391 shares and 217,391 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(5) Includes (i) 54,501 shares owned by Mr. Ardinger's wife, (ii) warrants to purchase 120,000 shares at $1.00 per share issued in connection with the exchange of a Secured Note and a Demand Note for equity, held by either Mr. Ardinger or his wife, (iii) warrants to purchase 375,000 shares at $3.00 per share issued in connection with the conversion of Convertible Debt to equity, (iv) 191,858 shares and 191,858 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, (v) 37,500 shares issuable at $1.00 per share granted for the issuance of a Demand Note and (vi) 244,565 shares and 244,565 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(6) Includes (i) 250,000 shares beneficially owned by Moody Insurance Group, Inc., of which Mr. Moody is Chairman, President and the sole stockholder,
     (ii) warrants to purchase 200,000 shares at $1.00 per share issued in connection with the exchange of a Secured Note for equity, (iii) 140,591 shares and 140,591 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, and (iv) warrants to purchase 275,000 shares at $3.00 per share issued in connection with the conversion of Convertible Debt to equity.

(7) Includes (i) 51,100 shares issuable at $.04 per share upon the exercise of options issued under the 1993 Option Plan, (ii) 95,333 shares issuable at $2.42 per share upon exercise of options issued under the 1994 Option Plan,
     (iii) 75,000 shares issuable at $1.00 per share upon exercise of warrants granted for the exchange of a Secured Note for a Demand Note, (iv) 25,000 shares issuable at $3.00 per share upon exercise of warrants issued for the repayment of Convertible Debt. and (v) 10,869 shares and 10,869 Public Warrants issuable upon the conversion of Convertible Debt to equity.

(8) Includes (i) 25,000 shares issuable at $1.00 per share upon the exercise of warrants granted for the issuance of a Demand Note, (ii) 145,500 shares issuable at $1.00 per share upon the exercise of warrants in connection with the exchange of a Secured Note for equity, (iii) 50,000 shares issuable at $1.00 per share upon exercise of warrants in connection with the exchange of a Demand Note for equity, (iv) 77,982 shares and 77,982 Public Warrants issuable upon the conversion of Convertible Debt and accrued interest to equity, (v) 152,500 shares issuable at $3.00 per share upon the exercise of warrants in connection with the conversion of Convertible Debt to equity and (vi) 38,043 shares and 38,043 Public Warrants issuable upon the conversion of Convertible Bridge Debt to equity.

(9) Shares subject to the control of Thomas E. Brown, as voting trustee of the Robert Sterling Trust. On January 24, 1995, Robert M. Sterling, Jr. and Thomas E. Brown, as voting trustee, entered into a Voting Trust Agreement covering all capital stock beneficially owned by Mr. Sterling as of January 24, 1995 or subsequently acquired. The voting trustee is entitled,in his discretion, to vote the shares deposited therewith and also has exclusive investment control of said shares. The Voting Trust Agreement is irrevocable and expires on January 20, 1998. Mr. Sterling is the sole beneficiary of the Voting Trust Agreement.

(10) Includes (i) 58,333 shares issuable at $2.20 per share upon exercise of options issued under the 1994 Option Plan, (ii) 25,000 shares issuable at $3.00 per share for the exercise of warrants in connection with the repayment of Convertible Debt and (iii) 10,869 shares and 10,869 Public Warrants issuable upon conversion of Convertible Debt to equity.

(11) Shares subject to the control of Richard Bernardi, as voting trustee of the Robert Bernardi Trust. On January 20, 1995, Robert P. Bernardi and Richard Bernardi, as voting trustee, entered into a Voting Trust Agreement covering all capital stock beneficially owned by Mr. Bernardi as of January 20, 1995 or subsequently acquired. The voting trustee is entitled,in his discretion, to vote the shares deposited therewith and also has exclusive investment control of said shares. The Voting Trust Agreement is irrevocable and expires on January 20, 1998. Mr. Bernardi is the sole beneficiary of the Voting Trust Agreement.

(12) Includes (i) 60,833 shares issuable at $3.00 per share upon the exercise of options granted under the 1994 Option Plan and (ii) 15,555 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan, (iii) 5,110 shares issuable at $.20 per share upon exercise of options granted under the 1993 Plan and (iv) 2,916 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(13) Includes 34,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan and 6,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan.

(14) Includes 15,555 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan and 4,375 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(15) Includes 46,666 shares issuable at $3.00 share upon exercise of options granted under the 1995 Option Plan.

(16) None of the 100,000 options to purchase Common Stock of the Company at $4.00 per share have vested as of the date of this Prospectus.

(17) Includes 81,234 and 22,478 shares issuable at $3.00 per share to Mr. Page and Mr. Boomstein, respectively, upon exercise of options granted under the 1994 and 1995 Option Plans.

                                45

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            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

                       SHARES ELIGIBLE FOR FUTURE SALE


   Upon the consummation of the Company Offering, the Company will have 7,696,291 shares of Common Stock outstanding (7,906,291 shares if the Representatives' over-allotment option is exercised in full)(assuming no exercise of outstanding options and warrants). Of these shares, the 1,400,000 shares sold in the Company Offering (1,610,000 shares if the Representatives' over-allotment option is exercised in full) and the 1,241,977 shares of Common Stock registered concurrently with this Prospectus (the "Selling Securityholders Shares") offered hereby will be freely tradeable subject to "lock-up" agreements described below under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the "lock-up" agreement described below, such shares are eligible for sale under Rule 144, or will become so eligible at various times through May 1998. In addition, the Company has granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares eligible for registration so choose they could require the Company to register all of said shares at any time.

   In  general,   under  Rule  144  as  currently  in  effect,  subject  to  the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   Except upon the consent of the Representative, all executive officers, all directors and holders of substantially all of the outstanding stock of the Company and substantally all holders of any options, warrants or other securities convertible, exercisable or exchangeable for shares of Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities for a period of twenty-four (24) months following the effective date of the Registration Statement. The Representative has agreed to release twenty-five percent (25%) of the securities held by Mr. Robert Bernardi on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty-five percent (25%) every ninety
(90) days thereafter until no securities held by Mr. Bernardi are subject to the lock-up agreement. Holders of 400,647 of the "restricted securities" have not agreed not to sell such shares, 160,714 of which will be eligible for sale under, and subject to, Rule 144 within three months following the date of this Prospectus. For a period of two years from the date of this Prospectus, the Company has also agreed not to file any registration statement relating to the offering or sale of the Company's securities (not including any registration statement on Form S-8) without the consent of the Representative.

   Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

               SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


   An aggregate of up to 1,241,977 shares of Common Stock, 1,241,977 Public Warrants and 1,241,977 shares of Common Stock issuable upon the exercise of Public Warrants may be offered and sold pursuant to this Prospectus by the Selling Securityholders from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions subject to "lock-up" agreements (See "Shares Eligible for Future Sale"). The Company has agreed to register such shares and warrants under the Securities Act and to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel). Such shares and warrants have been included in the Registration Statement of which this Prospectus forms a part. Other than H.T. Ardinger, M. Douglas Adkins, Robert Moody, Jr., and Fred Kassner, none of the Selling Securityholders beneficially owns 5% or more of the Company's outstanding Common Stock. See "Principal Stockholders."


                                     Beneficial Ownership of Shares                             Beneficial
                                      of Common Stock Prior to Sale          Beneficial        Ownership of
                                     -----------------------------          Ownership of         Warrants
                                                       Public                 Shares of       -------------
                                      Warrant         Warrant               Common Stock   Prior to     After
Selling Securityholder     Shares      Shares          Shares    Total       After Sale(1)   Sale       Sale
-----------------------  ---------    --------     ----------   -------    --------------- ---------   --------
Robert Gillings.......     78,250       597,650       78,250      74,150              0       675,900   597,650
A. Starke Taylor, Jr..     95,652        25,000       12,319     132,971         83,333        37,319    25,000
H.T. Ardinger, Jr. ...    795,425       645,000      436,423   1,876,848        359,002     1,081,423   645,000
M. Douglas Adkins ....    352,092       390,500      116,025     858,617        252,371       506,525   390,500
Robert Moody, Jr. ....    632,694       475,000      135,443   1,243,137        497,251       610,443   475,000
Fred Kassner..........  1,335,397       465,000      260,869   2,061,266      1,074,528       625,869   465,000
Henry Wendt...........      2,471         5,000        2,471       9,942              0         7,471     5,000
William Heim..........    224,271        50,000       24,271     298,542        200,000        74,271    50,000
Joseph W. Geary.......     53,015        25,000       10,682      88,697         43,333        35,682    25,000
Robert Rubin..........    170,361        61,500      133,695     365,556         36,666       195,195    61,500
Glenn A. Norem........    607,917       133,337       10,869     752,123        597,048       144,206   133,337
Robert M. Sterling,Jr.    467,928        25,000       10,869     508,747        457,059        35,869    25,000


----------
(1) Assumes all of the Selling Securityholders' shares of Common Stock offered hereby are sold and no additional shares are acquired.

   The shares, warrants, and shares underlying such warrants may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares and/or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

                                53

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                                54

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                                55

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            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]


                    CONCURRENT REGISTRATION OF SECURITIES


   Concurrently with this offering, 1,400,000 shares of Common Stock (the "Common Stock") and 1,400,000 Public Warrants (not including representative's over-allotment option) have been registered by the Company under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Company Prospectus included within the Registration Statement of which this Prospectus forms a part. The Common Stock and the Public Warrants may not be sold prior to 24 months from the date of this Prospectus, in each case, without the prior written consent of the Representative. The Representative has agreed to release twenty-five percent (25%) of the securities held by Mr. Robert Bernardi on the three hundred sixty-sixth (366th) day after the effective date of the Registration Statement and an additional twenty-five percent (25%) every ninety
(90) days thereafter until no securities held by Mr. Bernardi are subject to the lock-up agreement.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

   John S. Stoppelman, a principal of The Stoppelman Law Firm, P.C., counsel to the Company owns 42,666 shares of Common Stock of the Company, or less than one percent (1.0%) of the shares outstanding before this offering.

                                LEGAL MATTERS


   The legality of the securities offered hereby will be passed upon for the Company by The Stoppelman Law Firm, P.C., McLean, Virginia. Gersten, Savage, Kaplowitz, & Curtin, L.L.P., New York, NY has acted as counsel for the several underwriters in connection with this offering.


                                   EXPERTS

   The consolidated financial statements of the Company and its subsidiaries (companies in the development stage) at December 31, 1995 and for the year ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of the Company and its subsidiaries (companies in the development stage) at December 31, 1994 and for the year ended December 31, 1994, appearing in this Prospectus and Registration Statement have been audited by Hoffman, Morrison & Fitzgerald, P.C. ("Hoffman"), independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The former independent auditor for the Company, Hoffman, Morrison & Fitzgerald, P.C., was dismissed by the Company on November 3, 1995. Hoffman's report on the financial statements for the fiscal year ended December 31, 1994 did not contain an adverse opinion or disclaimer of opinion, and, except for an emphasis paragraph describing substantial doubt about the Company's ability to continue as a going concern, was not modified as to uncertainty, audit scope or accounting principles. Management is not aware of any disagreements with Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure through the date of dismissal, which, if not resolved to Hoffman's satisfaction, would have caused Hoffman to make reference to the subject matter of the disagreement in connection with its report.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

======================================    ======================================

   No dealer, salesperson or any other
person has been authorized to give any
information    or    to    make    any
representations   other   than   those
contained in this Prospectus,  and, if
given or  made,  such  information  or
representations  must not be relied on
as  having  been   authorized  by  the
Company  or the  Representative.  This
Prospectus   does  not  constitute  an
offer to sell or the  solicitation  of               MULTIMEDIA ACCESS
an  offer  to buy any  security  other                  CORPORATION
than the  securities  offered  by this
Prospectus,  or an  offer to sell or a
solicitation  of an  offer  to buy any
security   by   any   person   in  any
jurisdiction  in which  such  offer or
solicitation    would   be   unlawful.
Neither    the    delivery   of   this
Prospectus nor any sale made hereunder
shall, under any circumstances,  imply
that   the    information    in   this
Prospectus  is  correct as of any time
subsequent   to  the   date   of  this               1,241,977 SHARES
Prospectus.                                         OF COMMON STOCK AND

           TABLE OF CONTENTS

                                  Page
                                  ----

Prospectus Summary ...............  3
Risk Factors .....................  7              1,241,977 REDEEMABLE
Use of Proceeds .................. 17                  COMMON STOCK
Dividends......................... 18                PURCHASE WARRANTS
Capitalization ................... 21
Selected Consolidated Financial
  Data  .......................... 22
Management's   Discussion   and
  Analysis of Financial Condit-
  ion and Results of Operations..  23
Business ........................  28
Management ......................  36
Principal Stockholders ..........  42
Certain Transactions ............  45
Description of Securities .......  48
Shares Eligible for Future Sale .  50
Selling Securityholders and Plan
  of Distribution ...............  51               --------------------
Concurrent  Registration  of
  Securities  ...................  54
Interest of Named Experts and                            PROSPECTUS
  Counsel .......................  54
Legal Matters ...................  54
Experts .........................  54              ---------------------
Additional Information ..........  54
Glossary ........................   i
Index to Consolidated Financial
  Statements  ................... F-1

   Until --,  1997 (25 days  after the
date of this Prospectus),  all dealers
effecting    transactions    in    the
registered securities,  whether or not
participating  in  this  distribution,
may   be   required   to   deliver   a
Prospectus. This is in addition to the
obligation  of  dealers  to  deliver a
Prospectus when acting as underwriters
and  with   respect  to  their  unsold                         , 1997
allotments or subscriptions.

======================================    ======================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Articles Seven and Ten of the Company's Certificate of Incorporation, contain the following provisions with respect to indemnification of Directors and
Officers:

   SEVENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   TENTH. To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adopting of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

   Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith.

   The Company has also entered into indemnification agreements with Messrs. Norem, Leftwich, Colquhoun, Jobe, and Culp which provide for the indemnification of said officers and directors to the fullest extent allowable under the laws of the State of Delaware.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Registration ............  $ 12,736
          NASD Listing Fee ............     4,000*
          NASDAQ Listing Fee ..........    10,000*
          Transfer Agent Fee ..........     3,500*
          Printing and Engraving Costs    120,000*
          Legal Fees and Expenses  ....    90,000*
          Accounting Fees and Expenses    140,000*
          Blue Sky Fees and Expenses  .    50,000*
          Miscellaneous ...............    69,764
                                       ----------
          TOTAL ....................     $500,000
                                        ==========
----------
   * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

   The following shares of Common Stock were issued by the Company during the past three years without registering the securities under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities, except as noted.

   The sales of the securities described in the following table were made in reliance upon Section 4(2) of the Securities Act, which provides exemptions for transactions not involving a public offering, to the founders of the Company. With regard to the Company's reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of the sale of securities described below, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Section 4(2) of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.

                                     NUMBER OF
                                     SHARES OF    CONSIDERATION
       PURCHASER           DATE    COMMON STOCK     PER SHARE
-----------------------  -------- -------------- ---------------
Robert P. Bernardi ....  2/2/94     650,000         $0.0001
Robert M. Sterling,
Jr.....................  2/2/94     650,000          0.0001
Herbert Welch..........  2/2/94     150,000          0.0001
Michael Rakusin........  2/2/94      60,000          0.0001
                                  --------------
  Total................           1,510,000
                                  ==============

   The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act of the sale of securities described below, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506 of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.

                                               NUMBER OF
                                               SHARES OF    CONSIDERATION
            PURCHASER                DATE    COMMON STOCK     PER SHARE
--------------------------------  --------- -------------- ---------------
H. J. Partnership ..............  3/16/94      200,000        $2.20
H. T. Ardinger, Jr..............  3/16/94      250,000         2.20
Michael Robbins.................  3/16/94       10,000         2.20
Fred Kassner....................  3/16/94       20,000         2.20
Joseph & Pilar Serrano..........  3/16/94       50,000         2.20
A. Starke Taylor, Jr............  3/16/94       30,000         2.20
B. Michael Pisani...............  3/16/94       10,000         2.20
Socrates Skiadas................  3/16/94       50,000         2.20
Robert E. Murello...............  3/16/94       50,000         2.20
Moody Insurance Group, Inc. ....  3/16/94      250,000         2.20
M. Douglas Adkins...............  3/16/94       36,364         2.20
John R. Whitman.................  3/16/94       20,000         2.20
Christian & Erika Brunnschweiler  3/16/94       20,000         2.20
                                               --------
  Total.........................               996,364
                                               ========

   The sales of the securities described in the following table were made in reliance upon Section 4(2) of the Securities Act, which provides exemptions for transactions not involving a public offering. The sales were made in connection with the acquisition of Viewpoint by the Company. All of the outstanding Common Stock and Options of Viewpoint were exchanged for Common Stock and Options of the Company at an exchange ratio of .511 shares of the Company to one (1) share of Viewpoint.

                                                             NUMBER OF
                                                             SHARES OF
                   PURCHASER                        DATE    COMMON STOCK
-----------------------------------------------  --------- --------------
Glenn A. Norem ................................  5/11/94     113,787
Glenn A. Norem assignee for Catalyst Financial
Corporation....................................  5/11/94     511,000
Michael Nissenbaum.............................  5/11/94      91,980
Robert Arnold..................................  5/11/94         432
Greg Garcia....................................  5/11/94      19,164
June Pappas....................................  5/11/94      25,550
Chris Hann.....................................  5/11/94      12,775
G.A. Norem I L.P...............................  5/11/94       4,536
Gary Motley....................................  5/11/94      12,776
Newell V. Starks...............................  5/11/94       7,665
Sherri N. Davis................................  5/11/94      12,775
Richard Penn...................................  5/11/94     153,300*
Glenn A. Norem.................................  5/11/94      51,100*
David Kaufman..................................  5/11/94       4,259*
Alfred Riccomi.................................  5/11/94      28,560*
Curtis Barlowe.................................  5/11/94      20,108*
William Jobe...................................  5/11/94       5,110*
Minnie Branch..................................  5/11/94         256*
Michael T. Zimmerman...........................  5/11/94       3,066*
Charles B. Humphreyson.........................  5/11/94       8,624*
Leonard A. Woods...............................  5/11/94       6,388*
Eric Eldridge..................................  5/11/94       3,066*
Chris Hann.....................................  5/31/94       3,727*
                                                           -----------
  Total........................................            1,100,004
                                                           ===========

   * Indicates options to purchase the number of shares indicated. Messrs. Branch, Zimmerman, Humphreyson, Woods, Eldridge and Hann exercised their options on 5/31/94. Mr. Penn exercised his options on 10/31/94.

   The Company sold 10,000 shares of Common Stock on June 29, 1994 in exchange for consulting services, valued at $22,000, rendered by M.F. Branch Associates, Inc. The sale was made in reliance upon Section 4(2) of the Securities Act, which provides exemptions for transactions not involving a public offering.

   The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act of the sale of securities described below, certain  inquiries  were  made by the  Company  to  establish  that  such  sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506 of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.
                                                DOLLAR AMOUNT OF BRIDGE
           PURCHASER                DATE           NOTES PURCHASED
-------------------------------  ----------    -----------------------
H.T. Ardinger..................   9/26/94      $  500,000
Robert Moody, Jr...............   9/27/94         300,000
M. Douglas Adkins..............   9/28/94         205,000
Fred Kassner...................   9/30/94         200,000
Henry Wendt....................  10/17/94          10,000
John R. Whitman................  10/17/94          60,000
Robert Gillings................  10/21/94         315,300
Elizabeth Sterling.............  10/24/94          50,000
Glenn A. Norem.................  10/24/94          50,000
Richard Pizitz.................  10/24/94          20,000
Michael Pizitz.................  10/24/94          30,000
Greg Garcia....................  10/26/94          27,000
A. Starke Taylor, Jr...........  10/31/94          50,000
Robert Moody, Jr...............  12/20/94         250,000
Joseph Geary...................   1/10/95          50,000
H.T. Ardinger..................   1/10/95         250,000
Adkins Family Partnership, Ltd.   1/16/95         100,000
Greg Garcia....................   1/17/95          27,562.50
June Pappas....................   1/17/95          55,125
Gary Motley....................   1/18/95          27,562.50
William Heim...................   1/19/95         100,000
                                               ---------------
  Total........................                $2,677,550
                                               ===============


   Holders of $2,430,300 principal amount of convertible debt and approximately $367,800 of accrued interest have elected to convert these amounts to 608,283 shares of Common Stock and 608,283 Public Warrants (based on an assumed offering price of $4.50 per share and $0.10 per Public Warrant). The remaining dollar amount of bridge notes purchased plus accrued interest will be repaid with the proceeds of this offering.

                                      -
                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS (Continued)

   The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act of the sale of securities described below, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506 of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.

                                       NUMBER OF
                                       SHARES OF    CONSIDERATION
       PURCHASER            DATE     COMMON STOCK     PER SHARE
-----------------------  ---------- -------------- ---------------
Fred Kassner...........    8/4/95     833,333      $3.00
H. T. Ardinger.........  12/31/95      16,504       3.00
M. L. Ardinger.........  12/31/95      16,504       3.00
Doug Adkins............  12/31/95     107,444       3.00
Robert Moody...........  12/31/95     147,251       3.00
Anthony Bellissimo ....  12/31/95       3,694       3.00
H. T. Ardinger.........  12/31/95      26,747       3.00
M. L. Ardinger.........  12/31/95      26,747       3.00
Doug Adkins............   4/18/96      35,813       3.00
Fred Kassner...........   3/31/96     221,195       3.00
William Wells..........   4/18/96      16,750       3.00
David Motley...........   4/18/96       3,333       3.00
Shain McCaig...........   4/18/96      10,000       3.00
Rhett Bently...........   4/18/96      30,000       3.00
James Johnson..........   4/18/96      10,000       3.00
Craig Noonan...........   4/18/96       3,333       3.00
Jerry S. Harris........    5/7/96      10,000       3.00
Lanie R. Hughes........   4/30/96      10,000       3.00
Joseph W. Geary........   5/24/96      42,333       3.00
John S. Stoppelman ....    6/1/96      42,666       3.00
Robert M. Sterling, Jr.   6/28/96      26,666       3.00
Richard Epstein........   6/28/96      20,000       3.00
Stanley Epstein........   6/19/96       5,000       3.00
Joan Etayo.............   6/21/96      16,600       3.00
Paul Ehrlich...........   6/28/96       8,334       3.00
Jared Shaw.............   6/28/96       4,167       3.00
Daniel Kodsi...........   6/28/96       4,167       3.00
A. Starke Taylor.......   6/28/96      53,333       3.00
Richard Friedman.......   6/28/96      20,000       3.00
Robert Rubin...........   6/28/96      36,666       3.00
                                    --------------
   Total...............             1,808,580
                                    ==============

ITEM 27. LIST OF EXHIBITS

   EXHIBIT
  PAGE NO.                                      DESCRIPTION OF EXHIBIT
------------  -----------------------------------------------------------------------------------------
1...........  Form of Underwriting Agreement*
2...........  Agreement and Plan of Merger and Reorganization**
3(a)........  Certificate of Incorporation**
3(b)........  Amendment to Certificate of Incorporation**
3(c)........  Restated By-Laws**
4(a)........  Form of Common Stock Certificate*****
4(b)........  Form of Warrant Certificate*****
4(c)........  Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company*
4(d)........  Form of Representative's Warrant Agreement*
5...........  Opinion of The Stoppelman Law Firm, P.C. on Legality of Securities Being Registered
9(a)........  Voting Trust Agreement between Robert M. Sterling, Jr. and Thomas E. Brown**
9(b)........  Voting Trust Agreement between Robert P. Bernardi and Richard Bernardi**
9(c)........  Form of Lock-Up Agreement***
9(d)........  Lock-Up Agreement with Robert Sterling Trust***
9(e)........  Lock-Up Agreement with Robert Bernardi Trust***
9(f)........  Lock-Up Agreement with Michael Nissenbaum***
10(a).......  Modified Employment Agreement between the Company and Glenn A. Norem***
10(b).......  Modified Consulting Agreement between the Company and Sterling Capital Group Inc.**
10(c).......  Form of Indemnification Agreement between the Company and Executive Officers and Directors**
10(d).......  1995 Stock Option Plan**
10(e).......  1994 Stock Option Plan**
10(f).......  1993 Viewpoint Stock Plan**
10(g).......  1995 Director Option Plan**
10(h).......  Lease Agreement between the Company and Metro Squared, L.P.**
10(i).......  Employee Stock Purchase Plan**
10(j).......  Licensing Agreement between the Company and Boca Research, Inc.***
10(k).......  Agreement between the Company and Unisys Corporation***
10(l).......  Employment Agreement between the Company and Philip M. Colquhoun***
10(m).......  Employment Agreement between the Company and William S. Leftwich***
10(n).......  Employment Agreement between the Company and David T. Stoner***
10(o).......  Employment Agreement between the Company and Neal Page***
10(p).......  Employment Agreement between the Company and A. David Boomstein***
10(q).......  Employment Agreement between the Company and Daniel W. Dodson***
10(r).......  Lease between the Company and Burlingame Home Office, Inc.***
10(s).......  Lease between the Company and Family Funds Partnership***
10(t).......  Agreement between the Company and Catalyst Financial Corporation***
10(u).......  Promissory Note by the Company payable to Robert Rubin dated September 5, 1996.*
10(v).......  Promissory Note by the Company payable to M. Douglas Adkins dated November 15, 1996.*
10(w).......  Promissory Note by the Company payable to H.T. Ardinger dated November 15, 1996.*
10(x) ......  Promissory Note by the Company payable to H.T. Ardinger dated January 15, 1997.******
10(y) ......  Promissory Note by the Company payable to Adkins Family Partnership, Ltd. dated January 15, 1997.******
11..........  Calculation of Net Loss Per Share.******
16..........  Letter from Hoffman, Morrison, & Fitzgerald, P.C.
21..........  List of Subsidiaries of the Company**
23(a).......  Consent of The Stoppelman Law Firm, P.C.
23(b).......  Consent of Ernst & Young LLP
23(c).......  Consent of Hoffman, Morrison, & Fitzgerald, P.C.
24..........  Power of Attorney (included with signature pages)

----------

   *       Filed with Amendment 2 dated November 21, 1996.

   **      Filed with initial filing dated August 9, 1996.

   ***     Filed with Amendment 1 dated October 4, 1996.

   **** The Company has requested confidential treatment of certain portions of this document and such portions have been redacted from this agreement.

   *****   Filed with Amendment 3 dated November 25, 1996.

   ******  Filed with Amendment 4 dated January 17, 1997.

ITEM 28. UNDERTAKINGS

A. Certificates

   The undersigned registrant hereby undertakes to provide to the Representative at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B. Rule 415 Offering

   The undersigned Company hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement and; (iii) Include any additional or changed material information on the plan of distribution.

   (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C. Request for Acceleration of Effective Date

   The Company may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Dallas in the State of Texas on this 27th day of January, 1997.


                                   Multimedia Access Corporation



                                   By:       /s/ Glenn A. Norem
                                     -------------------------------------------
                                             Glenn A. Norem
                                        Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Glenn A. Norem, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                       TITLE                    DATE
---------------------------  ---------------------------- -------------------

/s/ Glenn A. Norem           Chief Executive Officer      January 27, 1997
--------------------------   and Director
Glenn A. Norem


/s/ William S. Leftwich
--------------------------   Chief Financial Officer      January 27, 1997
William S. Leftwich


/s/ William D. Jobe
-------------------------    Director                     January 27, 1997
William D. Jobe


/s/ Joe C. Culp
------------------------     Director                     January 27, 1997
Joe C. Culp

                                EXHIBIT INDEX


                                                                                                          SEQUENTIAL
   EXHIBIT                                                                                                   PAGE
  PAGE NO.                                      DESCRIPTION OF EXHIBIT                                      NUMBER
------------  ----------------------------------------------------------------------------------------- --------------
1...........  Form of Underwriting Agreement*
2...........  Agreement and Plan of Merger and Reorganization**
3.1.........  Certificate of Incorporation**
3.2.........  Amendment to Certificate of Incorporation**
3.3.........  Restated By-Laws**
4.1.........  Form of Common Stock Certificate*****
4.2.........  Form of Warrant Certificate*****
4.3.........  Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust
              Company*
4.4.........  Form of Representative's Warrant Agreement*
5...........  Opinion of The Stoppelman Law Firm, P.C. on Legality of Securities Being Registered
9.1.........  Voting Trust Agreement between Robert M. Sterling, Jr. and Thomas E. Brown**
9.2.........  Voting Trust Agreement between Robert P. Bernardi and Richard Bernardi**
9.3.........  Form of Lock-Up Agreement***
9.4.........  Lock-Up Agreement with Robert Sterling Trust***
9.5.........  Lock-Up Agreement with Robert Bernardi Trust***
9.6.........  Lock-Up Agreement with Michael Nissenbaum***
10.1........  Modified Employment Agreement between the Company and Glenn A. Norem***
10.2........  Modified Consulting Agreement between the Company and Sterling Capital Group Inc.**
10.3........  Form of Indemnification Agreement between the Company and Executive Officers and
              Directors**
10.4........  1995 Stock Option Plan**
10.5........  1994 Stock Option Plan**
10.6........  1993 Viewpoint Stock Plan**
10.7........  1995 Director Option Plan**
10.8........  Lease Agreement between the Company and Metro Squared, L.P.**
10.9........  Employee Stock Purchase Plan**
10.10.......  Licensing Agreement between the Company and Boca Research, Inc.***
10.11.......  Agreement between the Company and Unisys Corporation***
10.12.......  Employment Agreement between the Company and Philip M. Colquhoun***
10.13.......  Employment Agreement between the Company and William S. Leftwich***
10.14.......  Employment Agreement between the Company and David T. Stoner***
10.15.......  Employment Agreement between the Company and Neal Page***
10.16.......  Employment Agreement between the Company and A. David Boomstein***
10.17.......  Employment Agreement between the Company and Daniel W. Dodson***
10.18.......  Lease between the Company and Burlingame Home Office, Inc.***
10.19.......  Lease between the Company and Family Funds Partnership***
10.20.......  Agreement between the Company and Catalyst Financial Corporation***
10.21.......  Promissory Note by the Company payable to Robert Rubin dated September 5, 1996.*
10.22.......  Promissory Note by the Company payable to M. Douglas Adkins dated November 15, 1996.*
10.23.......  Promissory Note by the Company payable to H.T. Ardinger dated November 15, 1996.*
10.24 ......  Promissory Note by the Company payable to H.T. Ardinger dated January 15, 1997.******
10.25 ......  Promissory Note by the Company payable to Adkins Family Partnership, Ltd. dated January
              15, 1997.******
11..........  Calculation of Net Loss Per Share******
16..........  Letter from Hoffman, Morrison, & Fitzgerald, P.C.
21..........  List of Subsidiaries of the Company**
23.1........  Consent of The Stoppelman Law Firm, P.C.
23.2........  Consent of Ernst & Young LLP
23.3........  Consent of Hoffman, Morrison, & Fitzgerald, P.C.
24..........  Power of Attorney (included with signature pages)

----------
   *       Filed with Amendment 2 dated November 21, 1996.

   **      Filed with initial filing dated August 9, 1996.

   ***     Filed with Amendment 1 dated October 4, 1996.

   **** The Company has requested confidential treatment of certain portions of this document and such portions have been redacted from this agreement.

   *****   Filed with Amendment 3 dated November 25, 1996.

   ******  Filed with Amendment 4 dated January 17, 1997.